                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     NOBEL INSURANCE LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                  NOBEL INSURANCE LIMITED
                  DORCHESTER HOUSE, GROUND FLOOR
                  7 CHURCH STREET WEST
   [LOGO]         HAMILTON, BERMUDA HM 11


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          , 1998

Dear Shareholder:

    You are cordially invited to attend a special general meeting of shareholders (the "Special Meeting") of Nobel Insurance Limited (the "Company")
to be held on           , 1998, at the Marriott Castle Harbour Hotel in Tuckers
Town, Bermuda, commencing at 10:00 a.m., local time.


    The Company and its wholly owned subsidiary, Nobel Holdings, Inc., have entered into an agreement to sell the U.S. operating subsidiaries of Nobel Holdings, including the stock of Nobel Insurance Company, for $54,106,000 million in cash to a wholly owned subsidiary of RenaissanceRe Holdings Ltd. RenaissanceRe also has agreed to lend the Company $8,894,000 on a limited recourse basis, in exchange for a participating promissory note, in order to facilitate the liquidation of the Company.


    Assuming approval by the Company's shareholders of the sale and of a plan of liquidation, the Company will (i) complete the sale of the U.S. operating subsidiaries; (ii) cause Nobel Holdings to dissolve and distribute to the Company the net cash remaining after the sale of the U.S. operating subsidiaries and payment of its debts; (iii) subject to applicable restrictions and consents required under Bermuda law, make an initial liquidating distribution to shareholders of the Company of up to $13.00 in cash per outstanding share (the "Initial Distribution"), and (iv) subject to further approval by shareholders, wind up its affairs under Bermuda law. The winding up will include conversion by the Company of any remaining assets to cash, the assignment to other insurers or commutation of its reinsurance and insurance obligations and related claim reserves, and the payment, settlement, or commutation of all other known debts.

    The exact amount of the Initial Distribution will be determined by the Board of Directors of the Company promptly after the adoption of the plan of liquidation, completion of the sale of the U.S. operating subsidiaries, dissolution of Nobel Holdings, and completion of a financial and statutory review by the Board of Directors. The Board of Directors of the Company intends to declare the maximum amount per share, up to $13.00, that at the time is lawful and in compliance with Bermuda law. There can, however, be no assurance that the Company will be able to declare and pay the Initial Distribution or, if declared and paid, what the amount of the Initial Distribution will be.


    Upon completion of the winding up of the Company's affairs, a final liquidating distribution out of all remaining cash, if any, will be made to shareholders with respect to the outstanding shares. It is anticipated that this final liquidating distribution will be in an amount of cash per share equal to $14.00 less the Initial Distribution. This final liquidating distribution could be less if it is determined during the winding up process that Nobel Holdings or the Company has liabilities that are not currently known.


    To implement this program, the Board of Directors of the Company has:

    (a) called a special general meeting of shareholders to consider approval of the sale of the U.S. operating subsidiaries, the plan of liquidation of the Company, and other incidental matters; and

    (b) subject to approval of the plan of liquidation and completion of the sale of the U.S. operating subsidiaries, authorized the winding up of Nobel Holdings; and

    (c) subject to approval of the plan of liquidation, completion of the sale of the U.S. operating subsidiaries, and subject to applicable restrictions and consents required under Bermuda law, authorized the Company to make an Initial Distribution of up to $13.00 cash per outstanding share of the Company; and

    (d) subject to approval by the Company's shareholders, authorized the winding up of the Company.

    If shareholders approve the sale of the U.S. operating subsidiaries and the plan of liquidation, the meeting will be temporarily adjourned to permit the sale, the dissolution and liquidation of Nobel Holdings, and the payment of the Initial Distribution. The shareholders' meeting will then be reconvened to vote upon the winding up of the affairs of the Company under Bermuda law and other matters incidental to the winding up.


    Enclosed with this letter is a Notice of Special General Meeting of Shareholders and a Proxy Statement, which together describe in detail the proposals to be considered at the meeting. Also enclosed is a form of proxy by which you can vote your shares if you cannot attend the shareholders' meeting. You are urged to read the notice and the Proxy Statement for a full understanding of the proposed transactions.


    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS BEING SUBMITTED TO SHAREHOLDERS FOR THEIR APPROVAL AND RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS. Please sign and date the enclosed proxy relating to the proposals being considered at the shareholders' meeting and return it in the enclosed envelope at your earliest convenience.

                                           Very truly yours,

                                           Robert C. Duvall
                                           CHAIRMAN OF THE BOARD

                                           Jeffry K. Amsbaugh
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            NOBEL INSURANCE LIMITED
                                ----------------

               NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of

  NOBEL INSURANCE LIMITED:

    Nobel Insurance Limited, a Bermuda exempted company (the "Company"), will hold a special general meeting of shareholders (the "Special Meeting") at the Marriott Castle Harbour Hotel in Tuckers Town, Bermuda, commencing at 10:00
a.m., local time, on       , 1998, for the following purposes:

(1) To consider and vote upon a proposal to approve and adopt the Stock Purchase Agreement (the "Sale Agreement"), dated December 19, 1997, by and among the Company, Nobel Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Nobel Holdings"), RenaissanceRe Holdings Ltd., an Islands of Bermuda company ("RenaissanceRe"), and Renaissance U.S. Holdings, Inc., a Delaware corporation and wholly owned subsidiary of RenaissanceRe ("Renaissance Holdings"), and the transactions (other than the liquidations of Nobel Holdings and the Company) contemplated thereby, pursuant to which substantially all of the Company's U.S. operating subsidiaries, including the stock of Nobel Insurance Company, will be sold to Renaissance Holdings (the "Sale") for a cash purchase price of $54,106,000 and RenaissanceRe will lend the Company $8,894,000 on a limited recourse basis, in exchange for a participating promissory note, in order to facilitate the liquidation of the Company (Proposal 1).

(2) If the Sale is approved by the Company's shareholders, to consider and vote upon a proposal to approve and adopt a plan of liquidation (the "Plan of Liquidation") pursuant to which the Company will (a) reduce its share capital account by decreasing the par value of its capital shares (the "Common Shares") from $1.00 per share to $0.05 per share and transfer the amount of the reduction to its contributed surplus account, (b) reduce its share premium account to zero and transfer the amount thereof to its contributed surplus account, (c) temporarily adjourn the Special Meeting,
    (d) consummate the Sale, (e) cause Nobel Holdings to dissolve, liquidate, and distribute to the Company the net cash remaining after the Sale and payment of its known debts, (f) subject to applicable restrictions and consents required under Bermuda law, make an initial liquidating distribution (the "Initial Distribution") to shareholders of the Company of up to $13.00 in cash per Common Share, and (g) reconvene the Special Meeting to present to the Company's shareholders a proposal (see Proposal 3 below) for the voluntary winding up of the Company under Bermuda law (Proposal 2).

(3) Upon reconvening the Special Meeting, to consider and vote upon a proposal to (a) voluntarily wind up the Company (the "Liquidation") in accordance with the laws of Bermuda, including The Companies Act 1981 and The Companies (Winding-Up) Rules 1982 (collectively the "Companies Act"), (b) appoint Malcolm Butterfield of the Bermuda office of KPMG Peat Marwick to act as liquidator of the Company (in such capacity, the "Liquidator") with full power and authority to conduct the Liquidation under the Companies Act, (c) compensate the Liquidator at the rate of not more than $325 per hour with a minimum fee of $5,000, plus reimbursement of out-of-pocket expenses, and (d) notwithstanding the appointment of the Liquidator, continue the authority of the directors (Jeffry K. Amsbaugh, Robert C. Duvall, Gregory E. Leonard, Thomas J. O'Shane, Roger T. Rankin, and Robert B. Sanborn) and officers (Jeffry K. Amsbaugh, Thomas D. Nimmo, Douglas W. Caudill, and Bryan L. Martin) of the Company to exercise such powers as directors and officers, respectively, of the Company as may be necessary or appropriate to facilitate the Liquidation, including without limitation compliance with statutory, tax, and regulatory requirements to which the Company continues to be or may become subject, but expressly excluding such powers and functions falling within the scope of the Liquidator under the Companies Act (Proposal 3).

(4) To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED EACH OF PROPOSALS 1, 2, AND 3 DESCRIBED ABOVE. THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE SALE, THE PLAN OF LIQUIDATION, AND THE ARRANGEMENTS

WITH THE LIQUIDATOR ARE FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH PROPOSAL. Information concerning these proposals is set forth in the accompanying Proxy Statement.

    Approval of each proposal will require the affirmative vote of a majority of the votes cast at the Special Meeting. Approval of Proposal 1 is not contingent upon approval of any other proposal and, if Proposal 1 is approved but no other proposal is approved, the Sale will nonetheless be consummated if all other conditions to its closing have been satisfied. Proposals 2 and 3 are contingent upon approval of Proposal 1, and if Proposal 1 is not approved or if the Sale is for any reason not consummated neither the Plan of Liquidation (including the Initial Distribution of up to $13.00 per Common Share) nor the Liquidation will be completed.


    If Proposal 1 is approved by the Company's shareholders, but Proposal 2 is not approved by the Company's shareholders, the Company's share capital and share premium accounts will not be reduced, the Special Meeting will not be temporarily adjourned, the Initial Distribution will not be paid, and Proposal 3 (the Liquidation) will not be presented to the Company's shareholders for a vote. The Sale will, nevertheless, be consummated and, except for the limited role contemplated under the Sale Agreement, the Company's management will all become employees of RenaissanceRe upon the closing of the transactions contemplated by the Sale Agreement. In addition, the Company will have no operating assets, no plans, and no prospects. Accordingly, in this event, the Company intends to call a separate special general meeting of shareholders for the purpose of presenting an alternative proposal equivalent to Proposal 3 for the voluntary winding up of the Company and will incur additional fees and expenses in connection therewith.


    After completion of financial and statutory reviews and receipt of any required regulatory consents, the Board of Directors of the Company intends to declare the Initial Distribution in the maximum amount per share, up to $13.00, that at the time is lawful and in compliance with Bermuda law. There can, however, be no assurance that the Company will be able to declare and pay the Initial Distribution or, if declared and paid, what the amount of the Initial Distribution will be.


    Only shareholders of record at the close of business on       , 1998, are
entitled to notice of, and to vote at, the Special Meeting or any postponements or adjournments thereof. A list of shareholders entitled to vote at the Special Meeting will be available at the Special Meeting for examination by any shareholder. Officers and directors of the Company who own an aggregate of 539,111 Common Shares, or 11.9% of the outstanding Common Shares, and Wampum Hardware Company which owns 275,779 Common Shares, or 6.1% of the outstanding Common Shares, have granted irrevocable proxies to RenaissanceRe in respect of the Common Shares owned by them. RenaissanceRe intends to vote the irrevocable proxies in favor of
Proposals 1, 2, and 3 and against any transaction or matter that conflicts with the Sale.


    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. The proxy must be signed by all registered holders exactly as the stock is registered. No postage is required if the proxy is mailed in the United States. Prompt response by our shareholders will reduce the time and expense of solicitation. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy, or by attending the Special Meeting, withdrawing the proxy, and voting your shares personally.

                                          By Order of the Board of Directors,

                                          Douglas W. Caudill
                                          SECRETARY

Hamilton, Bermuda
           , 1998

                            NOBEL INSURANCE LIMITED
                                PROXY STATEMENT
                               TABLE OF CONTENTS


GENERAL INFORMATION..................................................................          1
SPECIAL GENERAL MEETING..............................................................          1
  General............................................................................          1
  Record Date; Outstanding Capital Stock.............................................          1
  Quorum and Voting..................................................................          1
  Actions to be Taken at the Meeting; Recommendations of the Nobel Board.............          2
    Proposal 1 (The Sale)............................................................          2
    Proposal 2 (The Plan of Liquidation).............................................          2
    Proposal 3 (The Liquidation).....................................................          3
  Persons Making the Solicitation....................................................          4
  Forward-Looking Statements.........................................................          4
CERTAIN CONSIDERATIONS...............................................................          5
  The Transactions...................................................................          5
  Certain Tax Consequences...........................................................          7
  Interests of Certain Persons in Matters to be Acted Upon...........................          7
THE COMPANY..........................................................................          8
  Selected Consolidated Financial Data...............................................          8
  Market Prices and Dividends........................................................          9
THE TRANSACTIONS.....................................................................         10
  General............................................................................         10
  Background of the Transactions.....................................................         12
  Reasons for the Transactions; Recommendations of the Nobel Board...................         16
  Opinion of the Company's Financial Advisor.........................................         18
  The Sale Agreement.................................................................         25
  Plan of Liquidation................................................................         33
  The Liquidation....................................................................         37
  Appraisal Rights...................................................................         40
  Accounting Treatment...............................................................         41
  Insurance Regulations..............................................................         41
  Tax Consequences...................................................................         43
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT OF THE COMPANY...........         48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................         51
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.............................         51
INDEPENDENT AUDITORS.................................................................         53
SHAREHOLDER PROPOSALS................................................................         53
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................................         54
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS......................        F-1
Appendix A--STOCK PURCHASE AGREEMENT.................................................        A-1
Appendix B--PLAN OF LIQUIDATION......................................................        B-1
Appendix C--FAIRNESS OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES
  CORPORATION........................................................................        C-1
Appendix D--FORM OF PARTICIPATING PROMISSORY NOTE....................................        D-1

                            NOBEL INSURANCE LIMITED
                         DORCHESTER HOUSE, GROUND FLOOR
                              7 CHURCH STREET WEST
                            HAMILTON, BERMUDA HM 11


                            ------------------------

                                PROXY STATEMENT
                  FOR SPECIAL GENERAL MEETING OF SHAREHOLDERS
                          TO BE HELD            , 1998

                             ---------------------

                              GENERAL INFORMATION

    The Board of Directors (the "Nobel Board") of Nobel Insurance Limited, a Bermuda exempted company (the "Company"), has called a special general meeting
of shareholders (the "Special Meeting") to be held on       , 1998, to consider
various proposals that, if approved, would authorize the sale of all of the U.S. operating subsidiaries of the Company and the other transactions (other than the winding up of Nobel Holdings, Inc., and the Company) contemplated thereby (the "Sale"), a plan of liquidation (the "Plan of Liquidation"), and the voluntary winding up of the remaining affairs of the Company (the "Liquidation").

    This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation, on behalf of the Nobel Board, of proxies to be voted at the Special Meeting, and at any postponements or adjournments thereof, on each of the proposals set forth in the Notice of the Special Meeting concurrently being furnished to shareholders of the Company and more fully described herein.

    As used in this Proxy Statement, the "Company" refers, as the context may require, to Nobel Insurance Limited and its direct and indirect subsidiaries on a consolidated basis.

                            SPECIAL GENERAL MEETING

GENERAL

    The Special Meeting will be held at the Marriott Castle Harbour Hotel in
Tuckers Town, Bermuda, commencing at 10:00 a.m., local time, on       , 1998.

    Proxies in the form enclosed will be voted at the Special Meeting if properly executed, returned to the Company before the Special Meeting, and not revoked. You may revoke your proxy with respect to any or all of the matters to be acted upon at the Special Meeting, including any postponements or adjournments thereof, at any time before it is voted by (i) delivering written notice of revocation to the Secretary of the Company, (ii) delivering a subsequently dated proxy, or (iii) attending the Special Meeting, including any postponement or adjournments thereof, withdrawing your proxy, and voting your shares personally. The approximate date on which this Proxy Statement and the
enclosed proxy card will first be sent to shareholders is       , 1998.

RECORD DATE; OUTSTANDING CAPITAL STOCK

    Holders of record of the capital shares, $1.00 par value per share, of the
Company (the "Common Shares") at the close of business on       , 1998 (the
"Record Date"), are entitled to notice of and to vote at the Special Meeting. At
the close of business on the Record Date, the Company had       Common Shares
outstanding and entitled to vote at the Special Meeting. The Common Shares are the Company's only class of securities outstanding and entitled to vote.

QUORUM AND VOTING

    The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. Each share represented at the Special Meeting in person or by proxy will be counted for purposes of determining whether a quorum is present.

    With respect to each proposal presented, each shareholder of record present at the meeting, in person or by proxy, may cast one vote for each Common Share held by such shareholder that is entitled to be voted at the Special Meeting. The holders of Common Shares will vote as a single class with regard to all matters to be acted upon at the Special Meeting. An affirmative vote of a majority of the votes cast is required for approval of each of the proposals listed in the Notice of Special General Meeting of Shareholders. All shares voted "for," "against," or "abstain" on a proposal will be counted as votes cast with respect to that proposal. In addition, shares present but not voting on a proposal will be counted as votes cast. Accordingly, abstentions and non-votes with respect to a proposal will have the same effect as voting against the proposal.


    As described below under "The Transactions--The Sale Agreement--Irrevocable Proxies" and "Interests of Certain Persons in Matters to Be Acted Upon," directors and officers of the Company who own 539,111 Common Shares, or 11.9% of the outstanding Common Shares, and Wampum Hardware Company which owns 275,779 Common Shares, or 6.1% of the outstanding Common Shares, have each granted irrevocable proxies to RenaissanceRe Holdings, Ltd., an Islands of Bermuda company ("RenaissanceRe"), pursuant to agreements dated December 19, 1997, for so long as such shares are owned by such persons or their affiliates to vote those shares in favor of the Sale Agreement (as defined below) and related transactions and against any transaction or matter that conflicts with the Sale. RenaissanceRe intends to vote the irrevocable proxies in favor of the Sale Agreement and any related transactions or matters at the Special Meeting and against any transaction or matter that conflicts with the Sale.


ACTIONS TO BE TAKEN AT THE MEETING; RECOMMENDATIONS OF THE NOBEL BOARD

    For a detailed description of the Sale, the Plan of Liquidation, and the Liquidation, see "The Transactions--The Sale Agreement," "--The Plan of Liquidation," and "--The Liquidation," respectively. The Sale, the Plan of Liquidation, and the Liquidation are sometimes collectively referred to as the "Transactions."


    PROPOSAL 1 (THE SALE). The Company has entered into a Stock Purchase Agreement (the "Sale Agreement"), dated December 19, 1997, by and among the Company, Nobel Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Nobel Holdings"), RenaissanceRe, and Renaissance U.S. Holdings, Inc., a Delaware corporation and wholly owned subsidiary of RenaissanceRe ("Renaissance Holdings"), providing for the Sale. Pursuant to the Sale Agreement, and the transactions contemplated thereby, the stock of the subsidiaries of Nobel Holdings (including Nobel Insurance Company) will be sold to Renaissance Holdings for $54,106,000 in cash. In addition, the Sale Agreement provides for RenaissanceRe to lend $8,894,000 to the Company on a limited recourse basis, in exchange for a participating promissory note, to facilitate the ability of the Company to pay a total of not more than $14.00 per Common Share (other than as described herein) to shareholders of the Company by means of purchases of shares and/or liquidating distributions. The Company intends only to make the liquidating distributions described herein and does not intend to tender for or purchase any Common Shares.


    Although neither Bermuda law nor the Company's Bye-laws require that the Sale Agreement be approved by the Company's shareholders, the Nobel Board believes that such approval is warranted given the extraordinary nature of the Sale. In that regard, at the Special Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Sale Agreement. THE NOBEL BOARD HAS UNANIMOUSLY APPROVED THE SALE AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 1.

    PROPOSAL 2 (THE PLAN OF LIQUIDATION). Subject to approval by the shareholders of Proposal 2, pursuant to the Plan of Liquidation, the Company will (a) reduce its share capital account by decreasing the par value of the Common Shares from $1.00 per share to $0.05 per share and transfer the amount of the reduction to its contributed surplus account, (b) reduce its share premium account to zero and transfer the amount thereof to its contributed surplus account, (c) temporarily adjourn the Special Meeting, (d) consummate the Sale,
(e) cause Nobel Holdings to dissolve, liquidate, and distribute to the Company the net cash remaining after the Sale and payment of its known debts, (f) subject to applicable restrictions and consents required under Bermuda law, make an initial liquidating distribution to shareholders of the Company of up to $13.00 in cash per Common Share (the "Initial Distribution"), and (g) reconvene the Special Meeting to present to the Company's shareholders a proposal for the voluntary winding up of the Company under Bermuda law. In addition to shareholder approval, the Plan of Liquidation is conditioned upon approval by shareholders of the Sale (I.E., Proposal 1).


    If the Plan of Liquidation is approved, then pursuant to its terms, the
Special Meeting will be temporarily adjourned until the later of       , 1998,
or the date which is five business days after the last to occur of (i) the closing of the Sale (the "Closing"), (ii) the dissolution and liquidation of Nobel Holdings, and (iii) payment of the Initial Distribution (or the determination by the Nobel Board that the Company cannot pay the Initial Distribution), but in no event later than the 60-day anniversary of the Special Meeting. The temporary adjournment will allow the Company to consummate the Sale, complete the dissolution and liquidation of Nobel Holdings, and make the Initial Distribution prior to consideration of Proposal 3 regarding the voluntary winding up of the Company. This delay is necessary, since under Bermuda law the Liquidation will commence immediately upon an affirmative shareholder vote for Proposal 3. After the Liquidation has commenced, the power to make further distributions, including the Final Distribution, will reside solely with the Liquidator (as defined herein). A temporary adjournment prior to consideration of Proposal 3, as contrasted with a separate special general meeting to approve the Liquidation, eliminates the time and cost to the Company of preparing additional proxy materials and again soliciting proxies from its shareholders for a subsequent special general meeting. The Company will issue a press release setting forth the date and time the Special Meeting will actually be reconvened. If the Closing and/or the dissolution and liquidation of Nobel Holdings are significantly delayed following the temporary adjournment of the Special Meeting, the Company will assess the reasons for any such delays and the likelihood of completion. If the Closing and the dissolution and liquidation of Nobel Holdings do not occur prior to the 60-day anniversary of the commencement of the Special Meeting, the Special Meeting will be reconvened solely for the purpose of being finally adjourned. If the Closing and dissolution and liquidation of Nobel Holdings occur after final adjournment of the Special Meeting, the Company will be required to call a separate special general meeting for the purpose of presenting an alternative proposal equivalent to Proposal 3 for the voluntary winding up of the Company.



    If Proposal 1 is approved by the Company's shareholders, but Proposal 2 is not approved by the Company's shareholders, the Company's share premium and share capital accounts will not be reduced, the Special Meeting will not be temporarily adjourned, the Initial Distribution will not be paid, and Proposal 3 (the Liquidation) will not be presented to the Company's shareholders for a vote. The Sale will, nevertheless, be consummated and, except for the limited role contemplated under the Sale Agreement, the Company's management will all become employees of RenaissanceRe upon the Closing. The Company will have no operating assets, no plans or prospects. Accordingly, in this event, the Company intends to call a separate special general meeting of shareholders for the purpose of presenting an alternative proposal equivalent to Proposal 3 for the voluntary winding up of the Company and will incur additional fees and expenses in connection therewith.


    At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Plan of Liquidation. THE NOBEL BOARD HAS UNANIMOUSLY APPROVED AND ADOPTED THE PLAN OF LIQUIDATION AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 2.

    PROPOSAL 3 (THE LIQUIDATION). Conditioned upon consummation of the Sale, the Board has unanimously approved the Liquidation. When the Special Meeting is reconvened in accordance with the Plan of Liquidation, the shareholders of the Company will be asked to consider and vote upon a proposal to (a) approve the Liquidation in accordance with the laws of Bermuda, including The Companies Act 1981 and The Companies (Winding-Up) Rules 1982 (collectively, the "Companies Act"), (b) appoint Malcolm Butterfield of the Bermuda office of KPMG Peat Marwick, chartered accountants ("KPMG Bermuda"), to act as liquidator of the Company (in such capacity, the "Liquidator") with full power and authority to conduct the Liquidation under the Companies Act, (c) compensate the Liquidator at a rate of not more than $325 per hour with a minimum fee of $5,000, plus reimbursement of out-of-pocket expenses, and (d) notwithstanding the appointment of the Liquidator, continue the authority of the directors (Jeffry K. Amsbaugh, Robert C. Duvall, Gregory E. Leonard, Thomas J. O'Shane, Roger T. Rankin, and Robert B.

Sanborn) and officers (Jeffry K. Amsbaugh, Thomas D. Nimmo, Douglas W. Caudill, and Bryan L. Martin) of the Company to exercise such powers as directors and officers, respectively, of the Company as may be necessary or appropriate to facilitate the Liquidation, including without limitation compliance with statutory, tax, and regulatory requirements to which the Company continues to be or may become subject, but expressly excluding such powers and functions falling within the scope of the Liquidator under the Companies Act. THE NOBEL BOARD HAS UNANIMOUSLY APPROVED THE LIQUIDATION AND THE OTHER MATTERS INCIDENT THERETO AS DESCRIBED IN CLAUSES (B), (C), AND (D) ABOVE, AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL 3.

    Properly executed proxies received by the Company prior to the Special Meeting will be voted as specified on such proxy by the shareholder and at the discretion of the proxy holders on any other matter that may properly come before the Special Meeting or any postponements or adjournments thereof. The Nobel Board knows of no such other matter as of the date of this Proxy Statement.

PERSONS MAKING THE SOLICITATION


    The accompanying proxy is being solicited on behalf of the Nobel Board. The Company will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. No other person or persons will bear such costs either directly or indirectly. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile, or other means of communication by directors, officers, and employees of the Company. No additional compensation will be paid to directors, officers, and other employees for such services. In addition, the Company has requested brokerage firms and other custodians, nominees, and fiduciaries to forward copies of the proxy solicitation material and form of proxy to the beneficial owners of Common Shares held of record by such persons and to request authority for execution of the proxies. The Company will reimburse such record holders for their reasonable out-of-pocket expenses in doing so. The Company has retained Corporate Investor Communications, Inc., to assist in the solicitation of proxies. The fee of such firm is estimated not to exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses.


FORWARD-LOOKING STATEMENTS

    This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than historical or current facts, including, without limitation, statements about the business, financial condition, business strategy, plans and objectives of management, and prospects of the Company, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Such risks and uncertainties include, without limitation, the satisfaction of conditions to the consummation of the Sale, the Liquidation process, the amounts and timing of the anticipated distributions to shareholders pursuant to the liquidating distributions, exposure to losses, changes in competition, economic conditions, decrease in demand for insurance services, new technological developments, changes in tax and other governmental rules and regulations applicable to the Company, and other risks indicated in the Company's filings with the Securities and Exchange Commission (the "Commission"). These risks and uncertainties are beyond the ability of the Company to control and, in many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. When used in this Proxy Statement, the words "believes," "plans," "estimates," "expects," "anticipates," "intends," and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company undertakes no obligation to release publicly the results of any future revisions it may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             CERTAIN CONSIDERATIONS



    In considering the Proposals to be presented at the Special Meeting, each shareholder should read this Proxy Statement and the discussions of the Transactions contained herein, as well as the Sale Agreement. See "Special General Meeting--Actions to be Taken at the Special Meeting; Recommendations of the Nobel Board," "The Transactions," and "Unaudited Pro Forma Condensed Consolidated Financial Statements." In addition, shareholders should consider, among other things, the following information, which assumes approval of each of the Proposals.



THE TRANSACTIONS



    THE SALE. The Company expects that all material conditions to the Closing (other than shareholder approval) will be completed prior to commencement of the Special Meeting and that the Closing will occur within one to five business days after the Special Meeting is temporarily adjourned. Upon the Closing, Nobel Holdings will receive cash proceeds of $54,106,000. There can be no assurance, however, that the Company will be able to consummate the Sale.



    At the Closing and pursuant to the Sale Agreement, RenaissanceRe will make a participating loan of $8,894,000 to the Company on a limited recourse basis (the "Limited Recourse Loan") to pay expenses incurred in connection with the Transactions and to facilitate the ability of the Company to distribute a total of not more than $14.00 per Common Share to its shareholders. During its negotiations with RenaissanceRe in respect of the Sale Agreement, the Company sought to implement measures to ensure that a distribution in this amount could be paid to the Company's shareholders given the potentially lengthy Liquidation process and the possibility of unforeseen claims or obligations. As a result of these negotiations, RenaissanceRe agreed to make the Limited Recourse Loan. Except for U.S. federal tax liabilities, the principal of the Limited Recourse Loan may be used for, and repayment of the Limited Recourse Loan is subordinate to, payment of (i) all obligations and indebtedness of the Company existing upon the making of the Limited Recourse Loan and those that may arise in the course of the Liquidation, including unforeseen events, and (ii) distributions to shareholders of not more than $14.00 per share. Conversely, through the possible payment of additional interest on the Limited Recourse Loan, RenaissanceRe will receive any assets remaining after the Liquidation, the payment of distributions to shareholders of $14.00 per share, payment of the outstanding principal of and all accrued and unpaid interest on the Limited Recourse Loan, and payment of a limited additional distribution to shareholders under certain circumstances.



    DISSOLUTION OF NOBEL HOLDINGS. Following the Closing and receipt by Nobel Holdings of the cash proceeds of $54,106,000, Nobel Holdings will dissolve and pay or provide for all of its known debts and obligations. The Company expects that Nobel Holdings will complete its liquidation and distribute the net proceeds of the Sale to the Company within three to five business days after the Closing.



    INITIAL DISTRIBUTION. Following the temporary adjournment of the Special Meeting, and subject to the reduction of the Company's capital, the consummation of the Sale, and the dissolution and liquidation of Nobel Holdings, the Nobel Board intends to meet to consider the amount of the Initial Distribution to be declared and paid. The Nobel Board will not be able to determine the amount of the Initial Distribution until it completes a financial and statutory review of the Company at the time of the proposed declaration of the Initial Distribution. In addition, the Company must be in compliance with various Bermuda statutory requirements at the time of the proposed payment of the Initial Distribution. Under the Companies Act, the Company must not have reasonable grounds to believe that (i) the Company is, or would after payment of the Initial Distribution be, unable to pay its liabilities as they become due or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital account, and its share premium account. The Company must also comply with the more rigorous solvency requirements and liquidity ratios applicable to insurance companies under the Bermuda Insurance Act of 1978, as amended (the "Insurance Act"). See "The Transactions--Insurance Regulations." In light of these statutory requirements, the Company included in the Plan of Liquidation a reduction of its share capital account and share premium account. The Company also structured the distributions to shareholders, which are intended to aggregate $14.00 per Common Share, as an Initial Distribution of up to $13.00 per Common Share and a final liquidating distribution in respect of each outstanding Common Share (the "Final Distribution") of approximately $1.00. The Company believes that the contemplated distribution structure, after giving effect to the reduction in capital, will result in the retention of sufficient funds to satisfy the requirements of the Companies Act and the Insurance Act and pay the Company's liabilities and expenses until completion of the Liquidation.



    Assuming the Closing and the dissolution and liquidation of Nobel Holdings occur on a timely basis following shareholder approval of Proposals 1 and 2, the Company estimates that it will be able to complete the necessary reviews and pay the Initial Distribution within four to six business days following the Closing. There can, however, be no assurance of the exact timing of the Initial Distribution.



    On a pro forma basis at December 31, 1997, after giving effect to the Sale, the Company would have had total assets of approximately $80,465,000 and total liabilities of approximately $17,206,000 (including the Limited Recourse Loan). The Company estimates that there has been no material change in these total amounts as of the date of this Proxy Statement. Based on this information, and assuming the reduction of capital and the dissolution and liquidation of Nobel Holdings had been completed pursuant to the Plan of Liquidation as of the date of this Proxy Statement, the Company believes it would have been able to meet all statutory requirements and to declare and pay an Initial Distribution equal to $13.00 per Common Share. THERE CAN, HOWEVER, BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO DECLARE AND PAY THE INITIAL DISTRIBUTION OR, IF DECLARED AND PAID, WHAT THE AMOUNT OF THE INITIAL DISTRIBUTION WILL BE. THE COMPANY'S ABILITY TO DECLARE AND PAY THE INITIAL DISTRIBUTION OR THE AMOUNT OF ANY INITIAL DISTRIBUTION WILL BE ADVERSELY AFFECTED IF THERE IS ANY MATERIAL CHANGE IN THE COMPANY'S LIABILITIES OR EXPENSES, INCLUDING THE PRESENTATION OR ASSESSMENT AGAINST THE COMPANY OF ANY UNFORESEEN CLAIMS OR OBLIGATIONS. If the actual Initial Distribution is less than $13.00 per share, the unpaid portion will be distributed in the Final Distribution to the extent funds are available as a result of the Liquidation. The Nobel Board intends to declare and pay in the Initial Distribution the maximum amount per share, up to $13.00, that at the time is in compliance with Bermuda law.



    THE LIQUIDATION. There is no specified period for the Liquidation. The actual period for the Liquidation will depend on the nature of the assets and liabilities of the Company at the time of the commencement of the Liquidation and will be determined by the Liquidator in his discretion. As of the date of this Proxy Statement, the Company is unable to estimate the time period between the vote on Proposal 3 and the payment of the Final Distribution.



    After payment of the Initial Distribution, if any, completion of the winding up of the Company's affairs, and payment or settlement of all of its debts and obligations (other than the Limited Recourse Loan), the Company expects that the Liquidator will pay out the Company's remaining cash in accordance with the following priorities: (i) payment of the Final Distribution equal to not more than $14.00 per Common Share outstanding on the date of the Sale Agreement less the amount per share paid in the Initial Distribution; (ii) to the extent of available funds, payment of the outstanding principal of the Limited Recourse Loan; (iii) to the extent of available funds, payment of the accrued and unpaid interest on the Limited Recourse Loan and any limited additional distribution due to the Company's shareholders under certain circumstances; and (iv) to the extent of available funds, payment of all remaining cash to RenaissanceRe as additional interest on the Limited Recourse Loan.



    There can be no assurance when the Final Distribution will be paid or what the amount of the Final Distribution will be. SHAREHOLDERS SHOULD UNDERSTAND THAT THE OPINION OF THE COMPANY'S FINANCIAL ADVISOR, AS DISCUSSED IN THIS PROXY STATEMENT, SOLELY ADDRESSES THE FAIRNESS OF THE ASSUMED TOTAL DISTRIBUTION OF $14.00 PER COMMON SHARE PURSUANT TO THE LIQUIDATION. THE OPINION OF THE COMPANY'S FINANCIAL ADVISOR DOES NOT ADDRESS THE FAIRNESS OF A TOTAL DISTRIBUTION OF LESS THEN $14.00 PER COMMON SHARE OR THE LIKELIHOOD OF RECEIVING A TOTAL DISTRIBUTION OF $14.00 PER COMMON SHARE PURSUANT TO THE LIQUIDATION.

CERTAIN TAX CONSEQUENCES



    Pursuant to the terms of the Sale Agreement, Nobel Holdings is required to pay any tax resulting from the Sale. Nobel Holdings will recognize a gain on the Sale in the amount by which the proceeds of the Sale allocable to each of its subsidiaries sold exceed the tax basis of the respective subsidiary's assets (assuming certain tax elections are made by Nobel Holdings and RenaissanceRe as set forth in the Sale Agreement). Regardless of such elections, the Company does not expect the tax on such gain to exceed $1,000,000 after offsetting available tax attributes. Neither Nobel Holdings nor the Company will recognize gain or loss on the dissolution and liquidation of Nobel Holdings.



    The Company believes that both the Initial Distribution and the Final Distribution will be characterized as a distribution in complete liquidation of the Company under Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, the Company believes that each shareholder will recognize gain or loss equal to the difference between (i) the cash received from the liquidating distributions (including both the Initial Distribution and the Final Distribution) and (ii) the shareholder's tax basis in his or her Common Shares. Such gain or loss should be a capital gain or loss if the Common Shares constitute a capital asset in the hands of the shareholder as of the date of the distribution. Shareholders are advised, however, that under current law, it is likely that a portion of a shareholder's gain resulting from the liquidating distributions will be, and all of the gain could be, recharacterized as ordinary income pursuant to Section 1248(a) of the Code.



    See "The Transactions--Tax Consequences" for a more detailed explanation of the material U.S. federal income tax consequences of the Sale, the dissolution of Nobel Holdings, and the Liquidation, including the Initial Distribution and the Final Distribution.



INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON



    The executive officers of the Company and the U.S. Subsidiaries and the directors of the Company, to the extent of their respective ownership of Common Shares, will receive cash upon payment of the Initial Distribution and the Final Distribution. Each of these executive officers, who consist of Jeffry K. Amsbaugh, Douglas W. Caudill, Bryan L. Martin, Thomas D. Nimmo, Michael C. Wojcik, and Joel R. Crisalli, will also receive certain other benefits as a result of the Sale. The executive officers will become employees of RenaissanceRe upon the Closing. RenaissanceRe is expected to assume Mr. Amsbaugh's employment agreement with the Company and to assume the obligations of the Company and Nobel Service Corporation under severance agreements with Mr. Amsbaugh and each of the other executive officers. Each of the executive officers has agreed to convert his outstanding options to purchase Common Shares into options to purchase common shares, par value $1.00 per share, of RenaissanceRe (the "RennaissanceRe Shares") effective upon the Closing, and the executive officers may, in the ordinary course of RenaissanceRe's operations, participate in RenaissanceRe's incentive-based compensation programs. Finally, the Sale Agreement preserves certain indemnification rights and directors' and officers' insurance protection for the executive officers.



    The directors of the Company other than Mr. Amsbaugh are fully vested in their outstanding options to purchase Common Shares and will be required to exercise such options prior to the Special Meeting in order to be eligible to receive the Initial Distribution. Such directors will benefit from the indemnification and insurance provisions of the Sale Agreement. See "Interests of Certain Persons in Matters to be Acted Upon."

                                  THE COMPANY


    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 is enclosed with this Proxy Statement. See "Incorporation of Certain Information by Reference."


SELECTED CONSOLIDATED FINANCIAL DATA


    The selected historical consolidated income, per share, and balance sheet data presented below for, and as of the end of, the years ended December 31, 1993 through 1997, are derived from the consolidated financial statements of the Company which have been audited by KPMG Bermuda. The consolidated financial statements of the Company as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1996, and KPMG Bermuda's report thereon are incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997. The selected consolidated income, per share, and balance sheet data should be read in conjunction with the consolidated financial statements, related notes, and other financial information appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, a copy of which is enclosed with this Proxy Statement. See "Incorporation of Certain Information by Reference." The selected pro forma consolidated data presented below are derived from the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company included elsewhere in this Proxy Statement.



                                                                           YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------------------
                                                                           HISTORICAL
                                                      -----------------------------------------------------   PRO FORMA
                                                        1993       1994       1995       1996       1997       1997(1)
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                         (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME DATA:
Premiums written....................................  $  44,073  $  59,527  $  70,515  $  83,703  $  76,675   $  --
Reinsurance purchased...............................    (15,605)   (19,025)   (22,921)   (40,508)   (34,190)     --
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Net premiums written................................  $  28,468  $  40,502  $  47,594  $  43,195  $  42,485      --
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Net premiums earned.................................  $  26,296  $  34,821  $  43,198  $  55,401  $  35,865      --
Net investment income...............................      5,956      5,543      7,302      6,272      5,637      --
Net investment gains................................        253        489      1,412        762      2,611      --
Claim adjusting fees earned.........................      5,159      9,400      9,357     10,423      5,593      --
Other income........................................        529     --         --         --         --          --
                                                      ---------  ---------  ---------  ---------  ---------  -----------
  Total revenues....................................     38,193     50,253     61,269     72,858     49,706      --
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Net claims and claims expenses......................      9,505     13,628     31,702     42,197     24,605      --
Acquisition cost, net of amortization (2)...........      5,841      6,881      6,992     13,383      4,860      --
General and administrative expenses.................     12,919     14,369     18,843     15,060     17,021
                                                      ---------  ---------  ---------  ---------  ---------  -----------
  Total expenses....................................     28,265     34,878     57,537     70,640     46,486
                                                      ---------  ---------  ---------  ---------  ---------  -----------
Net income before income taxes......................      9,928     15,375      3,732      2,218      3,220
Income tax expense (benefit)........................     --         --         (2,500)    (2,069)       765
                                                      ---------  ---------  ---------  ---------  ---------  -----------
  Net income........................................  $   9,928  $  15,375  $   6,232  $   4,287  $   2,455   $
                                                      ---------  ---------  ---------  ---------  ---------  -----------
                                                      ---------  ---------  ---------  ---------  ---------  -----------
DILUTED PER SHARE DATA:
  Net income........................................  $    1.43  $    2.37  $    1.06  $    0.92  $    0.53   $
  Average number capital shares.....................      6,947      6,478      5,901      4,659      4,615

GAAP OPERATING RATIOS:
  Claims ratio......................................       36.1       39.1       73.4       76.2       68.6         N/A
  Expense ratio.....................................       42.0       28.0       27.2       29.2       37.4         N/A
                                                      ---------  ---------  ---------  ---------  ---------
  Combined ratio....................................       78.1       67.3      100.6      105.4      106.0         N/A

BALANCE SHEET DATA (3):
Cash & investments..................................  $ 108,148  $ 107,643  $ 128,866  $ 123,442  $ 119,383   $  --
Total assets........................................  $ 153,310  $ 168,173  $ 203,388  $ 222,778  $ 216,758   $  --
Total shareholders' equity..........................  $  54,479  $  56,548  $  64,908  $  53,187  $  55,167   $  --

------------------------------

NOTES:


(1) The unaudited pro forma income statement information for the year ended December 31, 1997, gives effect to the sale of the U.S. assets and the liquidations of both Nobel Holdings and the Company as if the Sale and liquidations had occurred on January 1, 1997. The gain on sale of the U.S. Subsidiaries has been evaluated based on the balances for the U.S. Subsidiaries included in the Historical Company Balance Sheet as of December 31, 1997. The unaudited pro forma balance sheet information has been prepared as if the Sale had occurred on December 31, 1997. As a result of the Transactions, the income data, GAAP Operating Ratios, and Balance Sheet Data are zero, not applicable, and zero, respectively. The Pro Forma Balance Sheet Data as of December 31, 1997, after giving effect to the Sale, but prior to the liquidations of Nobel Holdings and the Company, is as follows: cash and investments--$72,352; total assets--$80,465; and total shareholders' equity-- $63,259. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."



(2) "Acquisition cost, net of amortization" is comprised of service fees and commissions, reinsurance ceding commissions, and deferred policy acquisition cost amortization.



(3) At end of period.


MARKET PRICES AND DIVIDENDS

    The Common Shares are traded on the Nasdaq National Market of The Nasdaq
Stock Market ("Nasdaq") under the symbol "NOBLF." At       , 1998, the Company
had approximately       shareholders of record. The following table sets forth
for the calendar periods indicated the high and low sales price per share of the Common Shares as reported on Nasdaq.


                                      1996                  1997                  1998
                              --------------------  --------------------  --------------------
                                HIGH        LOW       HIGH        LOW       HIGH        LOW
                              ---------  ---------  ---------  ---------  ---------  ---------
1st Quarter.................  $  12.750  $  11.250  $  13.875  $  11.875  $  13.313  $  12.813
2nd Quarter(1)..............     11.750     10.875     15.375     12.125
3rd Quarter.................     12.750     11.000     15.125     14.125
4th Quarter.................     12.625     11.250     14.875     12.125


------------------------


(1) Information for the second quarter 1998 is given through April   , 1998.



    The closing sale price for a Common Share on April   , 1998, was $     . The
closing sale price for a Common Share on December 18, 1997, the last trading day preceding the announcement of the proposed Sale, was $13.750. The closing sale price for a Common Share on June 6, 1997, the last trading day preceding the announcement that the Company was exploring strategic alternatives, was $12.688. The Company paid quarterly cash dividends on its Common Shares at the annual rate of $0.20 per share during 1996 and 1997. The Company has suspended the payment of ordinary cash dividends pending approval and completion of the Sale, the Plan of Liquidation, and the Liquidation. If the Transactions are approved, the Company does not intend to pay any further cash dividends other than the liquidating distributions totaling no more than $14.00 per Common Share (other than as described herein).


    Following payment of the Initial Distribution to shareholders, there can be no assurance that the Common Shares will continue to satisfy the continued listing requirements of Nasdaq, whether the Nasdaq National Market or Nasdaq SmallCap Market, and the Company believes it is likely that the Common Shares will be delisted from Nasdaq. In the event the Company does not maintain the following continued listing criteria, the Common Shares are subject to being delisted from Nasdaq: (i) a minimum bid price of $1.00 per Common Share; (ii) market value of public float of $5 million (National Market) or $1 million (SmallCap Market); and (iii) at least two market markers, or at least 400 (National Market) or 300 (SmallCap Market) holders of 100 Common Shares or more. Following payment of the Initial Distribution, there can be no assurance that an active public market for the Common Shares will be sustained or, if sustained, will provide sufficient liquidity for a shareholder to sell Common Shares on acceptable terms. In addition, the market price of Common Shares could be subject to significant fluctuations in response to various factors and events.

                                THE TRANSACTIONS

GENERAL


    In early 1997, the Nobel Board, after evaluating the Company's operating and financial performance, industry conditions, and general economic conditions, determined that the best interests of the Company and its shareholders would be better served by a combination of the Company with one or more other insurers. In June 1997, the Company announced that it was exploring its strategic alternatives, including a possible sale. In the summer and fall of 1997, the Company, through its financial advisor, conducted an extensive process to identify and solicit potential buyers and/or strategic partners. This lengthy process ultimately resulted in the execution of the Sale Agreement in December 1997. See "--Background of the Transaction" and "--Reasons for the Transaction; Recommendations of the Nobel Board."



    The Sale Agreement provides for the purchase by Renaissance Holdings from Nobel Holdings of the following for cash consideration of $54,106,000: (i) all the issued and outstanding shares of capital stock (the "Shares") of the U.S. Subsidiaries (as defined below) other than Nobel Insurance Agency, Inc. ("NIA"), and (ii) all of the assets and rights beneficially owned by Nobel Holdings in or to NIA (the "NIA Assets"). The term "U.S. Subsidiaries" as used herein means Nobel Insurance Company ("Nobel Insurance"), Nobel Service Corporation, IAS Claims Services, Inc., and NIA. Since it is a wholly owned subsidiary of Nobel Insurance, Nobel Managing Agents, Inc. will also be sold to RenaissanceRe as part of the Sale. Pursuant to certain insurance regulatory requirements, all of the capital stock of NIA is currently owned of record by Jeffry K. Amsbaugh, the Company's President and Chief Executive Officer, who holds it in trust for Nobel Holdings and who will continue to hold it in trust for Renaissance Holdings upon consummation of the Sale. The Sale Agreement also provides for RenaissanceRe to make the Limited Recourse Loan of $8,894,000 to the Company, in exchange for a participating promissory note of the Company, to pay expenses incurred by the Company in connection with the Transactions and to facilitate the ability of the Company to pay a total of not more than $14.00 in cash per Common Share (other than as described herein) by means of repurchases of shares, dividends, and/or liquidating distributions. The Company intends only to make the liquidating distributions described herein and does not intend to tender for or purchase any Common Shares. See "--The Sale Agreement," "--The Plan of Liquidation," and "-- The Liquidation."



    Upon the Closing, Nobel Holdings will transfer the Shares and assign the NIA Assets to Renaissance Holdings. The U.S. Subsidiaries will then be direct, wholly owned or, in the case of NIA, beneficially owned subsidiaries of Renaissance Holdings. Following the Closing, Nobel Holdings will have no material assets other than the cash consideration received in the Sale. Upon consummation of the Sale and pursuant to the Plan of Liquidation, the Company intends to cause Nobel Holdings to dissolve under Delaware law, pay off its debts, and make a liquidating distribution to the Company of the remaining net cash proceeds of the Sale. Pursuant to the Plan of Liquidation, the Company then intends to pay the Initial Distribution to shareholders in an amount up to $13.00 in cash per Common Share. See "--Plan of Liquidation."



    The Nobel Board will not be able to determine the amount of the Initial Distribution until it completes a financial and statutory review of the Company at the time of the proposed declaration of the Initial Distribution. In addition, the Company must be in compliance with various Bermuda statutory requirements at the time of the proposed payment of the Initial Distribution. Under the Companies Act, the Company must not have reasonable grounds to believe that (i) the Company is, or would after payment of the Initial Distribution be, unable to pay its liabilities as they become due or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital account, and its share premium account. The Company must also comply with the more rigorous solvency requirements and liquidity ratios applicable to insurance companies under the Insurance Act. See "--Insurance Regulations." Assuming the Closing and the dissolution and liquidation of Nobel Holdings occur on a timely basis following shareholder approval of Proposals 1 and 2, the Company estimates that it will be able to complete the necessary reviews and pay the Initial Distribution within four to six business days following the Closing. There can, however, be no assurance of the exact timing of the Initial Distribution.



    On a pro forma basis at December 31, 1997, after giving effect to the Sale, the Company would have had total assets of approximately $80,465,000 and total liabilities of approximately $17,206,000 (including the Limited Recourse Loan). The Company estimates that there has been no material change in these total amounts as of the date of this Proxy Statement. Based on this information, and assuming the reduction of capital and the dissolution and liquidation of Nobel Holdings had been completed pursuant to the Plan of Liquidation as of the date of this Proxy Statement, the Company believes it would have been able to meet all statutory requirements and to declare and pay an Initial Distribution equal to $13.00 per Common Share. There can, however, be no assurance that the Company will be able to declare and pay the Initial Distribution or, if declared and paid, what the amount of the Initial Distribution will be. The Company's ability to declare and pay the Initial Distribution or the amount of any Initial Distribution will be adversely affected if there is any material change in the Company's liabilities or expenses, including the presentation or assessment against the Company of any unforeseen claims or obligations. The Nobel Board intends to declare and pay the maximum amount per Common Share, up to $13.00, that at the time is in compliance with Bermuda law. See "--Plan of Liquidation" and "Unaudited Pro Forma Condensed Consolidated Financial Statements."



    Following payment of the Initial Distribution, if any, and the reconvening of the Special Meeting, and assuming shareholder approval is obtained, the Company will voluntarily wind up its affairs in accordance with Bermuda law, including the Companies Act. The Liquidator appointed by the shareholders will conduct the Liquidation, as required by Bermuda law, although it is proposed that the authority of the current directors and officers of the Company will be continued as necessary and appropriate to facilitate the winding up and liquidation process. Prior to or as a part of the winding up of its affairs, in addition to converting other assets to cash and paying off or settling other liabilities and debts, the Company intends to assign to one or more reinsurers or insurers the Company's remaining obligations under reinsurance and insurance contracts together with associated claim reserves or enter into commutation agreements with ceding insurers terminating its reinsurance obligations and assigning the associated claim reserves, in both cases including the Company's responsibility for claims incurred prior thereto but not reported. The Company has accepted a proposal, subject to execution of a definitive agreement, from Insurance Company of North America, the primary ceding insurer under its reinsurance agreements, to commute its reinsurance obligations covering automobile and workers compensation coverages representing approximately $3,631,000 of reserves for claims and claim expenses at December 31, 1997, in consideration of payment of approximately $3,196,000. The Company, subject to necessary approvals, expects to assign the remaining obligations under reinsurance and insurance contracts to Nobel Insurance in consideration for a transfer of assets equivalent to the carrying value of the reserves for claims and claim expenses at December 31, 1997. There can be no assurance that such agreements will be consummated.



    Under the terms of the Sale Agreement and the Limited Recourse Loan from RenaissanceRe, and pursuant to the proposed Plan of Liquidation, the maximum amount per share that the Company can pay shareholders after the date of the Sale Agreement and prior to completion of the Liquidation, whether by distributions or otherwise, is an amount equal to the sum of $14.00 per outstanding Common Share, plus an additional amount (if the Liquidation is completed after June 30, 1998, but prior to December 31, 1999, and the principal of the Limited Recourse Loan has been paid) accruing from June 30, 1998, to the date of the Final Distribution at the rate of 6% per annum on the difference between $14.00 and any amounts previously distributed, to be paid, to the extent of available funds, on a PARI PASSU basis with accrued interest on the Limited Recourse Loan. If the Company is unable to generate sufficient funds from the net proceeds of the Sale and the conversion to cash of its other assets to pay all of its debts and liabilities and the expenses of the Liquidation, the Company is permitted to use the proceeds of the Limited Recourse Loan to pay any of such liabilities and expenses, other than U.S. federal tax liabilities, and to make the permitted distributions and payments to its shareholders. The distributions to shareholders may be less than the aggregate amount described above if it is determined during the process of Liquidation that the

Company or Nobel Holdings has liabilities that are not currently known and that such liabilities, together with the currently known liabilities of the Company or Nobel Holdings, exceed the amounts available from the winding up of the Company's assets and the Limited Recourse Loan.


    After payment of the Initial Distribution by the Company, to be effected prior to the appointment of the Liquidator, it is not anticipated that any partial liquidating distributions will be made by the Liquidator until the winding up of the Company's affairs has been completed and all of its debts and obligations other than those pursuant to the Limited Recourse Loan have been paid or settled. At that time, in accordance with the terms of the Sale Agreement, the Limited Recourse Loan, the Companies Act, and subject to the maximum amounts described in the preceding paragraph, the Company expects that the Liquidator will pay out the Company's remaining cash in accordance with the following priorities:



    (1) First, payment of the Final Distribution to shareholders equal to not more than $14.00 in cash per Common Share outstanding on the date of the Sale Agreement (or issued in exchange for any employee options outstanding on such date) less the amount per share paid in the Initial Distribution;


    (2) Second, to the extent of available funds, payment of the $8,894,000 principal amount of the Limited Recourse Loan then remaining outstanding;

    (3) Third, to the extent of available funds, payment of (i) accrued but unpaid interest on the Limited Recourse Loan at the rate of 6% per annum from the date of Closing until the payment date, and (ii) to the extent of available funds, if the payment date is after June 30, 1998, but prior to December 31, 1999, on a PARI PASSU basis with the accrued but unpaid interest on the Limited Recourse Loan, an additional amount to the Company's shareholders accrued each day from July 1, 1998, to the date of the final liquidating distribution at the rate of 6% per annum on any portion of the amount described in clause (1) above that remains unpaid after June 30, 1998; and

    (4) Fourth, to the extent of available funds, payment of all remaining cash to RenaissanceRe (or other holder of the promissory note relating to the Limited Recourse Loan) as additional interest.

    After the payments described above, the Liquidator will take steps to dissolve the Company and terminate its legal existence. See "--The Liquidation."

BACKGROUND OF THE TRANSACTIONS

    The Nobel Board historically has monitored and reviewed insurance industry and general economic conditions, as well as the Company's performance within those environments, and has consulted with management as it deemed necessary to adjust the Company's plans and strategies to respond or take advantage of those environments or opportunities. Beginning in late 1996 and continuing into 1997, the Nobel Board and management of the Company reviewed whether the best interests of the Company and its shareholders would be better served by a combination of the Company with other insurers, either by sale of the Company, purchase of other insurers, or a strategic alliance with other insurers. Several inquiries had been received regarding the desire of the Company to develop strategic alliances and/or the desire of the Nobel Board and management to discuss the sale of the Company. The Company was also being contacted periodically by certain companies indicating a willingness on their part to be acquired. Considerable management time was being spent to evaluate these possible strategic directions.

    Recognizing the need to have a comprehensive and thorough review of the strategic alternatives available for the Company, a number of investment bankers were contacted and invited to make presentations to the Nobel Board, including Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). The Nobel Board heard and reviewed presentations from the investment banking firms at its March 14, 1997, meeting in Toronto, Canada. At the conclusion of this meeting, a Special Committee of the Nobel Board consisting of Jeffry K. Amsbaugh, Robert B. Sanborn, and Roger T. Rankin was appointed and charged with the responsibility of continuing to interview additional investment bankers and to make a recommendation to the full Nobel Board regarding selection of an investment banker.

    A special meeting of the Nobel Board was held on April 21, 1997, to discuss the recommendations of the Special Committee in the selection of an investment banker. At that meeting, Mr. Amsbaugh reviewed with the full Nobel Board the various investment banking candidates, the rankings assigned thereto by the Special Committee, and the conclusion that DLJ was the firm best positioned with respect to the insurance industry to assist the Company in maximizing shareholder value. Based on the recommendation of the Special Committee, the Nobel Board authorized management of the Company to engage the services of DLJ. See "--Opinion of the Company's Financial Advisor."


    Pursuant to an engagement letter dated May 5, 1997, the Company retained DLJ to identify potential acquirers, negotiate the financial aspects of any proposed transactions, and render an opinion regarding the fairness from a financial point of view of the consideration to be received by the shareholders of the Company in any proposed sale, merger, consolidation, or any other business combination, in one or a series of transactions, involving all or a substantial amount of the business, securities, or assets of the Company. The Nobel Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in similar transactions and is familiar with the Company, its business, and the property and casualty insurance industry. Pursuant to the terms of the engagement letter between the Company and DLJ, the Company paid DLJ a $50,000 retainer fee and an additional $350,000 fee upon rendering of DLJ's opinion (the "DLJ Opinion"). In addition, the Company agreed to pay DLJ, on the date of the Sale, cash consideration of approximately $1,200,000 pursuant to the terms of the engagement letter, less the retainer fee and the opinion fee paid prior to that date. The Company also agreed to reimburse DLJ for all reasonable out-of-pocket expenses. The terms of the fee arrangement with DLJ, which DLJ and the Company believe are customary in transactions of this nature, were negotiated at arms' length between the Company and DLJ and the Nobel Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Sale. See "Opinion of the Company's Financial Advisor--Engagement of DLJ."



    During the summer and fall of 1997, DLJ conducted an extensive process to identify and solicit potential buyers and/or strategic partners. In total, DLJ contacted 58 potential buyers, including U.S. and Bermuda property and casualty insurance companies and financial buyers. In addition, the public announcement by the Company on June 9, 1997, that it was exploring its strategic alternatives, including a sale, and that it had retained DLJ, provided substantial time for all other interested potential buyers to approach the Company. A form of agreement and plan of amalgamation, providing for a tender offer for the Common Shares and a subsequent amalgamation (or merger) with the Company, was prepared by the Company's U.S. counsel, Gardere & Wynne, L.L.P., and Bermuda counsel, Appleby, Spurling & Kempe, and made available to potential buyers. A total of 33 potential buyers signed confidentiality agreements and received copies of a confidential information memorandum, 11 submitted preliminary proposals, and seven conducted due diligence investigations of the Company. This process resulted in one final proposal, from RenaissanceRe.



    RenaissanceRe was among the initial potential buyers contacted by DLJ at the commencement of the sale process. RenaissanceRe executed a confidentiality agreement on June 7, 1997, and received a copy of the Company's confidential information memorandum. On July 3, 1997, RenaissanceRe submitted a preliminary proposal to purchase the Common Shares for between $13.00 to $15.00 per Common Share in cash.



    Members of management of RenaissanceRe were invited to visit the Company's U.S. Group executive offices for management presentations and due diligence on July 30 and 31, 1997. A number of other interested parties visited the U.S. Group offices for due diligence in late July and early August 1997. After completion of its preliminary due diligence investigation, RenaissanceRe communicated to DLJ in early September 1997 that it would not be submitting a final proposal for the Company. Following that communication, DLJ maintained contact with RenaissanceRe, but continued to work with other potential buyers consisting of "Company A," "Company B," and "Company C."

    On September 19, 1997, DLJ contacted RenaissanceRe to inquire whether RenaissanceRe desired to renew its consideration of the Company. In September 1997 and early October 1997, RenaissanceRe conducted additional due diligence at the Company's U.S. Group executive offices. After completion of the additional due diligence and further consideration of the acquisition, RenaissanceRe advised DLJ that it was interested in considering an acquisition of all of the Company's assets. During late October and early November 1997, RenaissanceRe, the Company, and DLJ conducted discussions regarding the purchase price and structure of the proposed transaction.



    On October 13, 1997, Company C submitted a proposal to acquire the Company. The Company and DLJ determined, and informed Company C, that the proposal was inadequate.



    On October 23, 1997, DLJ met with the management of Company A and discussed Company A's interest in acquiring the Company. Representatives of Company A visited the Company's U.S. Group executive offices for management presentations and due diligence during the week of October 27, 1997. On October 31, 1997, Company A submitted a preliminary proposal to acquire the Company.



    RenaissanceRe also submitted a proposal on October 31, 1997, which was reviewed by the Nobel Board on November 1, 1997. The Nobel Board authorized the management of the Company and DLJ to continue to negotiate with RenaissanceRe to arrive at a definitive agreement. RenaissanceRe's proposal of October 31, 1997, indicated a potential value of $13.50 to $14.00 per share and requested additional due diligence.



    Company B submitted a preliminary proposal on November 12, 1997, to purchase the Company. On November 18-20, 1997, representatives of Company B visited the Company's U.S. Group executive offices for management presentations and due diligence. However, Company B never submitted a final proposal. As a result, the field of potential buyers narrowed to RenaissanceRe and Company A.



    During its due diligence process in November 1997 (including meetings at the Company's U.S. Group executive on November 13-14, 1997), RenaissanceRe proposed a transaction structure whereby only the Company's U.S. operations would be purchased. RenaissanceRe's revised proposal was based on its strategy to seek to expand its catastrophe exposed primary insurance operations in the U.S. Accordingly, RenaissanceRe's principal interest with respect to the Company was to acquire the primary insurance businesses operated by Nobel Insurance, particularly because of Nobel Insurance's niche role and strategic position in its primary insurance markets. Since RenaissanceRe already owned a significant Bermuda reinsurance company, and had already formed entities through which to conduct its U.S. operations, ownership of the Company and Nobel Holdings was not attractive to RenaissanceRe. The revised proposal was designed to accomplish RenaissanceRe's goal of acquiring only the Company's U.S. insurance operations without acquiring two additional layers of corporate ownership and another Bermuda reinsurance company, each of which would be redundant to RenaissanceRe's corporate structure.



    Management of the Company then consulted with DLJ, Gardere & Wynne, Appleby, Spurling & Kempe, and the Company's tax advisors, KMPG Peat Marwick LLP, to identify a process by which the affairs of Nobel Holdings and the Company could be wound up and their liquidation be implemented, as well as the feasibility of and timing of any such process, if RenaissanceRe's proposed transaction was accepted.



    On November 21, 1997, DLJ and the Company received a proposed agreement and plan of amalgamation from counsel to Company A, which contemplated a tender offer for the Common Shares and the subsequent amalgamation of a subsidiary of Company A with and into the Company. The proposed agreement did not include the amount of per share consideration that Company A was willing to offer. Gardere & Wynne began a review of the proposed agreement on November 24, 1997. Company A submitted a final proposal with material terms on November 25, 1997. After discussions with counsel for Company A, Gardere & Wynne provided a revised agreement to counsel for Company A on November 26, 1997. The revised agreement deleted the requirement for a tender offer and provided only for the amalgamation. On December 9, 1997, management of Company A advised DLJ that it was unable to proceed with the proposed transaction.



    The Company, DLJ, and Gardere & Wynne received an initial draft of the proposed Sale Agreement from RenaissanceRe's U.S. counsel, Willkie Farr & Gallagher, on November 26, 1997. On December 2, 1997, Gardere & Wynne began discussions with Willkie Farr & Gallagher regarding the proposed Sale Agreement. On December 3, 1997, Gardere & Wynne provided initial comments to Willkie Farr & Gallagher with respect to the proposed Sale Agreement. During its negotiations with RenaissanceRe in respect of the Sale Agreement, the Company sought to implement measures to ensure that an aggregate distribution of $14.00 per Common Share could be paid to the Company's shareholders given the potentially lengthy Liquidation process and the possibility of unforeseen claims or obligations. As a result of these negotiations, RenaissanceRe agreed to the Limited Recourse Loan.



    On December 10, 1997, the Company informed RenaissanceRe that a sale of the Company's U.S. operations contemplating an ultimate winding up of the Company would be considered. A revised draft of the proposed Sale Agreement was received from Willkie Farr & Gallagher on December 11, 1997. Continued negotiations ultimately led to the proposed transactions set forth in the Sale Agreement.



    Mr. Amsbaugh (the President and Chief Executive Officer of the Company), Bryan L. Martin (a Vice President of the Company), and Douglas W. Caudill (the Company's Secretary and General Counsel of the Nobel U.S. Group), and representatives of DLJ and Gardere & Wynne participated on behalf of the Company and Nobel Holdings in the negotiations with respect to the RenaissanceRe proposal and negotiation and preparation of the Sale Agreement. The Company's management, DLJ, and Gardere & Wynne also consulted with KPMG Peat Marwick LLP and Appleby, Spurling & Kempe with respect to the tax aspects and the Bermuda law aspects, respectively, of the proposed transaction and the Sale Agreement. Negotiations primarily consisted of multiple telephone conferences between the representatives of the Company and senior officers of RenaissanceRe, consisting of Keith S. Hynes (RenaissanceRe's Executive Vice President) and John D. Nichols, Jr. (RenaissanceRe's Vice President and Treasurer), and between RenaissanceRe's senior officers and DLJ. Counsel for both the Company and RenaissanceRe participated in certain of these telephone conferences and also negotiated on behalf of their respective clients in separate telephone conferences and exchanges of correspondence.


    At a meeting in Pembroke, Bermuda, on December 4, 1997, the Board of Directors of RenaissanceRe unanimously approved the Sale Agreement and authorized the executive officers of RenaissanceRe to negotiate and execute the final Sale Agreement. At a meeting held by unanimous written consent on December 12, 1997, the Board of Directors of Renaissance Holdings approved the Sale and authorized the officers of Renaissance Holdings to execute the final Sale Agreement.

    The Nobel Board met in Toronto, Canada, on December 18, 1997. The meeting was attended by all directors, Messrs. Caudill and Martin, and representatives of DLJ and Gardere & Wynne. The Nobel Board unanimously approved the Sale Agreement, authorized its execution by the Company, approved the Liquidation, and recommended approval of both the Sale Agreement and the Liquidation by the shareholders of the Company. The Nobel Board delegated authority to the Company's Chief Executive Officer (or any two directors) to set the Record Date and the date, time, and location of the Special Meeting.

    By written consents as of December 18, 1997, the Board of Directors of Nobel Holdings unanimously approved, and the sole stockholder of Nobel Holdings approved and adopted, the Sale Agreement, authorized its execution by Nobel Holdings, and approved the dissolution and liquidation of Nobel Holdings. Mr. Amsbaugh, as the President and Chief Executive Officer of both the Company and Nobel Holdings executed the Sale Agreement, subject to the completion of final negotiations as authorized by the respective boards of directors, on December 18, 1997, in Toronto.

    Following the meeting of the Nobel Board, Messrs. Amsbaugh, Caudill, and Martin, along with representatives of Gardere & Wynne and DLJ, completed final negotiations with respect to the Sale

Agreement with senior officers of RenaissanceRe and representatives of Willkie Farr & Gallagher. The Sale Agreement was dated December 19, 1997, and each of the Company and RenaissanceRe issued a public announcement.

    After execution of the Sale Agreement, management of the Company commenced a process of identifying and interviewing prospective persons to serve as Liquidator of the Company to assess their capabilities and qualifications to so serve and, in particular, to determine with those prospects their anticipated timetable for completing the Liquidation. Messrs. Amsbaugh, Caudill, and Martin identified and interviewed four candidates in Bermuda who would qualify to serve as liquidators of Bermuda-based insurers. After considering the qualifications, compensation, staffing, anticipated timing, and other relevant issues of the potential liquidators, management recommended to the Nobel Board that Malcolm Butterfield of KPMG Bermuda be submitted to shareholders of the Company for appointment as the Liquidator.

    At a meeting of the Nobel Board held on January 30, 1998, in Toronto, Canada, the Nobel Board unanimously adopted, subject to shareholder approval, the Plan of Liquidation, and recommended to the shareholders of the Company the appointment of Mr. Butterfield as the Liquidator and approval of the proposed compensation arrangements with the Liquidator. The Nobel Board delegated authority to the Company's Chief Executive Officer to finalize the proposed compensation of the Liquidator. By written consents as of January 30, 1998, the Board of Directors of Nobel Holdings authorized and approved, and the Company as the sole stockholder of Nobel Holdings adopted, a plan of distribution with respect to the liquidation of Nobel Holdings.

REASONS FOR THE TRANSACTIONS; RECOMMENDATIONS OF THE NOBEL BOARD


    As described above under "Background of the Transactions," the decision of the Nobel Board to approve the Sale Agreement and related documentation and the Transactions followed extensive negotiations over a period of over six months between the Company and various other parties, including RenaissanceRe and its representatives. During the period between the determination by the Nobel Board in April 1997, to pursue a strategic transaction and the signing of the Sale Agreement and related documentation in December 1997, the Nobel Board met five times to consider and review information concerning various aspects of the proposed transactions.


    The Nobel Board has unanimously determined that the Transactions are fair to, and in the best interests of, the Company and its shareholders. The Nobel Board considered the following material factors in approving the terms of the Sale Agreement, the terms of the Plan of Liquidation, and the Liquidation:

        (1) The Nobel Board's primary goal was the maximization of shareholder value.

        (2) The Nobel Board recognized that the Company faced increasing competition in the insurance business, which could adversely affect revenues and earnings and thus limit shareholder value if strategic steps were not taken.


        (3) The Nobel Board reviewed the historical and current financial condition, results of operations, prospects, and business of the Company as well as the future prospects of the Company absent a transaction such as the Sale. The Company's management and the Nobel Board recognized that the Company was not meeting its established after-tax annual return on equity objective of 15%. The Company believed that its lower than desired return on equity was due in part to the over-capitalization of the Company in relation to the amount of business being written. In addition, the Company's operating results were under increasing pressure as reflected by an increase in the combined ratio of 100.6% in 1995 to 105.4% in 1996 as determined under U.S. generally accepted accounting principles ("GAAP").


        (4) The Nobel Board considered the Company's potential for development of new opportunities, the risk that such opportunities might not materialize, the fact that the Company could be required to increase substantially its borrowings and to seek new infusions of capital in order to benefit from such opportunities, and the increased risk associated with financing and developing any such opportunity.

        (5) The Nobel Board considered current market conditions, historical market prices, and trading information for the Common Shares. The Nobel Board believed that the Company lacked sufficient research coverage, investor interest, and liquidity in its Common Shares, and, therefore, the Common Shares, which had consistently been trading at approximately book value for several years, were not being fully valued in the market.

        (6) There was a general perception in the market, which the Company's management and the Nobel Board confirmed in discussions with various investment bankers, that the environment for insurance company mergers and acquisitions was particularly strong in early 1997.

        (7) Based on the analysis of the Company, the insurance industry, and the market generally by the Company's management and the Nobel Board, the Company announced in June 1997 that it was exploring strategic alternatives, including a sale, and contacted, through DLJ, 58 potential buyers directly and received multiple initial proposals, which resulted in one final proposal--from RenaissanceRe.


        (8) The Sale Agreement is the result of arm's-length negotiations with RenaissanceRe and includes RenaissanceRe's agreement to pay approximately $54,106,000 dollars in cash to Nobel Holdings as consideration for the Sale and to loan approximately $8,894,000 to the Company in order to facilitate the Liquidation.


        (9) It is expected that the Transactions will afford the Company's shareholders the opportunity to receive cash of approximately $14.00 per Common Share.

       (10) The Sale will benefit the Company's other constituencies, including its employees and customers, since all of the Company's operating businesses will be purchased intact by RenaissanceRe, which is a larger company with greater financial resources.

       (11) The various matters described under "Interests of Certain Persons in Matters to Be Acted Upon," which the Nobel Board concluded do not outweigh or materially detract from the benefits of the Sale to the Company.


       (12) Representatives of DLJ made a presentation to the Nobel Board at its December 18, 1997, meeting and delivered the DLJ Opinion that, as of December 18, 1997, and based upon and subject to the assumptions, limitations, and qualifications set forth in such opinion, the amount of proceeds to be received by the holders of Common Shares from the anticipated distribution of $14.00 per Common Share pursuant to the Transactions is fair to such shareholders from a financial point of view. See
    "--Opinion of the Company's Financial Advisor."



       (13) The Nobel Board determined that, based on the terms of the Sale Agreement, the availability of the Limited Recourse Loan to facilitate the distribution, the contemplated liquidation structure, its analysis of the financial condition of the Company, and consultation with its professional advisors, the likelihood was high that the distribution would total $14.00 per Common Share.


    The Nobel Board also took into account the following negative aspects of the
Transactions:

        (1) The Sale Agreement limits the Company's ability to consider other proposals, which could be more attractive, and requires the Company in certain circumstances to pay RenaissanceRe a termination fee of $3,000,000, plus an amount equal to the reasonably documented out-of-pocket expenses incurred by RenaissanceRe and Renaissance Holdings in connection with the Sale Agreement and the Sale (including attorneys' fees and expenses), but which expenses may not exceed $400,000. See "--The Sale Agreement--Termination; Termination Fee."

        (2) The Transactions are subject to regulatory approvals, including the approval of the Texas Department of Insurance. Although the Company believes that such approvals will be obtained, delays could prevent the timely consummation of the Transactions and result in additional expenditures by the Company.

        (3) The conduct of the Liquidation, including the time period for its completion, will, subject to certain statutory limitations, be controlled by the Liquidator, who, under the Companies Act, will have broad powers with respect to the Liquidation.


        (4) The DLJ Opinion solely addressed the fairness of the assumed total distribution of $14.00 per Common Share pursuant to the Liquidation. The DLJ Opinion did not address the fairness of a total distribution of less than $14.00 per share or the likelihood of receiving a total distribution of $14.00 per share pursuant to the Liquidation.


    After taking into consideration the factors described above, the Nobel Board on December 18, 1997, unanimously approved the Sale Agreement and the Liquidation and on January 30, 1998, unanimously ratified and confirmed its approval of the Sale Agreement and the Liquidation and adopted the Plan of Liquidation. In view of the variety of factors considered in connection with its evaluation of the Sale, the Plan of Liquidation, and the Liquidation, the Nobel Board did not find it practicable to, and did not, quantify or otherwise assign relative strengths to the specific factors considered in reaching its determination.

    THE NOBEL BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR":

    (1) PROPOSAL 1 TO APPROVE AND ADOPT THE SALE AGREEMENT;

    (2) PROPOSAL 2 TO APPROVE AND ADOPT THE PLAN OF LIQUIDATION; AND

    (3) PROPOSAL 3 TO WIND UP THE COMPANY.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    In its role as financial advisor to the Company, DLJ was asked by the Company to render its opinion to the Nobel Board as to the fairness, from a financial point of view, to the holders of the Common Shares of the proceeds to be received by such shareholders from the anticipated distribution of $14.00 per Common Share (the "Distribution") pursuant to the Liquidation. On December 18, 1997, DLJ delivered its written opinion to the Nobel Board that, as of the date of such opinion and based upon and subject to the assumptions, limitations, and qualifications set forth in such opinion, the amount of the proceeds to be received by the holders of Common Shares from the Distribution is fair to such shareholders from a financial point of view.


    FOR PURPOSES OF ITS ANALYSES, DLJ ASSUMED THAT THE AMOUNT OF THE DISTRIBUTION TO HOLDERS OF COMMON SHARES WILL BE $14.00 PER SHARE, OR APPROXIMATELY $63 MILLION IN THE AGGREGATE. AS A RESULT, THE DLJ OPINION SOLELY ADDRESSES THE FAIRNESS OF THE ASSUMED TOTAL DISTRIBUTION OF $14.00 PER SHARE PURSUANT TO THE LIQUIDATION. THE DLJ OPINION DOES NOT ADDRESS THE FAIRNESS OF A TOTAL DISTRIBUTION OF LESS THAN $14.00 PER SHARE. THE DLJ OPINION DOES NOT ADDRESS THE FAIRNESS OF THE SALE, THE LIMITED RECOURSE LOAN, THE INITIAL DISTRIBUTION, THE PLAN OF LIQUIDATION, OR ANY OTHER TRANSACTION PURSUANT TO THE LIQUIDATION EXCEPT THE ASSUMED TOTAL DISTRIBUTION OF $14.00 PER SHARE. THE DLJ OPINION DOES NOT ADDRESS THE LIKELIHOOD OF RECEIVING A TOTAL DISTRIBUTION OF $14.00 PER SHARE PURSUANT TO THE LIQUIDATION.


    A COPY OF THE DLJ OPINION IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED, AND LIMITS OF THE REVIEW BY DLJ. THE SUMMARY OF THE DLJ OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DLJ OPINION.

    The DLJ Opinion was prepared for the Nobel Board and is directed only to the fairness, as of December 18, 1997, to the holders of Common Shares, from a financial point of view, of the anticipated amount of proceeds to be received by such shareholders from the Distribution. The DLJ Opinion does not address any other aspect of the Transactions, nor does it constitute a recommendation as to how the

Company's shareholders should vote at the Special Meeting. No restrictions or limitations were imposed by the Nobel Board upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

    In arriving at the DLJ Opinion, DLJ reviewed the December 16, 1997, draft of the Sale Agreement, including exhibits thereto, and the form of irrevocable proxy of certain holders of Common Shares relating to approval of the Transactions. No draft resolutions or other documentation with respect to the Liquidation were available at the date of the DLJ Opinion, and as a result DLJ did not review any such resolutions or documentation. DLJ also reviewed financial and other information that was publicly available or furnished to it by the Company, including information provided during discussions with the Company's management. Included in the information provided during discussions with the Company's management were certain financial projections of the Company for the period beginning January 1, 1997, and ending December 31, 1998, prepared by the management of the Company. In addition, DLJ compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Common Shares, reviewed prices and premiums paid in certain business combinations, and conducted such other financial studies, analyses, and investigations as DLJ deemed appropriate for purposes of the DLJ Opinion.

    In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by the Company or its representatives, or that was otherwise reviewed by it. DLJ assumed that the financial projections of the Company supplied to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. DLJ did not assume any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by it. DLJ relied as to certain legal matters on advice of counsel to the Company.

    The DLJ Opinion is necessarily based on economic, market, financial, and other conditions as they existed on, and on the information made available to it as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise, or reaffirm its opinion. The DLJ Opinion does not address the relative merits of the Liquidation or related transactions or any other business strategies considered by the Nobel Board, nor does it address the Nobel Board's decision to proceed with the Liquidation or related transactions. The DLJ Opinion also does not address the anticipated satisfaction of those liabilities of the Company that will remain following consummation of the Sale. DLJ assumed that the full distribution of $14.00 per share will be made to holders of the Common Shares in the Liquidation and that the Liquidation would be completed promptly after shareholder approval of the proposed Transactions. The DLJ Opinion does not constitute a recommendation to any shareholder as to how such holder should vote on the proposed Transactions.


    The following is a summary of the presentation of DLJ to the Nobel Board at its December 18, 1997, meeting in connection with the preparation of the DLJ Opinion.


    BROAD SOLICITATION OF POTENTIAL BUYERS. DLJ conducted an extensive sale process, including a broad solicitation of potential buyers. In total, DLJ contacted 58 potential buyers, including U.S. and Bermuda property and casualty insurance companies and financial buyers. In addition, the public announcement by the Company on June 9, 1997, that it was exploring its strategic alternatives, including a sale, and that it had retained DLJ, provided substantial time for all interested potential buyers to approach the Company. A total of 33 potential buyers signed confidentiality agreements and received confidential information memoranda, 11 submitted preliminary proposals, and seven conducted due diligence investigations of the Company. This process resulted in one final proposal, from RenaissanceRe. One other proposal, other than that from RenaissanceRe, was withdrawn due to that potential buyer's inability to consummate the proposed transaction.

    TRANSACTION ANALYSIS. DLJ reviewed publicly available information for selected transactions involving the merger and acquisition of property and casualty insurance companies since January 1, 1995 (the "Selected Transactions"). In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions that represent a significant portion of the relevant merger and acquisition activity; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of property and casualty insurance company transactions that have occurred. Rather, such transactions included only selected recent transactions involving property and casualty insurance companies. The Selected Transactions were used in this analysis because the companies involved were deemed by DLJ to operate in similar businesses or have similar financial characteristics to the Company. The Selected Transactions consisted of the following acquisitions: (i) Acceleration Life Insurance Company by Frontier Insurance Group, Inc.; (ii) Canadian General Insurance Group Ltd. by General Accident Plc.; (iii) Unisun Insurance Company by Guaranty National Corporation; (iv) Westchester Specialty Group, Inc. by ACE Limited; (v) Titan Holdings, Inc. by USF&G Corporation; (vi) Colonial Penn Group, Inc. by General Electric Capital Corporation; (vii) Anthem Casualty Insurance Company by Vesta Insurance Group, Inc.; (viii) Unionamerica Holdings Plc by MMI Companies, Inc.;
(ix) Integon Corporation by General Motors Acceptance Corporation; (x) Industrial Indemnity Holdings, Inc. by Fremont General Corporation; (xi) GCR Holdings Limited by EXEL Limited; (xii) Lyndon Property Insurance Company by Frontier Insurance Group, Inc.; (xiii) Societe Anonyme Francaise de Reassurances by PartnerRe Ltd.; (xiv) Crop Growers Corporation by Fireman's Fund Insurance Company; (xv) Coregis Group, Inc. by General Electric Capital Corporation; (xvi) AVEMCO Corporation by HCC Insurance Holdings, Inc.; (xvii) Midland Financial Group Inc. by The Progressive Corporation; (xviii) Pac Rim Holding Corporation by Superior National Insurance Group, Inc.; (xix) Tempest Reinsurance Company Limited by ACE Limited; (xx) Aetna Life and Casualty Company--domestic property and casualty insurance operations by Travelers Group Inc.; (xxi) MECC, Inc. by W.R. Berkley Corporation; (xxii) Milwaukee Insurance Group, Inc. by Unitrin, Inc.; (xxiii) Viking Insurance Company of Wisconsin by Guaranty National Corporation; and (xxiv) Jefferson-Pilot Fire & Casualty Company by Southern Guaranty Insurance Company.


    DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock in the Selected Transactions as a multiple of GAAP operating earnings for the latest reported twelve-month period ("LTM") ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the last fiscal quarter ("LFQ") ended prior to the announcement of such transactions. In acquisitions of property and casualty insurance companies, the purchase price paid may be expressed as multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality, and growth of earnings and the company's capitalization, asset quality, and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, multiples of GAAP operating earnings or shareholders' equity are appropriately based on the price paid for the company's common stock, which excludes the cost of assuming, repaying, or redeeming such debt or preferred stock financing. Comparing the multiples of the expected amount of the Distribution to the GAAP operating earnings and shareholders' equity of the Company with multiples paid by acquirers in other transactions indicates whether the valuation being placed on the Company is within the range of values paid for other property and casualty insurance companies.

    The low, average, and high multiples of price paid for common stock to LTM GAAP operating earnings for the Selected Transactions were 5.0x, 11.9x, and 21.9x, respectively. Based upon the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's GAAP operating earnings for the LTM ended September 30, 1997, was 31.1x. This multiple is higher than the high end of the range of multiples of the Selected Transactions. The low, average, and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the Selected Transactions were 0.83x, 1.72x, and 3.92x, respectively. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's shareholders' equity as of September 30, 1997, was 1.12x. This multiple is between the low and average multiples of the Selected Transactions.

    Additionally, DLJ reviewed the consideration paid in the Selected Transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed, repaid, or redeemed in such transactions (the "Transaction Value") as a multiple of statutory net income for the LTM or last fiscal year ("LFY") ended prior to the announcement of such transactions and as a multiple of statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of such transactions. In acquisitions of property and casualty insurance companies, the purchase price paid may be expressed as multiples of the Transaction Value to statutory net income and statutory capital and surplus. Variances in multiples for different transactions may reflect such considerations as the consistency, quality, and growth of earnings and the company's capitalization, asset quality, and return on surplus. Since statutory net income and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, multiples of statutory net income and statutory capital and surplus are appropriately based on a Transaction Value that includes the cost of assuming, repaying, or redeeming such debt or preferred stock financing. Comparing the multiples of the expected amount of the Distribution to the statutory net income and capital and surplus of the Company with the multiples paid in other transactions indicates whether the valuation being placed on the Company is within the range of values paid for other property and casualty insurance companies.

    The low, average, and high multiples of Transaction Value to statutory net income for the LTM or LFY prior to the announcement of the Selected Transactions were 7.8x, 12.5x, and 19.6x, respectively. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's statutory net income for the LFY ended December 31, 1996, was 10.5x. This multiple is between the low and average multiples of the Selected Transactions. The low, average, and high multiples of Transaction Value to statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of the Selected Transactions were 0.90x, 1.77x, and 3.71x, respectively. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's statutory capital and surplus as of December 31, 1996, was 1.36x. This multiple is between the low and average multiples of the Selected Transactions.


    DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week, and one month prior to the announcement date of selected recent property and casualty insurance company transactions where the acquired company's common stock was publicly traded (the "Selected Public Transactions"). The Selected Public Transaction consisted of the following acquisitions: (i) Titan Holdings, Inc. by USF&G Corporation; (ii) Unionamerica Holdings Plc by MMI Companies, Inc.; (iii) Integon Corporation by General Motors Acceptance Corporation; (iv) GCR Holdings Limited by EXEL Limited; (v) Crop Growers Corporation by Fireman's Fund Insurance Company; (vi) AVEMCO Corporation by HCC Insurance Holdings, Inc.;
(vii) Midland Financial Group Inc. by The Progressive Corporation; (viii) Pac Rim Holding Corporation by Superior National Insurance Group, Inc.; and (ix) Milwaukee Insurance Group, Inc. by Unitrin, Inc.


    The low premiums of offer prices to public market trading prices one day, one week, and one month prior to the announcement date for the Selected Public Transactions were 1.4%, (1.8%), and (2.7%), respectively. The average premiums of offer prices to public market trading prices one day, one week, and one month prior to the announcement date for the Selected Public Transactions were 31.3%, 31.1%, and 44.6%, respectively. The high premiums of offer prices to public market trading prices one day, one week, and one month prior to the announcement date for the Selected Public Transactions were 67.7%, 73.3%, and 121.3%, respectively. The expected amount of the Distribution of $14.00 per share represents premiums to the trading prices of the Common Shares one day, one week, and one month prior to December 16, 1997, of 4.7%, 6.7%, and 0.0%, respectively. These premiums are between the corresponding low and average premiums of the Selected Public Transactions. The expected amount of the Distribution of $14.00 per share represents premiums to the trading prices of the Common Shares one day, one week, and one month prior to the June 9, 1997, announcement that the Company was exploring strategic alternatives, including a sale, of 10.1%, 12.0%, and 8.7%, respectively. These premiums are between the corresponding low and average premiums of the Selected Public Transactions.

    PUBLIC COMPANY ANALYSIS. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of the Company to the corresponding data and ratios of selected property and casualty insurance companies whose securities are publicly traded. Such companies included ACMAT Corp., Amwest Insurance Group, Inc., Baldwin & Lyons, Inc., Gainsco, Inc., Gryphon Holdings, Inc., Intercargo Corp., Meadowbrook Insurance Group, Inc., Penn-America Group, Inc., and Walshire Assurance Co. (the "Selected Companies").

    Such analysis included, among other things, the ratios of stock price to GAAP operating earnings per share ("EPS") for the LTM ended September 30, 1997, estimated GAAP operating EPS for 1997 and 1998 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Companies and by management's projections for the Company), and shareholders' equity per share as of September 30, 1997, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory net income for the LTM or LFY and statutory capital and surplus as of the end of the LFQ or LFY. Closing stock prices as of December 16, 1997, were used in this analysis. The ratios described in this paragraph have been designed to reflect the value attributable in the public equity markets to various valuation measures of property and casualty insurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the property and casualty insurance industry are based on, among other things, a company's historical and projected GAAP operating earnings, historical statutory net income, shareholders' equity, and statutory capital and surplus. The multiples of stock price to GAAP operating EPS and Enterprise Value to statutory net income reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share and Enterprise Value to statutory capital and surplus reflect the values attributed to a company by public equity market investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality, and growth of earnings and the company's capitalization, asset quality, and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, multiples of GAAP operating earnings or shareholders' equity are appropriately based on the price paid for the company's common stock, which excludes debt or preferred stock financing. Since statutory net income and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, multiples of statutory net income and statutory capital and surplus are appropriately based on Enterprise Value, which includes debt or preferred stock financing. Comparing the multiples of the expected amount of the Distribution to the GAAP operating EPS, shareholders' equity, statutory net income, and statutory capital and surplus of the Company with the multiples at which the Selected Companies trade indicates whether the valuation being placed on the Company is within the range of values at which the Selected Companies trade.

    The low, average, and high multiples of public stock price to GAAP operating EPS for the LTM ended September 30, 1997, were 13.8x, 18.5x, and 26.0x, respectively, for the Selected Companies. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's GAAP operating EPS for the LTM ended September 30, 1997, was 31.1x. This multiple is above the high multiple of the Selected Companies. The low, average, and high multiples of public stock price to estimated 1997 GAAP operating EPS were 10.9x, 15.1x, and 26.8x, respectively, for the Selected

Companies. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's estimated 1997 GAAP operating EPS was 20.9x. This multiple is between the average and high multiples of the Selected Companies. The low, average, and high multiples of public stock price to estimated 1998 GAAP operating EPS were 9.0x, 12.9x, and 24.8x, respectively, for the Selected Companies. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's estimated 1998 GAAP operating EPS was 9.7x. This multiple is between the low and average multiples of the Selected Companies. The low, average, and high multiples of public stock price to shareholders' equity as of September 30, 1997, were 0.85x, 1.36x, and 1.87x, respectively, for the Selected Companies. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's shareholders' equity as of September 30, 1997, was 1.12x. This multiple is between the low and average multiples of the Selected Companies. The low, average, and high multiples of Enterprise Value to statutory net income for the LTM or LFY were 10.8x, 21.1x, and 39.7x, respectively, for the Selected Companies. Based on the expected amount of the Distribution of $14.00 per share, the implied multiple of the Distribution to the Company's statutory net income for the LFY ended December 31, 1996, was 10.5x. This multiple is below the low multiple of the Selected Companies. The low, average, and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or LFY were 1.01x, 2.28x, and 4.24x, respectively, for the Selected Companies. Based on the expected amount of the Distribution, the implied multiple of the Distribution to the Company's statutory capital and surplus as of December 31, 1996, was 1.36x. This multiple is between the low and average multiples for the Selected Companies.

    No company or transaction used in the Transaction Analysis or the Public Company Analysis described above was directly comparable to the Company or the proposed Transactions. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the property and casualty insurance industry, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold, and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity, and other factors. These factors may affect the transaction values or trading prices in each case by affecting in varying degrees investors' expectations of such factors as the company's risk and future operating profitability.

    STOCK TRADING HISTORY. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for the Common Shares for various periods ending prior to the announcement of the Transactions. DLJ reviewed the daily closing prices of the Common Shares over various periods. For the period from December 31, 1996, to December 16, 1997, the high closing price of the Common Shares was $15.25, and the low closing price of the Common Shares was $11.88. For the period from October 30, 1981, to December 16, 1997, the high closing price of the Common Shares was $18.25, and the low closing price of the Common Shares was $1.63. In addition, DLJ reviewed the trading history of the Common Shares relative to an index of the Selected Companies in order to assess the relative stock price performance of the Company and such index. DLJ also reviewed the historical price/LTM earnings multiples and the historical price/book value multiples of the Company.

    The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the principal elements of the presentation of DLJ to the Nobel Board on December 18, 1997, in connection with preparation of the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. The preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires DLJ to exercise its professional judgment--based on its experience and expertise--in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Transactions and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying the DLJ Opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. These assumptions include, but are not limited to, assumptions regarding: (i) macro-economic business conditions; (ii) competitive dynamics and general trends in the property and casualty insurance industry; (iii) competition from other industries; (iv) current and projected interest rates; and (v) the industry regulatory environment. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

    ENGAGEMENT OF DLJ. The Nobel Board selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Sale and is familiar with the Company, its business, and the property and casualty insurance industry. Pursuant to the terms of the engagement letter dated May 5, 1997, between the Company and DLJ, the Company paid DLJ a $50,000 retainer fee and agreed to pay an additional $350,000 fee upon rendering of the DLJ Opinion. Pursuant to the terms of the engagement letter and based on the assumed transaction value of approximately $68.4 million (including the value of shares issuable upon exercise of options), the Company will pay DLJ, on the date of the Sale, cash consideration of approximately $1.2 million, less the retainer fee and the opinion fee paid prior to that date. The Company also agreed to reimburse DLJ for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of outside counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and its affiliates and their respective directors, officers, agents, and employees against certain liabilities and expenses in connection with DLJ's engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and the Company believe are customary in transactions of this nature, were negotiated at arms' length between the Company and DLJ and the Nobel Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Sale.

    In the ordinary course of business, DLJ may actively trade the securities of the Company or RenaissanceRe for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with stock purchases, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. Prior to the retention by the Company for the exclusive management of the sale or merger of the Company, DLJ had not performed investment banking or other services for the Company or RenaissanceRe.

THE SALE AGREEMENT

    THE FOLLOWING SUMMARY OF THE TERMS AND CONDITIONS OF THE SALE AS SET FORTH IN THE SALE AGREEMENT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL INFORMATION RELATING TO THE SALE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TERMS OF THE SALE AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

    GENERAL. The Sale Agreement provides for the purchase by Renaissance Holdings from Nobel Holdings of (i) the Shares of the U.S. Subsidiaries other than NIA and (ii) the NIA Assets for cash consideration of $54,106,000. RenaissanceRe has agreed to make the Limited Recourse Loan to the Company in the principal amount of $8,894,000, in exchange for a participating promissory note, in order to facilitate the liquidation of the Company.


    At the Closing, Nobel Holdings will transfer the Shares and its beneficial ownership of the NIA Assets to Renaissance Holdings. The U.S. Subsidiaries will then be direct wholly owned or, in the case of NIA, beneficially owned subsidiaries of Renaissance Holdings. Pursuant to certain insurance regulatory requirements, all of the capital stock of NIA will continue to be owned of record by Jeffry K. Amsbaugh, who will hold it in trust for Renaissance Holdings. Following the Closing, Nobel Holdings will have no material assets other than the cash consideration received in the Sale. See "--General."


    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NOBEL HOLDINGS. The Sale Agreement contains various joint and several representations and warranties of the Company and Nobel Holdings, which must be true and correct in all material respects at the Closing, except as otherwise provided in the Sale Agreement. These representations and warranties include customary representations and warranties with respect to corporate organization, power, good standing, and authority, subsidiaries, capital structure, and non-contravention of organizational documents, any material contract, loan or credit agreement, or other agreement, contract, document, or instrument, or any applicable judgment, order, decree, statute, law ordinance rule, or regulation. The Sale Agreement also contains representations and warranties of the Company and Nobel Holdings regarding (i) consents, required filings, or approvals needed for the Sale, (ii) the proxy statement for the Special Meeting, (iii) documents filed by the Company with the Commission, (iv) statutory statements of Nobel Insurance, (v) GAAP financial statements of the U.S. Subsidiaries, as included in this Proxy Statement, if any, (vi) insurance reserves, (vii) absence of certain changes or events since September 30, 1997, (viii) litigation, (ix) employee matters, (x) taxes, (xi) liens for taxes, (xii) examination or investigation with respect to tax matters, (xiii) withholding, (xiv) compliance with applicable laws, (xv) the insurance business and compliance with insurance laws, (xvi) broker's and finder's fees, (xvii) the DLJ Opinion, (xviii) title to assets, (xix) contracts,
(xx) the absence of other agreements to sell their capital stock or assets or the capital stock or assets of any of the U.S. Subsidiaries or to effect any merger, amalgamation, or consolidation, (xxi) proprietary rights, (xxii) year 2000 software compliance, (xxiii) transactions with certain persons, (xxiv) reinsurance and retrocessions, and (xxv) intercompany accounts.

    REPRESENTATIONS AND WARRANTIES OF RENAISSANCERE AND RENAISSANCE
HOLDINGS. The Sale Agreement also contains joint and several representations and warranties of RenaissanceRe and Renaissance Holdings. In addition to customary representations and warranties with respect to corporate organization, power, and authority and non-contravention of organizational documents or any applicable judgment, order, decree, statute, law ordinance rule, or regulation, the Sale Agreement contains representations and warranties by RenaissanceRe and Renaissance Holdings with respect to (i) consents, required filings, or approvals needed for the Sale, (ii) information supplied in writing for inclusion in the proxy statement for the Special Meeting, (iii) the availability of financing to consummate the Sale, (iv) the interim operations of Renaissance Holdings prior to the Closing, (v) ownership of the Shares, and (vi) investment intent.

    CONDUCT OF BUSINESS. During the period prior to the Closing, the Company and Nobel Holdings have agreed to certain affirmative and negative covenants relating to the business of the U.S. Subsidiaries. The Company and Nobel Holdings will cause the U.S. Subsidiaries to carry on their respective businesses in the ordinary course of business consistent with past practices. The Company and Nobel Holdings will also use their commercially reasonable best efforts, consistent with good business judgment, to preserve intact the U.S. Subsidiaries' current business organizations, keep available the services of their current officers and key employees, and preserve the U.S. Subsidiaries' relationships consistent with past practice with producers, brokers, insureds, suppliers, distributors, customers, and others having business dealings with them. The negative covenants require the Company and Nobel Holdings prior to the Closing, except as expressly contemplated in the Sale Agreement or previously consented to in writing by RenaissanceRe, not to, or permit any of the U.S. Subsidiaries to: (i) amend the organizational documents of any of the U.S. Subsidiaries; (ii) declare or pay any dividend or other distribution; (iii) acquire any of the capital stock of any of the U.S. Subsidiaries; (iv) issue, sell, deliver, or authorize the issuance of any shares of capital stock, or rights to acquire shares of capital stock, of any of the U.S. Subsidiaries; (v) change the capitalization of any of the U.S. Subsidiaries; (vi) incur or assume any long-term debt or any short-term debt for borrowed money, except pursuant to existing credit agreements in the ordinary course of business; (vii) become liable or responsible for the obligations of any person except in the ordinary course of business, consistent with past practice; (vii) make any loans, advances, or capital contributions to any person; (viii) except as required by the Sale Agreement, authorize, recommend, propose, or enter into any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, or any disposition of assets or securities; (ix) except for insurance and reinsurance agreements entered into in the ordinary course of business, enter into any other material agreements, modification of material agreements, or release of material rights under material agreements; (x) enter into any employment or severance agreement or, except in accordance with normal practices, grant any severance or termination pay to any officer, director, or key employee of the U.S. Subsidiaries; (xi) hire or agree to hire any additional key employees or officers at an annual salary in excess of $100,000; (xii) terminate an executive officer of any of the U.S. Subsidiaries other than for good or just cause or diminish the duties or responsibilities of any such executive officer; (xiii) adopt, terminate, or amend any employee benefit plan, except as provided in the Sale Agreement; (xiv) increase the compensation or fringe benefits of any director, officer, or other senior management personnel;
(xv) increase the compensation or fringe benefits of any employee, except for normal increases or bonuses in the ordinary course of business consistent with past practices and that, in the aggregate, do not result in a significant increase in benefits or compensation expense to any of the U.S. Subsidiaries;
(xvi) pay any benefit not provided for under any employee benefit plan; (xvii) grant any awards bonus, incentive, performance, or other compensation plan; (xviii) change any accounting unless required by a concurrent change in GAAP;
(xix) change the method of determining GAAP reserves, (xx) fail to pay any tax when due, make any material tax election, or settle or compromise any material tax liability; (xxi) take any action which causes any representation or warranty of the Company and Nobel Holdings in the Sale Agreement to become untrue or that would result in the a material breach of any covenant in the Sale Agreement;
(xxii) enter into any intercompany arrangements other than the existing intercompany accounts; (xxiii) make any investment other than in accordance with guidelines provided to RenaissanceRe or invest in derivative securities; or
(xxiv) enter into any agreement, commitment, or arrangement to do any of these matters or have an intention to do so.

    OTHER COVENANTS. The Sale Agreement includes various other affirmative and negative covenants by one or more of the parties. The parties to the Sale Agreement have agreed to customary covenants regarding RenaissanceRe's access to information of the U.S. Subsidiaries for purposes of due diligence, the confidentiality of information obtained by RenaissanceRe, the use of reasonable best efforts to take all necessary actions to consummate the Sale in the most expeditious manner possible, notice by the Company and Nobel Holdings to RenaissanceRe if any representation or warranty of the Company and Nobel Holdings becomes untrue or inaccurate or if they fail to comply in any material respect any covenant in the Sale Agreement, and publicity. The parties have also agreed that all intercompany accounts between the Company and Nobel Holdings and the U.S. Subsidiaries (other than the intercompany account owed by Nobel Service Corporation to the Company) will be settled at fair value as of the last month-end prior to the Closing. The net amount of these intercompany accounts balances will be paid in cash at the Closing to the appropriate party. In addition, the intercompany account owed by Nobel Service Corporation to the Company, which will not exceed $5,100,000, will be paid by Nobel Service Corporation within ten business days after the Closing.


    RenaissanceRe, the Company, and Nobel Holdings have agreed that all indemnification rights existing in favor of the present or former directors, officers, employees, fiduciaries, and agents of the Company, Nobel Holdings, and the U.S. Subsidiaries as provided in their respective organizational documents as of the Closing shall survive the Closing. With respect to the Company and Nobel Holdings, the rights will survive until the completion of the Liquidation. For the U.S. Subsidiaries, the rights will continue in full force and effect for six years after the Closing. The parties have excluded from the continuing indemnification protection any liabilities arising with respect to any U.S. federal taxes incurred by the Company, Nobel Holdings, or the U.S. Subsidiaries prior to the Closing. RenaissanceRe will also cause the U.S. Subsidiaries to maintain in effect for not less than six years from the Closing the same or equivalent directors' and officers' liability coverage as maintained on the date of the Sale Agreement, provided that neither Renaissance Holdings nor the U.S. Subsidiaries are required to expend in excess of $100,000 in the aggregate for related premiums or to purchase coverage for any U.S. federal tax liability.


    The Company and Nobel Holdings have agreed to (i) give RenaissanceRe reasonable notice of any meetings prior to the Closing with A.M. Best Company, Inc., and to use reasonable best efforts to permit representatives of RenaissanceRe to attend such meetings, (ii) terminate any tax sharing agreements, (iii) cause Nobel Holdings, at Renaissance Holdings' option, to join with Renaissance Holdings in making an election under Section 338(h)(10) of the Code, with respect to the Sale and pay any tax attributable to the making of the election, (iv) assist RenaissanceRe with making necessary filings under the Exchange Act or as required by the New York Stock Exchange, and (v) use their reasonable best efforts fully and completely to commute and novate all of their obligations or obligations of the U.S. Subsidiaries to Insurance Company of North America on terms reasonably acceptable to RenaissanceRe and the Company. The Sale Agreement also includes a covenant not to compete by the Company and Nobel Holdings for a period of six years after the Closing. The covenant prohibits the Company and Nobel Holdings from engaging or participating, directly or indirectly, in a specified restricted area in the business or businesses engaged in by the U.S. Subsidiaries as of the Closing. The restricted area includes any state of the United States in which the U.S. Subsidiaries had annual sales during 1997 in excess of $500,000.


    RenaissanceRe has agreed to the following: (i) for a period of one year following the Closing RenaissanceRe will cause the U.S. Subsidiaries to provide their respective employees with employee benefit plans, programs, policies, or arrangements substantially equivalent to those maintained by the Company, Nobel Holdings, or the U.S. Subsidiaries; (ii) from and after the Closing, RenaissanceRe will assume and perform the severance agreements dated as of May 9, 1997, among the Company, Nobel Service Corporation, and certain of the Company's officers; and (iii) from and after the Closing, RenaissanceRe will perform indemnification obligations of the Company arising under certain specified agreements and cause the U.S. Subsidiaries to perform their respective indemnification obligations arising under certain specified agreements. See "Interests of Certain Persons to Be Acted Upon--Employment." RenaissanceRe and Renaissance Holdings have also agreed that certain of the officers and directors of the Company and Nobel Holdings, who will be identified in writing to RenaissanceRe and must be reasonably acceptable to RenaissanceRe and the Company, and who will be employees of RenaissanceRe or any of the U.S. Subsidiaries after the Closing, will be permitted to continue functioning in their respective capacities as officers and/or directors of the Company and Nobel Holdings solely for the purpose of facilitating the liquidation of Nobel Holdings and the Liquidation.

    The Company and RenaissanceRe have agreed that, to the extent each is willing to serve, each of Jeffry K. Amsbaugh, Thomas D. Nimmo, Douglas W. Caudill, and Bryan L. Martin, directors and officers of the Company and Nobel Holdings who are expected to become employees of RenaissanceRe or its U.S. subsidiaries, will continue to serve in their respective capacities with the Company and Nobel Holdings for such limited purpose, which includes without limitation, compliance with statutory, tax, and regulatory requirements to which the Company or Nobel Holdings continues to be or may become subject. RenaissanceRe has notified the Company that such limited continued service by these persons is acceptable.

    NO SOLICITATION. The Company and Nobel Holdings have agreed that they will not, will not permit any of the U.S. Subsidiaries, and will not authorize or permit any of the U.S. Subsidiaries to authorize any officer, director, or employee, or other advisor or representative thereof to knowingly encourage the submission of any Takeover Proposal (as defined herein). For purposes of the Sale, a "Takeover Proposal" means (i) any proposal or offer relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the U.S. Subsidiaries or of any class of equity securities of the Company or Nobel Holdings, or any of the U.S. Subsidiaries, any tender offer or exchange that if consummated would result in any person beneficially owning shares of any class of equity securities of the Company or Nobel Holdings, or any of the U.S. Subsidiaries, or any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution, or similar transaction involving the Company, Nobel Holdings, or any of the U.S. Subsidiaries other than the Sale, Plan of Liquidation, and Liquidation, or (ii) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent, or materially delay the consummation of the Sale and the Liquidation. The Company and Nobel Holdings are required to advise RenaissanceRe of any Takeover Proposal, or any proposal with respect to any Takeover Proposal, and the material terms and conditions of the Takeover Proposal. Subject to the Nobel Board's compliance with its fiduciary duties, neither the Nobel Board nor any committee of the Nobel Board shall withdraw or modify its approval or recommendation with respect to the Sale and the Liquidation, approve or recommend any Takeover Proposal, or enter into any definitive agreement to consummate any Takeover Proposal. If prior to the Closing the Nobel Board, after consultation with and based upon advice received from experienced outside legal counsel, determines that a failure to act with respect to any Takeover Proposal would be inconsistent with its fiduciary duties to the Company's shareholders, the Company may furnish information to any person in response to an unsolicited request pursuant to a confidentiality agreement and participate in discussions and negotiations regarding any potential Takeover Proposal. Based upon this determination, the Nobel Board may withdraw or modify its approval or recommendation, and the Company may enter into an agreement to consummate a Takeover Proposal, at any time after the end of the next business day following RenaissanceRe's receipt of written notice, which will include a copy of any documentation delivered in connection with the Takeover Proposal. If the Company enters into a definitive agreement, it will be required to pay a termination fee to RenaissanceRe. See "--Termination; Termination Fee."


    STOCK OPTIONS. Pursuant to the Sale Agreement, the Company and Nobel Holdings have delivered to RenaissanceRe copies of waiver letters executed by certain executive officers of the U.S. Subsidiaries. Each such executive officer has waived the right to receive cash consideration upon the Liquidation with respect to the executive officer's options to purchase Common Shares. In exchange, effective upon the Closing, each such executive officer will have his or her options converted into options to purchase RenaissanceRe Shares ("RenaissanceRe Options"). The number of RenaissanceRe Shares subject to the RenaissanceRe Options to be received shall equal the number of Common Shares subject to each option being converted divided by the ratio of the fair market value per share of the RenaissanceRe Shares to the fair market value per share of the Common Shares, in each case calculated immediately prior to the Closing. The exercise price of each RenaissanceRe Option to be received will generally be equal to the exercise price of each option being converted multiplied by the same ratio. All other terms and conditions of such options will remain unchanged, and such conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code, and the regulations thereunder. As a result of the conversion, these executive officers as a group will have options to purchase an aggregate of less than 1% of the outstanding RenaissanceRe Shares. See "Interests of Certain Persons in Matters to Be Acted Upon--Stock Options" for a discussion of arrangements made with respect to other employee stock options.


    IRREVOCABLE PROXIES. Pursuant to the Sale Agreement, the Company and Nobel Holdings have also delivered irrevocable proxies in favor of RenaissanceRe in respect of all the Common Shares owned by certain directors and officers of the Company or the U.S. Subsidiaries, consisting of each of Jeffry K. Amsbaugh, Douglas W. Caudill, Robert C. Duvall, Bryan L. Martin, Robert B. Sanborn, and Thomas J. O'Shane. The irrevocable proxies grant RenaissanceRe a proxy to vote the shares subject to the irrevocable proxies in favor of the Sale or any similar transaction, in favor of the Sale Agreement or any agreement evidencing the Sale, in favor of any related transactions, and against any transaction or matter that conflicts with the Sale. The Company and Nobel Holdings also agreed to use their reasonable best efforts to cause another shareholder, Wampum Hardware Company, to execute and deliver an irrevocable proxy in favor of the Sale prior to the Special Meeting, which proxy has been obtained as of the date of this Proxy Statement. Additionally, the irrevocable proxies provide that, until the termination of the Sale Agreement, the parties thereto and their affiliates shall not, directly or indirectly, solicit any proposal or offer from any third party relating to any acquisition proposal in respect of the Company or any of its subsidiaries, or participate in any discussions or negotiations regarding any such proposals, or acquire, sell, assign, transfer, or otherwise dispose of any shares of capital stock of the Company. These directors and officers and Wampum Hardware Company own an aggregate of 814,890 Common Shares or 17.9% of the outstanding Common Shares. See "Interest of Certain Persons In Matters to Be Acted Upon--Irrevocable Proxies."



    LIQUIDATION. Pursuant to the Sale Agreement, the Company and Nobel Holdings are required to take all reasonable measures and actions in furtherance of the liquidation of Nobel Holdings and the Liquidation. Immediately following approval by the Company's shareholders of the Liquidation at the Special Meeting, or at a subsequent special general meeting of the Company's shareholders called for that purpose, the Company and Nobel Holdings (to the extent not already commenced by Nobel Holdings) must commence liquidation proceedings and use their reasonable best efforts to complete the Liquidation as promptly as possible and to effectuate a distribution or distributions to the Company's shareholders that shall aggregate, including the Final Distribution, not more than $14.00 (other than as described herein) in respect of each Common Share outstanding as of the date of the Sale Agreement (or issued in exchange for the exercise of employee stock options outstanding on the date of the Sale Agreement), which is referred to herein as the "Total Distribution." If the Company purchases Common Shares, which the Company does not intend to do, whether pursuant to a tender offer or otherwise, prior to completion of the Liquidation, the price per share may generally not exceed $14.00 and the aggregate costs of any such repurchases will be deducted from the aggregate amount of the Final Distribution. See "--The Liquidation."



    LIMITED RECOURSE LOAN. At the Closing, RenaissanceRe has agreed to make the Limited Recourse Loan to the Company, to be evidenced by a participating promissory note of the Company substantially in the form of Appendix D attached to this Proxy Statement and incorporated herein by reference, which shall bear interest at the rate of 6.0% per annum and shall mature on the date of, and immediately after, the payment of the Final Distribution or, in any event, not later than December 31, 1999. The proceeds of the Limited Recourse Loan shall be available to the Company, together with its other assets, to pay the actual expenses incurred by the Company in connection with the Sale, the Plan of Liquidation, and the Liquidation as well as to pay generally other obligations and indebtedness of the Company, except for any U.S. federal taxes or any costs associated with any tender offer by the Company for the Common Shares. Subject to this exception, such obligations and indebtedness include those existing upon the making of the Limited Recourse Loan and those that may arise in the course of the Liquidation, including unforeseen events. The Limited Recourse Loan is expressly subordinate, first, to the policy claims of insurance or reinsurance policyholders of the Company, second, to all other obligations and indebtedness of the Company (except for obligations and indebtedness of the Company in respect of any U.S. federal taxes), and, third, to the payment of the Final Distribution and other distributions to shareholders or repurchases of Common Shares at a price not in excess of an aggregate amount of $14.00 in cash per Common Share. The holder of the Limited Recourse Loan will make no claim to the assets comprising the Final Distribution.

    If the Limited Recourse Loan matures on the date of payment of the Final Distribution, the total amount due and payable under the Limited Recourse Loan will be equal to all remaining assets of the Company after payment of all permitted expenses and liabilities of the Company and the Final Distribution (the "Remaining Amount"). The Remaining Amount will be applied: first, to the payment of the principal amount of the Limited Recourse Loan; second, to accrued interest on the Limited Recourse Loan; and third, as additional interest. If, however, the maturity date of the Limited Recourse Loan is after June 30, 1998, but before December 31, 1999, the Remaining Amount will be applied: first, to the payment of the principal amount; second, to the extent of available funds, on a PARI PASSU basis, to accrued interest on the Limited Recourse Loan and an additional distribution to the Company's shareholders, which will be in addition to the Total Distribution; and third, as additional interest. The additional distribution will be calculated as interest accruing each day during the period beginning July 1, 1998, through the maturity date at a rate equal to 6.0% per annum on the difference between $14.00 and the portion of the Total Distribution previously paid or distributed to shareholders of the Company prior to the Final Distribution, multiplied by the number of outstanding Common Shares on the day the calculation is made. If the balance of the Remaining Amount is insufficient to satisfy both accrued interest and the additional distribution, the remaining balance will be paid on a pro rata basis with respect to such amounts.

    If the Limited Recourse Loan matures on December 31, 1999, prior to payment of the Final Distribution, the total amount due and payable under the Limited Recourse Loan will be equal to all of the assets of the Company in excess of (i) necessary reserves determined by the Liquidator for the payment of all remaining liabilities of the Company, other than the Limited Recourse Loan and any U.S. federal taxes, and expenses of the Company to be incurred to complete the Liquidation plus (ii) the aggregate amount of the Total Distribution then remaining unpaid with respect to all then outstanding Common Shares. The Company will apply payment: first, to payment of the principal amount of the Limited Recourse Loan; second, to accrued interest on the Limited Recourse Loan; and third, as additional interest.

    CONDITIONS TO CONSUMMATION OF THE SALE. The respective obligations of the parties to the Sale Agreement to consummate the Sale are subject to the satisfaction of certain joint conditions, any one or more of which may be waived by mutual consent of the parties. First, the Sale Agreement and the Sale must have been approved by the requisite vote of the Company's shareholders. Second, no statute, rule, order, decree, or regulation shall have been enacted or promulgated that prohibits consummation of the Sale. Third, there shall be no order or injunction of a governmental entity precluding, restraining, enjoining, or prohibiting consummation of the Sale Agreement and the Sale. Finally, all required filings and approvals, including all filings with the Commission and under state securities or blue sky laws, and under Bermuda law, shall have been made and/or obtained.


    The obligations of the Company and Nobel Holdings to consummate the Sale are subject to the following conditions, any of which may be waived by them: (i) each representation and warranty of Renaissance and RenaissanceRe Holdings contained in the Sale Agreement, considered individually, which is not qualified by its terms as to materiality, shall have been true and correct in all material respects on the date of the Sale Agreement and shall be true and correct in all material respects as of the Closing; (ii) all representations and warranties of RenaissanceRe and Renaissance Holdings, considered collectively, and each representation and warranty of RenaissanceRe and Renaissance Holdings, considered individually, which is qualified by its terms as to materiality, shall have been true and correct in all respects on the date of the Sale Agreement and shall be true and correct in all respects at the Closing; and
(iii) RenaissanceRe and Renaissance Holdings shall have performed in all material respects their respective obligations under the Sale Agreement. The Company intends to resolicit shareholder approval of the Sale Agreement if it waives any material conditions to its obligations to consummate the Sale.


    The obligations of RenaissanceRe and Renaissance Holdings to consummate the Sale are subject to the following conditions, any of which may be waived by
RenaissanceRe: (i) all representations and warranties of the Company and Nobel Holdings contained in the Sale Agreement, considered collectively and each representation and warranty of the Company and Nobel Holdings, considered individually, which is not qualified by its terms as to materiality, shall have been true and correct in all material respects on the date of the Sale Agreement and shall be true and correct in all material respects as of the Closing; (ii) each representation and warranty of the Company and Nobel Holdings, considered individually, which is qualified by its terms as to materiality, shall have been true and correct in all respects on the date of the Sale Agreement and shall be true and correct in all respects at the Closing; (iii) the Company and Nobel Holdings shall have performed in all material respects their respective obligations under the Sale Agreement; (iv) other than as expressly disclosed to RenaissanceRe and Renaissance Holdings in a schedule to the Sale Agreement, there shall have been no event, change, or occurrence (other than actions taken in compliance with the Sale Agreement and general economic conditions generally affecting the industries in which the U.S. Subsidiaries conduct their respective businesses), that has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, properties, assets, financial condition, or results of operations of the U.S. Subsidiaries or the ability of the Company or Nobel Holdings to perform their respective obligations under the Sale Agreement; (v) the Company and Nobel Holdings shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Shares; (vi) the President and Chief Executive Officer of Nobel Insurance, Jeffry K. Amsbaugh, shall have entered into employment arrangements satisfactory to RenaissanceRe; (vii) RenaissanceRe shall have received satisfactory evidence that all consents and approvals required for the consummation of the Sale or the ownership and operation by RenaissanceRe of the U.S. Subsidiaries and their businesses have been obtained and all required filings have been made; (viii) unaudited financial statements for the U.S. Subsidiaries as of and for the latest three-month period for which statements are available and as of and for the latest monthly period ended prior to the Closing for which statements are available, true, correct, and complete copies of which shall have been delivered to Renaissance, shall (except as expressly disclosed to RenaissanceRe and Renaissance Holdings in a schedule to the Sale Agreement) each reflect no material change from the September 30, 1997, financial statements previously delivered to RenaissanceRe; (ix) Nobel Holdings and Mr. Amsbaugh shall have each executed and delivered instruments satisfactory to RenaissanceRe assigning to Renaissance Holdings all of the rights, title, and interest of Nobel Holdings in NIA; (x) all reinsurance arrangements of any kind whatsoever between Nobel Insurance and the Company shall have been commuted at the face value of the related reserves as of the Closing on terms satisfactory to RenaissanceRe; and (xi) the Company and Nobel Holdings will furnish RenaissanceRe and Renaissance Holdings certificates and other documents as may be reasonably requested to evidence fulfillment of these conditions. The Company does not intend to resolicit shareholder approval if RenaissanceRe waives any material conditions to its obligations to consummate the Sale.


    AMENDMENT. Subject to applicable law, the Sale Agreement may be amended, modified, and supplemented in any and all respects, whether before or after any vote of the Company's shareholders with respect to the Sale or the Sale Agreement, by written agreement of all the parties at any time prior to the Closing.

    TERMINATION; TERMINATION FEE. The Sale Agreement may be terminated at any time before the Closing by the mutual written consent of RenaissanceRe, the Company, and Nobel Holdings. The Sale Agreement may be terminated by either of RenaissanceRe or the Company and Nobel Holdings if (i) any governmental entity having competent jurisdiction shall have enacted a law or regulation or issued an order, decree, or ruling, or taken any other action permanently restraining, enjoining, or otherwise prohibiting the Sale, and such action has become final and non-appealable, or (ii) the joint conditions to closing are not satisfied by June 30, 1998, unless the failure to satisfy the conditions or the failure to close is due to the action or inaction of the terminating party with respect to covenants in the Sale Agreement to be performed on or before the Closing. With respect to any termination pursuant to clause (i) above, the terminating party must have used reasonable efforts to remove or lift any such action.

    The Sale Agreement may be terminated at any time before the Closing by the Company and Nobel Holdings based on the following: (i) subject to payment to RenaissanceRe of a termination fee (as described below) and the requirements set forth in the Sale Agreement, the Company and Nobel Holdings enter into a definitive agreement with respect to a Takeover Proposal; (ii) there is a breach of any representation or warranty (without giving effect to any materiality or similar qualifications) on the part of RenaissanceRe or Renaissance Holdings having a material adverse effect on the ability of RenaissanceRe or Renaissance Holdings to perform their respective obligations under the Sale Agreement; or (iii) there is a breach of any covenant on the part of RenaissanceRe or Renaissance Holdings resulting in the same type of material adverse effect, which breach is not cured within 10 days following written notice. With respect to any termination pursuant to clauses (ii) or
(iii) above, the Company and Nobel Holdings must have complied with all provisions of the Sale Agreement. In addition, if the Sale Agreement is terminated pursuant to clauses (ii) or (iii) above and within 12 months thereafter either the Company, Nobel Holdings, or any of the U.S. Subsidiaries enter into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to any of them is consummated, the Company and Nobel Holdings must pay RenaissanceRe a termination fee.

    The Sale Agreement may be terminated at any time before the Closing by RenaissanceRe based on the following: (i) if the Nobel Board or the Board of Directors of Nobel Holdings shall have withdrawn, or modified or changed in a manner unacceptable to RenaissanceRe or Renaissance Holdings, such Board's approval or recommendation of the Sale or the Sale Agreement; (ii) if the Company enters into a definitive agreement for the consummation of a Takeover Proposal in accordance with the restrictions set forth in the Sale Agreement;
(iii) the Nobel Board recommends any proposal other than by RenaissanceRe or Renaissance Holdings in respect of a Takeover Proposal; (iv) the Company and Nobel Holdings continue discussions with any third party concerning a Takeover Proposal for more than 20 days after the date of receipt; (v) a Takeover Proposal, which has been publicly disclosed and publicly proposed or communicated to the Company, Nobel Holdings, or any of the U.S. Subsidiaries, contains a proposal as to price and the Company and Nobel Holdings do not reject the Takeover Proposal within 20 days of the earlier of its receipt or first public disclosure; or (vi) any person or group (as defined in the Exchange Act) other than RenaissanceRe or Renaissance Holdings or any of their respective affiliates becomes the beneficial owner of more than 15% of the outstanding Common Shares. If the Sale Agreement is terminated pursuant to clauses (i),
(ii), or (iii) above, the Company and Nobel Holdings must pay RenaissanceRe the termination fee. In addition, if the Sale Agreement is terminated pursuant to clauses (iv), (v), or (vi) above and within 12 months thereafter either the Company, Nobel Holdings, or any of the U.S. Subsidiaries enter into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to any of them is consummated, the Company and Nobel Holdings must pay RenaissanceRe a termination fee.

    RenaissanceRe may also terminate the Sale Agreement if (i) there is a breach of any representation or warranty (without giving effect to any materiality or similar qualifications) on the part of the Company or Nobel Holdings having a material adverse effect on the business, properties, assets, financial condition, or results of operations of the U.S. Subsidiaries or the ability of the Company or Nobel Holdings to perform their respective obligations under the Sale Agreement (other than actions taken in compliance with the Sale Agreement and general economic conditions generally affecting the industries in which the U.S. Subsidiaries conduct their respective businesses) or (ii) there is a breach of any covenant on the part of the Company or Nobel Holdings resulting in the same type of material adverse effect, which breach is not cured within 10 days following written notice; provided that RenaissanceRe must have complied with all provisions of the Sale Agreement.

    If the Company and Nobel Holdings are required to pay RenaissanceRe a termination fee in connection with a termination of the Sale Agreement, the termination fee will equal $3,000,000 plus an amount equal to the reasonably documented out-of-pocket expenses incurred by RenaissanceRe and Renaissance Holdings in connection with the Sale Agreement and the Sale (including attorneys' fees and expenses), but which expenses may not exceed $400,000. The termination fee is payable by wire transfer of immediately available funds to the account designated by RenaissanceRe. The Company and Nobel

Holdings must pay the termination fee simultaneous with any termination by them in connection with entering into a definitive agreement with respect to a Takeover Proposal and promptly, but not later than two business days, after the date of any other termination or event requiring payment of the termination fee. Except when the termination fee is required to be paid, the parties to the Sale Agreement are otherwise responsible for their own fees and expenses incurred in connection with the Sale Agreement and the Sale, whether or not the Sale is consummated.

    GOVERNING LAW.  The Sale Agreement is governed by Delaware law.

    COMPARISON OF RIGHTS OF HOLDERS OF STOCK. There will be no change in the rights and preferences of holders of the Common Shares as a result of the Sale.

PLAN OF LIQUIDATION

    Pursuant to the Plan of Liquidation, the Company will (i) reduce its share capital account by decreasing the par value of the Common Shares from $1.00 to $0.05 per share and transfer the amount of the reduction to its contributed surplus account, (ii) reduce its share premium account to zero and transfer the amount thereof to its contributed surplus account, (iii) temporarily adjourn the Special Meeting, (iv) consummate the Sale, (v) cause Nobel Holdings to dissolve, liquidate, and distribute to the Company the net cash remaining after the Sale and payment of its known debts, (vi) subject to applicable restrictions and required consents under Bermuda law, make the Initial Distribution, and (vii) reconvene the Special Meeting to present the proposal for the Liquidation to the Company's shareholders. A copy of the Plan of Liquidation is attached as Appendix B to this Proxy Statement.


    REDUCTION OF CAPITAL. Effective immediately upon shareholder approval of the Plan of Liquidation and the Company's compliance with the applicable provisions of the Companies Act and the Insurance Act, including the consent of the Minister of Finance under the Insurance Act, (i) the Company's share capital account will be reduced by decreasing the par value of the Common Shares from $1.00 per share to $0.05 per share and transferring the amount of the reduction to its contributed surplus account (as defined in the Companies Act) and (ii) the Company's share premium account, which represents the premium paid for Common Shares in excess of the $1.00 par value, will be reduced to zero and the amount thereof will be transferred to its contributed surplus account. This reduction in capital will facilitate the Company's ability to implement the Plan of Liquidation, including payment of the Initial Distribution. A reduction of capital, whether in share capital or share premium accounts, is authorized under the Companies Act and the Company's Bye-laws upon approval by the Company's shareholders at a general meeting.



    As of December 31, 1997, the date of the most recently published consolidated balance sheet of the Company, the Company's share capital, based on $1.00 par value per Common Share, was approximately $4,506,000, its share premium account was approximately $18,181,000, and it had no contributed surplus account. The amounts of both the Company's share premium and share capital accounts have been adjusted to reflect the cancellation of the treasury shares reflected on such balance sheet since they are no longer considered issued under Bermuda law. After giving effect to the reduction of capital pursuant to the Plan of Liquidation, as of December 31, 1997, the Company's share capital account, based on $0.05 par value per Common Share, would have been approximately $225,000, its share premium account would have been zero, and the amount of its contributed surplus account would have been approximately $22,462,000.

    Pursuant to the Insurance Act, the prior consent of the Minister of Finance is required before an insurance company may reduce its total capital by more than 15% and, accordingly, the consent of the Minister of Finance is required before the Company can reduce its total capital as contemplated by Proposal 2 and effect the Initial Distribution. The Company intends to apply to the Minister of Finance prior to the date of the Special Meeting for the required consent to reduce its capital and effect the Initial Distribution. The Company expects that, prior to payment of the Initial Distribution, the Company shall have assigned to third parties or commuted all of its insurance obligations and paid down or paid in full Nobel Holdings' existing credit facility (which the Company believes represent substantially all of its historical operating liabilities). In addition, the Company anticipates that, after each of the contemplated reduction in the share capital and share premium accounts and the making of the Initial Distribution, it will substantially exceed the minimum solvency margin and liquidity ratio requirements under the Insurance Act. Accordingly, the Company believes it will be able to obtain the consent of the Minister of Finance to the reduction of total capital in a timely fashion, although the giving of such consent is within the discretion of the Minister of Finance and there can be no assurance that such consent can be obtained or that such consent can be obtained on a timely basis. See "--Insurance Regulation."

    In order to comply with the Companies Act, the Company will be required to cause a notice of the reduction in capital to be published in an appointed newspaper not more than 30 days and not less than 15 days prior to the date of the Special Meeting. The notice must state the amount of the share premium and share capital accounts as last previously determined by the Company, the amount to which the share premium and share capital accounts are to be reduced, and the date as from which the reduction is to have effect. The Company plans to publish the required notice on or about the commencement of this time period.

    In addition, on the effective date, which will be the date of the Special Meeting, at least two directors of the Company must execute a sworn affidavit declaring either that on that date the Company is solvent or that all the creditors of the Company on that date have expressed in writing their concurrence in the reduction. Generally, the Company is solvent if its assets exceed its liabilities. The Company anticipates that at least two directors will execute such an affidavit with respect to the Company's solvency on the date of the Special Meeting.

    Within 30 days after the effective date of the reduction of capital, the Company will be required to file a memorandum, with a copy of the published notice and the directors' affidavit, in the office of the Registrar of Companies stating that the Company has complied with the applicable provisions of the Companies Act.


    TEMPORARY ADJOURNMENT OF THE SPECIAL MEETING. Pursuant to the Plan of Liquidation, in order to permit the other Transactions to be completed prior to consideration of Proposal 3 (the Liquidation), the Special Meeting will be
temporarily adjourned until the later of       , 1998, or that date which is
five business days after the last to occur of (i) the Closing, (ii) the dissolution and liquidation of Nobel Holdings, and (iii) the payment of the Initial Distribution (or the determination by the Nobel Board that the Company cannot pay the Initial Distribution), but in no event later than the 60-day anniversary of the Special Meeting. The Company will issue a press release setting forth the date and time the Special Meeting will actually be reconvened. If the Closing and/or the dissolution and liquidation of Nobel Holdings are significantly delayed following the temporary adjournment of the Special Meeting, the Company will assess the reasons for any such delays and the likelihood of completion. If the Closing and the dissolution and liquidation of Nobel Holdings do not occur prior to the 60-day anniversary of the commencement of the Special Meeting, the Special Meeting will be reconvened solely for the purpose of being finally adjourned. If the Closing and dissolution and liquidation of Nobel Holdings occur after final adjournment of the Special Meeting, the Company will be required to call a separate special general meeting for the purpose of presenting an alternative proposal equivalent to Proposal 3 for the voluntary winding up of the Company.

    DISSOLUTION OF NOBEL HOLDINGS. Promptly following consummation of the Sale, Nobel Holdings intends to file a Certificate of Dissolution with the Secretary of State of Delaware. Effective upon the filing of the Certificate of Dissolution, Nobel Holdings will be dissolved. Pursuant to the provisions of the Delaware General Corporation Law, however, Nobel Holdings will be continued for a period of three years, or such longer period as a court of competent jurisdiction may direct, in order to enable it to (i) prosecute and defend suits whether civil, criminal, or administrative, (ii) gradually settle and close its business, (iii) dispose of and convey its property, (iv) discharge its liabilities, and (v) distribute any remaining assets to its stockholders, but not for the purpose of continuing the business for which Nobel Holdings was organized. With respect to any action, suit, or proceeding begun by or against Nobel Holdings either prior to or within three years after the date of the dissolution the action shall not abate by reason of dissolution of Nobel Holdings. Nobel Holdings shall, solely for the purpose of such action, suit, or proceeding, be continued as a body corporate beyond the three-year period and until any judgment, orders, or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Delaware Court of Chancery.

    The board of directors of Nobel Holdings and the Company as the sole stockholder of Nobel Holdings have adopted a plan of distribution for the payment and discharge of Nobel Holdings' liabilities and distribution of the remaining assets to the Company following the filing of the Certificate of Dissolution (the "Plan of Distribution"). The Plan of Distribution is subject to the adoption of the Plan of Liquidation by the shareholders of the Company and the filing of the Certificate of Dissolution. On the date of dissolution, the Company expects Nobel Holdings to own no material assets other than the cash proceeds from the Sale. Pursuant to the Plan of Distribution, Nobel Holdings will promptly pay all known claims and obligations, whether matured or unmatured. The Company will assume the obligation of, or make (or cause Nobel Holdings to make) other reasonable provision for, full payment of (i) any known claim or obligation that cannot be paid promptly, (ii) any contingent or conditional claim or obligation known to Nobel Holdings, (iii) any claim or obligation that is the subject of a pending action against Nobel Holdings, and
(iv) any claim or obligation that has not been made known to Nobel Holdings or that has not arisen, but, based upon facts known to Nobel Holdings, is likely to arise within ten years after the date of dissolution. Any remaining funds will be transferred to the Company pursuant to a liquidating distribution.

    The Company estimates that after Nobel Holdings pays all known claims and obligations (including settlements at the closing of the Sale of Nobel Holdings' $238,000, $172,000, and $409,000 intercompany indebtedness to Nobel Managing Agents, Inc., Nobel Service Corporation, and NIA, respectively, and the payment of its existing credit facility) and reasonable provision is made for any other claims and obligations, the liquidating distribution from Nobel Holdings to the Company will be approximately $47.4 million. If funds are left with Nobel Holdings as a provision for any other claims and obligations, and if any such claims or obligations are not realized, additional liquidating distributions may be made to the Company during the period of the Liquidation. The Company does not anticipate that there will be any such other claims and obligations.

    THE INITIAL DISTRIBUTION. Following the dissolution and liquidation of Nobel Holdings, the Company intends to pay the Initial Distribution to its shareholders in an amount up to $13.00 in cash per Common Share. Following the temporary adjournment of the Special Meeting, and subject to completion of the foregoing components of the Plan of Liquidation, the Nobel Board intends to meet to consider the amount of the Initial Distribution to be declared and paid. For purposes of the Companies Act, the Initial Distribution will constitute a dividend or a distribution out of the Company's contributed surplus account.

    Under the Companies Act, in order for the Company to declare or pay the Initial Distribution, and for the Nobel Board to determine the amount thereof, the Company must not have reasonable grounds to believe that (i) the Company is, or would after the payment of the Initial Distribution be, unable to pay its liabilities as they become due or (ii) the realizable value of its assets would thereby be less than the aggregate of its liabilities, its issued share capital account, and its share premium account. In order to determine whether either event would occur, the Nobel Board must (i) evaluate and determine the value of the Company's assets, (ii) evaluate and determine any known liabilities of the Company, including the full amount payable under the Limited Recourse Loan,
(iii) evaluate and determine the likelihood of any threatened or potential liabilities, including the possibility of any U.S. federal tax liabilities of the Company, and (iv) include the assumption of any liabilities of Nobel Holdings.


    In addition to the requirements of the Companies Act, the Company must also meet the more rigorous solvency requirements and liquidity ratios applicable to insurance companies under the Insurance Act. Generally, the insurance tests under this statute take precedence, so that compliance thereunder will also satisfy the requirements of the Companies Act. Because payment of the Initial Distribution will result in a reduction of the Company's total capital, the Company will also be required to obtain the prior consent of the Minister of Finance pursuant to the provisions of the Insurance Act. The Company intends to apply for this consent prior to the Special Meeting. Subject to completion of the Sale, the reduction of the Company's share capital and share premium accounts pursuant to the Plan of Liquidation, and its continued satisfaction of the relevant financial ratios and minimum statutory requirements, the Company expects the Minister of Finance to grant the consent, although the giving of such consent is within the discretion of the Minister of Finance and there can be no assurance that such consent can be obtained or that such consent can be obtained on a timely basis. See "--Insurance Regulation."



    The Nobel Board will not be able to determine the amount of the Initial Distribution until it completes a financial review of the Company and the statutory requirements at the time of the proposed declaration of the Initial Distribution. In addition, the Company must be in compliance with the statutory requirements at the time of the proposed payment of the Initial Distribution. The Company believes that the contemplated distribution structure, after giving effect to the reduction in capital, will result in the retention of sufficient funds to satisfy the requirements of the Companies Act and the Insurance Act and pay the Company's liabilities and expenses until completion of the Liquidation.



    Assuming the Closing and the dissolution and liquidation of Nobel Holdings occur on a timely basis following shareholder approval of Proposals 1 and 2, the Company estimates that it will be able to complete the necessary reviews and pay the Initial Distribution within four to six business days following the Closing. There can, however, be no assurance of the exact timing of the Initial Distribution.



    On a pro forma basis at December 31, 1997, after giving effect to the Sale, the Company would have had total assets of approximately $80,465,000 and total liabilities of approximately $17,206,000 (including the Limited Recourse Loan). The Company estimates that there has been no material change in these total amounts as of the date of this Proxy Statement. Based on this information, and assuming the reduction of capital and the dissolution and liquidation of Nobel Holdings had been completed pursuant to the Plan of Liquidation as of the date of this Proxy Statement, the Company believes it would have been able to declare and pay an Initial Distribution equal to $13.00 per Common Share as of the date hereof. There can, however, be no assurance that the Company will be able, following the adoption of the Plan of Liquidation and the completion of the foregoing components thereof, to declare and pay the Initial Distribution or, if declared and paid, what the amount of the Initial Distribution will be. The Company's ability to declare and pay the Initial Distribution or the amount of any Initial Distribution will be adversely affected if there is any material change in the Company's liabilities or expenses, including the presentation or assessment against the Company of any unforeseen claims or obligations. If the actual Initial Distribution is less than $13.00 per share, the unpaid portion will be distributed in the Final Distribution to the extent funds are available as a result of the Liquidation. The Nobel Board intends to declare and pay in the Initial Distribution the maximum amount per share, up to $13.00, that at the time is in compliance with Bermuda law.


    If Proposal 1 (the Sale) is not approved by the Company's shareholders at the Special Meeting, neither Proposal 2 (the Plan of Liquidation) nor any other proposal will be presented to the Company's shareholders for a vote, no other business is contemplated to be presented to the shareholders, and the Special Meeting will be subject to regular adjournment.

    If Proposal 1 is approved by the Company's shareholders, but Proposal 2 is not approved by the Company's shareholders, the Special Meeting will not be temporarily adjourned, Proposal 3 (the Liquidation) will not be presented to the Company's shareholders for a vote, and the Initial Distribution will not be paid. The Sale will, nevertheless, be consummated and, except for the limited role contemplated under the Sale Agreement, the Company's management will all become employees of RenaissanceRe upon the Closing. The Company will have no operating assets, no plans, or prospects. Accordingly, in this event, the Company intends to call a separate special general meeting of shareholders for the purpose of presenting an alternative proposal equivalent to Proposal 3 for the voluntary winding up of the Company and will incur additional fees and expenses in connection therewith.


THE LIQUIDATION

    VOLUNTARY WINDING UP UNDER BERMUDA LAW. Under the Companies Act, the Company may be wound up voluntarily pursuant to a resolution passed by its shareholders at a general meeting. In connection with a shareholders' voluntary winding up, the Company's shareholders are also required to appoint one or more liquidators for the purpose of winding up the affairs and distributing the assets of the Company. The Companies Act does not set forth specific requirements for who can serve as a liquidator, except that a corporate entity is not qualified for appointment unless empowered to serve as a liquidator pursuant to a Bermuda statute. A liquidator is not required to be a director or officer of the Company or a resident of Bermuda. The Company's shareholders may also fix the compensation of a liquidator.

    The proposed voluntary winding up of the Company following the consummation of the Sale is generally referred to herein as the "Liquidation." Pursuant to Proposal 3, the Company contemplates the appointment by the Company's shareholders of the Liquidator to serve as sole liquidator and approval by the shareholders of compensation at a fixed hourly rate with a minimum fee to be paid.

    Within five weeks preceding the passage of the shareholder resolution for the Liquidation, the majority of the Company's directors must each make a written statutory declaration, including a statement of assets and liabilities of the Company as of the latest practicable date, to the effect that they have formed the opinion that the Company will be able to pay its debts in full within the period specified in the declaration, which must begin upon the commencement of the Liquidation and may not exceed 12 months from the commencement. The statutory declaration must be delivered to the Registrar of Companies in Bermuda for registration within the same five-week time period. Any director making this declaration without reasonable grounds to do so is subject to imprisonment for up to six months or a fine of up to $2,500. If the Company is unable to pay its debts in full within the specified period, there is a rebuttable presumption that the director lacked reasonable grounds for his opinion.

    The Liquidation will be deemed to commence at the time the shareholders' resolution for the Liquidation is passed. From that time, the Company will cease to carry on its business, except so far as may be required for the beneficial winding up thereof, although its corporate existence and corporate powers will continue until the Company is dissolved upon completion of the Liquidation. In addition, upon appointment of the Liquidator, all powers of the officers will cease, except to the extent that the Company's shareholders provide otherwise pursuant to a resolution passed at a general meeting or the Liquidator sanctions the continued exercise of powers by the officers. Pursuant to Proposal 3, the Company contemplates that the current officers of the Company will be authorized to continue exercising their respective powers as officers for the purpose of facilitating the Liquidation, including, without limitation, ensuring compliance with all statutory and regulatory requirements.

    Within 21 days after the commencement of the Liquidation and the appointment of the Liquidator, (i) the Company must give notice of the voluntary winding up by advertisement in an appointed newspaper in Bermuda, (ii) the Liquidator must publish a notice of his appointment in an appointed newspaper in Bermuda, and
(iii) the Company must send written notice of the voluntary winding up to each of its known claimants. The published notice of the Liquidation and the notices to claimants will state that all claims must be received by the Liquidator within 14 days after receipt of the notice or be barred. Notwithstanding such a statement, the Liquidator will continue to receive and resolve claims received during the period of the Liquidation. Every invoice, order for goods, or business letter by or on behalf of the Company must contain a statement that the Company is being wound up. In addition to the public notices and notices to known claimants required by the Companies Act, the Liquidator may engage in other procedures to determine the existence of and resolve potential or unasserted claims or assure himself of the absence of such claims. Any of such procedures or the assertion of claims or potential claims as a result of any of the notices or procedures may cause a substantial delay in the shareholders' receipt of the Final Distribution and, if such claims are for U.S. taxes or in the aggregate approximate or exceed the principal amount of the Limited Recourse Loan, the total amount of all liquidating distributions to be received and retained by shareholders may be less than $14.00 per Common Share.


    The Liquidator will have broad powers with respect to the Liquidation, including the exercise of the powers given under the Companies Act to a liquidator in a winding up by the Supreme Court of Bermuda (the "Court"). The Liquidator will have the power, in the name and on behalf of the Company, to:
(i) bring or defend any action or other legal proceeding; (ii) carry on the business of the Company to the extent necessary for the beneficial winding up of the Company; (iii) appoint an attorney to assist him in the performance of his duties as the Liquidator; (iv) pay any classes of creditors in full; (v) make any compromise or arrangement with creditors; (vi) compromise any claims; (vii) sell and transfer the real and personal property of the Company; (viii) do all acts and execute all deeds, receipts, and other documents and for that purpose use, when necessary, the Company's seal; (ix) draw, accept, make, and endorse any bill of exchange or promissory note; (x) raise on the security of the assets of the Company any money required; (xi) appoint an agent to do any business that the Liquidator is unable to do himself; and (xii) do all such other things as may be necessary for the winding up of the affairs of the Company and distributing its assets. The Liquidator may also apply to the Court to determine any question arising in the Liquidation.

    The current directors and officers of the Company will continue to serve in their respective capacities with the Company and Nobel Holdings for the purpose of facilitating the Liquidation. The continued exercise of powers by the Company's directors and officers will include, without limitation, compliance with statutory and regulatory requirements to which the Company continues to be or may become subject. The directors' and officers' authority will exclude such powers and functions falling within the scope of the Liquidator under the Companies Act.

    The Act generally provides that after commencement of the Liquidation any transfer of shares that is not made to the Liquidator or with his approval and any alteration in the status of the Company's shareholders shall be void. The Company will request that the Liquidator, immediately following his appointment, expressly authorize the continued trading of the Company's registered Common Shares. Any transfers of restricted securities, other than pursuant to Rule 144 under the Securities Act, will require the approval of the Liquidator.

    The costs and expenses of the Liquidation, including the Liquidator's compensation, are payable out of the Company's assets. Certain other debts and obligations have priority of payment, in the following order, over other debts and obligations: (i) all taxes owing to the government of Bermuda or any municipality in Bermuda; (ii) all wages or salary; (iii) all accrued holiday remuneration; (iv) amounts owed by the Company as an employer with respect to pensions or insurance; and (v) all amounts due in respect of workers' compensation claims. Payments with respect to these priority claims are, however, limited to $2,500 to any one claimant, subject to certain exceptions. All other debts and liabilities of the Company will be satisfied by the Liquidator PARI PASSU.

    During the period of the Liquidation, the Liquidator may at any time stay the Liquidation either altogether or for a limited time if he is satisfied that such a stay is in the best interests of the Company's shareholders or the Company's creditors. The stay may be lifted upon an application to the Court by any creditor of the Company to continue the winding-up proceedings. If at any time the Liquidator is of the opinion that the Company will not be able to pay its debts in full within the period specified in the directors' statutory declaration, he is required to call and hold a meeting of creditors and present a statement of the assets and liabilities of the Company.

    The Liquidator may invest excess cash in investments that a committee of creditors authorizes or, in the absence of a committee of creditors, as authorized by the Company's shareholders or Court. Excess cash is cash of the Company that the Liquidator determines is in excess of the cash required for the time being to answer demands in respect of the Company's debts.

    Subject to the priority of claims and the satisfaction of all claims, the property of the Company will be distributed among the shareholders according to their rights and interests in the Company. With respect to the Liquidation, the Company's obligation under the Limited Recourse Loan will be determined only after payment of the Final Distribution to the Company's shareholders. See "--The Sale Agreement--Limited Recourse Loan."


    There is no specified period for the Liquidation of the Company. If the Liquidation will continue for more than one year, and for each succeeding year, the Liquidator must call and hold a general meeting of shareholders. At each meeting, the Liquidator must make an accounting and disclosure of the winding up during the previous year. The Liquidator must also send to the Registrar of Companies such information with respect to the Liquidation as may be required. The actual period for the Liquidation will depend on the nature of the assets and liabilities of the Company at the time of the commencement of the Liquidation and will be determined by the Liquidator. As of the date of this Proxy Statement, the Company is unable to estimate the time period between the vote on Proposal 3 and the payment of the Final Distribution to the Company's shareholders.


    If the Liquidator at any time concludes that the Company is insolvent, the Liquidator is required to call a meeting of creditors. At that time the Liquidation ceases to be a members' voluntary liquidation and becomes a creditors' voluntary liquidation, pursuant to which the Company's creditors and a liquidator appointed by them will control the liquidation process rather than the Liquidator appointed by the shareholders.

    After the Initial Distribution by the Company, to be effected prior to the appointment of the Liquidator, it is not anticipated that any partial liquidating distributions will be made by the Liquidator until the winding up of the Company's affairs has been completed and all of its debts and obligations other than those pursuant to the Limited Recourse Loan have been paid or settled. At that time, in accordance with the terms of the Sale Agreement, the Limited Recourse Loan, the Companies Act, and subject to the maximum amounts described herein, the Company expects that the Liquidator will pay out the Company's remaining cash in accordance with the following priorities:

    (1) First, payment of the Final Distribution to shareholders, equal to not more than $14.00 in cash per Common Share outstanding on the date of the Sale Agreement (or issued in exchange for any employee options outstanding on such date) less the amount per share paid in the Initial Distribution.

    (2) Second, to the extent of available funds, payment of the $8,894,000 principal amount of the Limited Recourse Loan then remaining outstanding;

    (3) Third, to the extent of available funds, payment of (i) accrued but unpaid interest on the Limited Recourse Loan at the rate of 6% per annum from the date of Closing until the payment date, and, (ii) to the extent of available funds, if the payment date is after June 30, 1998, but prior to December 31, 1999, on a PARI PASSU basis with the accrued but unpaid interest on the Limited Recourse Loan, an additional amount to the Company's shareholders accrued each day from July 1, 1998, to the date of the Final Distribution at the rate of 6% per annum on any portion of the amount described in clause (1) above that remains unpaid after June 30, 1998; and
    (4) Fourth, to the extent of available funds, payment of all remaining cash to RenaissanceRe (or other holder of the promissory note relating to the Limited Recourse Loan) as additional interest.

    When the affairs of the Company are fully wound up, the Liquidator will be required to make an account of the Liquidation, showing how the Liquidation has been conducted and the property has been disposed of. The Liquidator will then be required to call and hold a general meeting of the shareholders of the Company for the purpose of disclosing this account and giving any explanation of the account. One month's notice to shareholders, which shall also be published by an advertisement in an appointed newspaper, is required with the respect to this general meeting. If a quorum, which is at least two shareholders present in person and representing in person or by proxy the holders of a majority of the issued and outstanding Common Shares entitled to vote, is not present, the Liquidator may notify the Registrar of Companies that the general meeting was duly summoned and that no quorum was present. Upon such notification, the requirements of holding the general meeting will be deemed to have been complied with.

    Within one week after the general meeting of the Company's shareholders, the Liquidator is required to notify the Registrar of Companies that the company has been dissolved. The Registrar of Companies will record that fact and the date of dissolution in the appropriate register.

    After the completion of the Liquidation and the dissolution of the Company, the Court may, for a period of ten years, make an order declaring the dissolution void upon an application by the Liquidator or by any other person who appears to the Court to have an interest. The Liquidator is subject to claims filed by claimants of the Company with respect to obligations and liabilities that were not satisfied during the Liquidation. The Liquidator may be held personally liable with respect to such claims to the extent a claimant or claimants can establish that he acted negligently with respect to the claim or the Liquidation generally.

    If at any time during the Liquidation, the office of the Liquidator becomes vacant for any reason, the Company may fill the vacancy in a general meeting of its shareholders. The Court also has the authority to appoint a replacement to fill a vacancy.

    Prior to or during the Liquidation, any creditor or shareholder of the Company may apply to the Court to have the Company wound up by the Court. The Court may also, upon a showing of cause, remove the Liquidator and appoint a replacement.

    Pursuant to the Act, the Liquidator is subject to the assessment of default fines for failure to comply with the specific requirements of the Act.

    THE LIQUIDATOR. Since July 1995, Mr. Butterfield has been an Associate with KPMG Bermuda specializing in all areas of the insurance and reinsurance industry. He has responsibility for developing and overseeing the insolvency and liquidation practice of the firm. Mr. Butterfield currently serves as liquidator with respect to approximately 10 to 15 compulsory liquidations per year and approximately 10 voluntary liquidations per year. From 1990 to 1995, Mr. Butterfield served as Bermuda's Registrar of Companies. As Registrar of Companies, Mr. Butterfield was responsible for the regulation of Bermuda's insurance industry, which consists of approximately 1,300 insurance and reinsurance companies. In addition, as Bermuda's official receiver while serving as the Registrar of Companies, Mr. Butterfield oversaw all compulsory liquidations during the five-year period as well as numerous voluntary liquidations. Prior to 1990, Mr. Butterfield worked with Johnson and Higgins and operated his own insurance consulting and risk management firm. Mr. Butterfield's experience includes risk management, administration, regulation, and operation of insurance and reinsurance companies. Mr. Butterfield obtained his undergraduate degree in accounting in 1975 from St. Mary's University in Halifax, Nova Scotia, and did post-graduate studies in accounting at the University of Toronto, in Toronto Ontario.

    If either Proposal 1 (the Sale) or Proposal 2 (the Plan of Liquidation) is not approved by the Company's shareholders at the Special Meeting, Proposal 3 (the Liquidation) will not be presented to the shareholders for a vote, no other business is contemplated to be presented, and the Special Meeting will be subject to regular adjournment. In addition, in order to commence the Liquidation at a subsequent time, it will be necessary for the Company to call and hold a separate general meeting of its shareholders.

APPRAISAL RIGHTS

    Under the laws of the Islands of Bermuda, shareholders who dissent to the Sale, the Plan of Liquidation, or the Liquidation do not have a right to any dissenter's rights or rights of appraisal or similar rights with respect to any or all of the Transactions. Any shareholder may, however, apply to the Court to determine any question arising in the Liquidation.

ACCOUNTING TREATMENT


    The Sale will be accounted for as a sale of assets and a transfer of certain liabilities. The Company expects to record a gain upon the consummation of the Sale of approximately $9,972,000 on a pre-tax basis and $6,495,000 net of taxes and after taking into account any net operating losses.


INSURANCE REGULATIONS


    STATE INSURANCE REGULATIONS. Nobel Insurance is subject to regulation under the insurance statutes of the District of Columbia and all fifty states, including the State of Texas, where Nobel Insurance is domiciled. The Texas Insurance Code provides that no person may acquire control of a domestic insurance company, such as Nobel Insurance, unless the potential acquirer has given notice to the insurance company and the Texas Department of Insurance (the "Texas Department") and has obtained the prior written approval of the Texas Department. The Sale and certain of the transactions related thereto are subject to such regulations. Accordingly, the Sale and such transactions may not be consummated prior to the filing of certain prescribed notices and reports with the Texas Department and the receipt of approval from the Texas Department.


    Generally, the Texas Department may deny an application to acquire a domestic insurer, if, after a public hearing, the Texas Department makes certain adverse findings as provided by the Texas Insurance Code, which may include a determination that immediately upon change of control, the insurer (i) would not be able to satisfy the requirements for the issuance of a new certificate of authority or a license to write the line or lines of insurance for which it is presently licensed; (ii) the effect of such acquisition of control would be substantially to lessen competition in any line or subclassification lines of insurance in the State of Texas or tend to create a monopoly therein; (iii) the financial condition of the acquiring party is such as might jeopardize the financial stability of the domestic insurer, or prejudice the interest of its policyholders; (iv) the plans or proposals which the acquiring party has to liquidate the domestic insurer, cause it to declare dividends or make other distributions, sell any of its assets, consolidate or merge it with any person, make any material change in its business or corporate structure or management, or cause the insurer to enter into material agreements, arrangements, or transactions of any kind with any party, are unfair, prejudicial, hazardous, or unreasonable to policyholders of the insurer and not in the public interest; (v) the competence, trustworthiness, experience, and integrity of those persons who would control the operation of the domestic insurer are such that it would not be in the interest of policyholders of the domestic insurer and of the public to permit the acquisitions of control; or (vi) the acquisition of control would violate any law of the State of Texas, any other state, or of the United States.

    RenaissanceRe filed a Statement Regarding the Acquisition of Control of a Domestic Insurer on Form A and related material with the Texas Department on January 30, 1998, and presently expects that the Sale will be approved by the Texas Department prior to the date of the Special Meeting. RenaissanceRe believes that its application for approval to acquire Nobel Insurance is supported by, among other things, the significant experience operating insurance entities and the significant financial strength and stability of RenaissanceRe and its affiliates. There can, however, be no assurance that the Texas Department will approve the Sale or that such approval will occur on a timely basis.


    BERMUDA INSURANCE REGULATIONS. The Insurance Act imposes on Bermuda Insurance companies solvency and liquidity standards and auditing and reporting requirements and grants to the Minister of Finance powers to supervise, investigate, and intervene in the affairs of insurance companies. Significant aspects of the Bermuda insurance regulatory framework are set out below.



    An insurer must prepare annual statutory financial statements. The Insurance Act prescribes rules for the preparation and substance of such statutory financial statements (which include, in statutory form, a balance sheet, income statement, a statement of capital and surplus, and detailed notes). The insurer is required to give detailed information and analyses regarding premiums, claims, reinsurance, and investments. The statutory financial statements are not prepared in accordance with GAAP and are distinct from the financial statements prepared for presentation to the insurer's shareholders under The Companies Act, which financial statements may be prepared in accordance with GAAP. Copies of the Company's statutory financial statements must be filed annually together with its statutory financial return. The statutory financial statements must be maintained at the principal office of the insurer for a period of five years.



    Under the Insurance Act, the Company has been designated a Class 3 composite insurer (I.E., insurers that write both general business and long term business). The Insurance Act requires $1,250,000 minimum capital and surplus for Class 3 composite insurers with a minimum paid up share capital of $370,000. Upon completion of the Sale, the reduction of the Company's capital, and the Initial Distribution, the Company believes it will continue to satisfy the minimum paid up capital and surplus requirements of the Insurance Act.



    The Insurance Act provides that the statutory assets of a Class 3 insurer writing general business must exceed its statutory liabilities by an amount equal to or greater than the applicable minimum solvency margin for that class. The applicable minimum solvency margin for a Class 3 insurer is 20% for net premiums written for the first $6,000,000 of net premium writings plus 15% of net premiums writings in excess of $6,000,000 or 15% of loss and loss expense reserves, whichever is greater. The minimum solvency margin of writers of long-term business is $250,000. Upon completion of the Sale, the reduction of capital, and the Initial Distribution, the Company believes it will continue to meet the Insurance Act's minimum solvency margin.



    The Insurance Act provides a minimum liquidity ratio for insurers that write general business. An insurer engaged in general businesses is required to maintain the value of its relevant assets at not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and time deposits, quoted investments, unquoted bonds and debentures, first liens on real estate, investment income due and accrued, accounts and premiums receivable, reinsurance balances receivable, and funds held by ceding reinsurers. There are certain categories of assets that, unless specifically permitted by the Minister of Finance, do not automatically qualify as relevant assets, such as unquoted equity securities, investments in and advances to affiliates, real estate, and collateral loans. The relevant liabilities are total general business insurance reserves and total other liabilities less deferred income tax, sundry liabilities (by interpretation, those not specifically defined), and certain letters of credit and guarantees. Upon completion of the Sale, the reduction of capital, and the Initial Distribution, the Company believes it will continue to meet the Insurance Act's minimum liquidity ratio.



    A Class 3 insurer is required to file with the Registrar an annual statutory financial return at the same time as it files its statutory financial statements, but, in any event, no later than four months from the insurer's financial year end (unless specifically extended). The statutory financial return includes, among other matters, (i) a report of the approved independent auditor on the statutory financial statements of the insurer, (ii) a schedule of ceded reinsurers, (iii) an annual actuarial opinion of loss reserves with respect to the Company's general business prepared by the approved reserve loss specialist, (iv) a declaration of the statutory ratios and a solvency certificate, and (v) with respect to the Company's long-term business, an annual certificate signed by the Company's approved actuary stating whether or not the aggregate amount of the liabilities in relation to the Company's long-term business at the end of the relevant year exceeded the aggregate amount of those liabilities shown in the statutory balance sheet.



    The Companies Act allows dividend payments when there are reasonable grounds for believing that (i) the Company's assets will exceed the aggregate value of its liabilities and its issued share capital and share premium accounts, and
(ii) the Company will be able to pay its debts as they fall due after payment of a dividend. The Insurance Act requires the Company to maintain a minimum solvency margin and a minimum liquidity ratio as described above.


    Pursuant to the Insurance Act, the prior consent of the Minister of Finance is required before an insurance company may reduce its total capital by more than 15% and, accordingly, the consent of the Minister of Finance is required before the Company can reduce its total capital as contemplated by Proposal 2 and effect the Initial Distribution. The Company intends to apply to the Minister of Finance prior to the date of the Special Meeting for the required consent to reduce its capital and effect the Initial Distribution. The Company expects that, prior to payment of the Initial Distribution, the Company shall have assigned to third parties or commuted all of its reinsurance and insurance obligations and paid down or paid in full its existing credit line (which the Company believes represent substantially all of its historical operating liabilities). In addition, the Company anticipates that, after each of the contemplated reduction in the share capital and share premium accounts and the making of the Initial Distribution, it will substantially exceed the minimum solvency margin and liquidity ratio requirements under the Insurance Act. Accordingly, the Company believes it will be able to obtain the consent of the Minister of Finance to the reduction of total capital in a timely fashion, although the giving of such consent is within the discretion of the Minister of Finance and there can be no assurance that such consent can be obtained or that such consent can be obtained on a timely basis.


TAX CONSEQUENCES

    The laws of Bermuda do not impose any income taxes upon the Company or its shareholders as a result of any of the Transactions.

    The following discussion summarizes the material U.S. federal income tax consequences of the Sale, the dissolution of Nobel Holdings, and the Liquidation that are applicable to the Company and its shareholders. The discussion is based on currently existing provisions of the Code, its legislative history, existing and proposed regulations promulgated under the Code by the U.S. Treasury Department, and current administrative rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company or its shareholders. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to the Company or a particular shareholder of the Company, or the effects of state, local, or foreign income taxation. Moreover, this summary does not address the U.S. federal income tax consequences (i) to an employee of a U.S. Subsidiary whose options to purchase Common Shares are converted into options to purchase Renaissance Shares or (ii) to a shareholder of the Company of a purchase of Common Shares by the Company pursuant to a tender offer or otherwise (rather than liquidating distributions as discussed herein). In addition, the following summary may not be applicable to a holder of Common Shares who received such shares as employee compensation or pursuant to the exercise of an employee stock option. The following summary of material U.S. federal income tax consequences is not intended to constitute specific advice regarding the U.S. federal income tax consequences of any of the Transactions to any particular individual holder of Common Shares in light of such shareholder's particular tax situation. Accordingly, shareholders of the Company should consult their tax advisors with respect to the particular consequences to them of the Transactions, including the applicability of any state, local, or foreign tax laws to which they may be subject as well as with respect to the possible effects of changes in the U.S. and other tax laws.

    THE SALE. Pursuant to the Sale Agreement, Nobel Holdings will sell to Renaissance Holdings, for cash consideration of $54,106,000 (the "Purchase Price"), (i) the Shares of the U.S. Subsidiaries other than NIA, and (ii) the NIA Assets. For U.S. federal income tax purposes, even though title to all of the NIA capital stock is owned by Jeffry K. Amsbaugh as the designee of Nobel Holdings as required for regulatory purposes, the Company has taken (and will continue to take) the position that Nobel Holdings is the beneficial owner of all of the stock of NIA and will report the sale of the NIA Assets for U.S. federal income tax purposes as a sale of all of the stock of NIA to Renaissance Holdings. At Renaissance Holdings' option, Nobel Holdings and Renaissance Holdings will make a joint election under Section 338(h)(10) of the Code ("Section 338(h)(10)") with respect to the Sale. If a proper election ultimately is made under Section 338(h)(10), then solely for U.S. federal income tax purposes the sale of stock of the U.S. Subsidiaries will be ignored and the Sale will be treated as (i) a sale by each U.S. Subsidiary, including NIA, of all of its assets to a new separate subsidiary, each of which would be wholly owned by Renaissance Holdings (the "deemed Section 338(h)(10) sale"), followed by (ii) a complete liquidation of each U.S. Subsidiary in which each U.S. Subsidiary is deemed to distribute all of the proceeds from the deemed Section 338(h)(10) sale to Nobel Holdings (the "deemed Section 338(h)(10) liquidation").

    Under Section 338, each U.S. Subsidiary would recognize gain on the deemed
Section 338(h)(10) sale equal to the excess of (i) the sum of the portion of the Purchase Price paid by Renaissance Holdings that is allocable to such U.S. Subsidiary and the amount of the U.S. Subsidiary's liabilities outstanding at the time of the Sale over (ii) the U.S. Subsidiary's tax basis in its assets immediately before the Sale. Nobel Holdings would include such gain in its U.S. consolidated return and the deemed Section 338(h)(10) liquidation would be tax-free to both Nobel Holdings and the liquidating U.S. Subsidiary. If a
Section 338(h)(10) election is not made, then Nobel Holdings will recognize gain with respect to the sale of the stock of each U.S. Subsidiary, including NIA, equal to the difference between the portion of the Purchase Price allocable to the U.S. Subsidiary in question and Nobel Holdings' tax basis in such stock. Under the Sale Agreement, Nobel Holdings is required to pay any tax resulting from the Sale. Regardless of whether a Section 338(h)(10) election is made, the Company does not expect such tax to exceed $1,000,000 after offsetting available tax attributes. Although the Company intends to treat the Limited Recourse Loan as a loan for tax purposes, it is possible that the Internal Revenue Service ("IRS") might assert that a portion of the Limited Recourse Loan constitutes additional consideration paid for the Shares and the NIA Assets because of the contingent nature of the loan. If the IRS successfully asserted this argument, the gain recognized on the Sale, and thus Nobel Holding's tax liability, would correspondingly increase. The Company does not believe, however, that any such increased tax would be a material amount.


    THE LIQUIDATION AND DISSOLUTION OF NOBEL HOLDINGS. Subsequent to the Sale and pursuant to the Plan of Liquidation, the Company will cause Nobel Holdings to distribute to the Company the net cash remaining after the (i) sale of the U.S. Subsidiaries, including NIA, and (ii) payment of Noble Holdings' debts and obligations. Nobel Holdings thereafter will dissolve pursuant to Delaware law. Neither Nobel Holdings nor the Company will recognize gain or loss on the liquidation and dissolution of Nobel Holdings. Although no assurances can be given, it is anticipated that the Initial Distribution and the Final Distribution will be made in the year of the Sale.

    THE LIQUIDATION. Provided the shareholders of the Company approve the Sale Agreement and the Plan of Liquidation at the Special Meeting, the Sale will be consummated and Nobel Holdings will pay its liabilities, distribute its remaining assets to the Company, and dissolve. As soon as practicable thereafter, the Company will make the Initial Distribution to its shareholders pursuant to the Plan of Liquidation. Thereafter, the Company will reconvene the Special Meeting to present to its shareholders a proposal for the voluntary winding up of the Company under Bermuda law. Subject to payment of the Company's liabilities, the Company presently expects that the Liquidator will make the Final Distribution to the shareholders of the Company and dissolve the Company.


    The U.S. federal income tax consequences to a holder of Common Shares who receives an Initial Distribution and a Final Distribution will depend, in part, upon whether or not the receipt of cash by such shareholder is treated as a distribution in complete liquidation of the Company under Section 331 of the Code rather than a non-liquidating distribution under Section 301 of the Code. Subject to the application of Section 1248 of the Code discussed below, a distribution (including one of a series of distributions) that is characterized as one in complete liquidation under Section 331 of the Code is treated as in full payment for the shareholder's Common Shares, generally resulting in the recipient shareholder recognizing gain or loss in an amount equal to the difference between (i) the sum of the cash received in the distribution and (ii) the shareholder's tax basis in the Common Shares. If Section 331 of the Code applies, such gain or loss will be capital gain or loss if the Common Shares constitute a capital asset in the hands of the shareholder as of the date of the distribution. Any capital gain or loss will be long-term capital gain or loss if the shareholder has held the Common Shares for more than eighteen months as of the date of the distribution (or mid-term gain or loss if held more than one year but not more than eighteen months). Under Section 331, a shareholder recognizes gain on the receipt of an Initial Distribution only to the extent that the amount of such Initial Distribution exceeds such shareholder's aggregate tax basis in his Common Shares. A shareholder will not recognize loss from an Initial Distribution, however, until the Final Distribution is received.

    The Final Distribution will constitute a distribution in complete liquidation of the Company under Section 331 of the Code. Further, the Company believes that the Initial Distribution likewise will be characterized as a distribution in complete liquidation of the Company under Section 331 of the Code. Although Section 331 of the Code does not define the term "complete liquidation," comparable regulations under Section 332 of the Code state that a status of liquidation exists when the corporation ceases to be a going concern and its activities are merely for the purpose of winding up its affairs, paying its debts, and distributing any remaining balance to its shareholders. Case law generally looks to a manifest intent to liquidate when the distribution occurs. Under the present facts, the intent to liquidate the Company at the time the Initial Distribution is made will be clearly evidenced by a number of facts. The Initial Distribution will occur pursuant to the Plan of Liquidation which will have been adopted by the Nobel Board and the shareholders of the Company. The Plan of Liquidation also provides for the complete winding up and dissolution of the Company, subject to approval of the Company's shareholders. Further, the Initial Distribution will be paid only after substantially all of the operating assets of the Company have been sold, the Company has ceased operating as a going concern and all of the employees of the Company, including all of the officers of the Company and of Nobel Holdings, will have become employees of RenaissanceRe. Moreover, immediately after the Initial Distribution is made, the remaining assets of the Company, comprised of cash and cash equivalents, will represent the amount considered by the Company as sufficient to pay the Company's unpaid liabilities plus a reserve for contingent liabilities. Although the shareholders will not approve the winding up of the Company under Bermuda law until after the Initial Distribution is made, the timing of shareholder approval, which will also commence the Liquidation, is a procedural matter intended to facilitate the consummation of the Sale.


    Under current law, it is likely that a portion of a Company shareholder's gain resulting from the liquidating distributions (including both the Initial Distribution and the Final Distribution) will be, and all of the gain could be, recharacterized as ordinary income pursuant to Section 1248(a) of the Code.
Section 1248(a) provides that if a United States person exchanges stock in a controlled foreign corporation ("CFC"), including in a liquidation of the CFC, and such shareholder owns (directly, indirectly, or constructively) a specified percentage of the CFC's stock (a "United States Shareholder"), then gain recognized on the exchange of such stock will be included in the shareholder's gross income as a dividend and taxed as ordinary income to the extent of a determinable portion of the earnings and profits of the CFC. Pursuant to Sections 953(c)(1) and 953(c)(7) of the Code, which set forth special rules solely for a foreign corporation which generates related person insurance income ("RPII"), a risk exists that the Company might be treated as a CFC as of the date of the Initial Distribution and that some or all of its shareholders might be deemed to be subject to Section 1248. RPII is any insurance income attributable to a policy of insurance or reinsurance under which the insured is a United States Shareholder of the foreign corporation in question or a related person to such shareholder. The Company has RPII. Although Section 953(c) of the Code addresses foreign corporations that have RPII, it is possible that the IRS might argue successfully that Section 953(c)(7) and 1248(a) of the Code apply with respect not only to the Company's earnings attributable to its RPII but also to the Company's earnings attributable to its income that is not characterized as RPII. Because the Common Shares are publicly traded and widely held, the Company has been and currently is unable to determine whether it insures any of its shareholders or persons related to any of its shareholders. Therefore, the Company is unable to calculate the amount of its income attributable to RPII and non-RPII sources. Shareholders of the Company should be aware that Section 953(c)(8) of the Code authorizes the Secretary of the Treasury to promulgate regulations to carry out the purpose of Section 953(c), including Sections 953(c)(1) and (c)(7). Section 953(c)(8) specifically states that such regulations, if and when issued, may provide that a person will not be treated as a United States Shareholder (and, thus, will not be subject to Section 1248(a) of the Code) with respect to any foreign corporation if neither such person nor any related person to such person is (directly or indirectly) insured under any policy of insurance or reinsurance issued by such foreign corporation. Any future regulations under Section 953(c)(8) may address (i) whether Section 1248 will apply to any of the liquidating distribution made by the Company, (ii) if Section 1248 does apply, whether it would apply to all U.S. persons who own Common Shares, only those who each own more than a threshold percentage of the

Common Shares, or only those who were or are an insured person under a policy of insurance or reinsurance issued by the Company or related to an insured person, and (iii) the amount of ordinary income that a shareholder would recognize under
Section 1248. Holders of Common Shares are urged to consult their own tax advisors regarding the tax treatment to them of the receipt of the liquidating distributions from the Company and, in particular, the potential application of Sections 953(c) and 1248 of the Code.

    Subsequent to the Initial Distribution, the Company will own solely cash and cash equivalents which the Liquidator is expected to invest in permitted investments and generate passive income. If the Company were characterized as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes in any taxable year, then depending on certain corporate and shareholder elections, a U.S. person owning Common Shares generally would be required to either include in gross income its share of the Company's undistributed income for such taxable year or pay an interest charge on the deferred tax when such shareholder sells his Common Shares or receives a liquidating distribution from the Company for such taxable year and each subsequent year. The Company will be a PFIC for any taxable year if during such taxable year, 75% or more of its gross income is "passive income" or 50% or more of its assets produce, or are held for the production of, "passive income." Based on the anticipated nature of the Company's income, assets, and activities subsequent to the Initial Distribution, the Company believes that it will likely be treated as a PFIC for the taxable years following the Sale. However, although no assurance can be given at this time, it appears that the Company should not be a PFIC for the taxable year of the Sale based on the Company's projected financial information for 1998 . If the Common Shares were considered shares in a PFIC, a U.S. person who holds Common Shares would be subject to special U.S. federal income tax rules including the "excess distribution" rules that may require the U.S. person to recharacterize all or a portion of his gain as ordinary income allocable over such shareholder's entire holding period for the Common Shares. All excess distributions allocated to prior years would be taxed at the highest tax rates for each such prior year applicable to ordinary income. In addition, the U.S. person would be liable for interest on the foregoing tax liability calculated as if such liability had been due with respect to each prior year. Each U.S. person that holds Common Shares should consider making a timely election for the first taxable year of the Company following the year of the Sale (and as a protective measure possibly for the taxable year of the Sale) to treat the Company as a "qualified electing fund" under Section 1295 of the Code (IRS Form 8621). Such election would avoid any adverse United States federal income tax consequences resulting from the classification of the Company as a PFIC. By making the qualified electing fund election, the U.S. person agrees to include in income the shareholder's pro-rata share of the Company's "net capital gains" and "ordinary earnings" to the extent of the Company's earnings and profits for each taxable year the Company is a PFIC. However, the Company does not expect to generate any significant undistributed net income after the Sale since any earnings it does recognize would likely be offset by interest deductions under the Limited Recourse Note. Holders of Common Shares are urged to consult their own tax advisors regarding the Company's status as a PFIC and any PFIC elections that may be available.

    SHAREHOLDER TRANSFEREE LIABILITY. Under Section 6901 of the Code and various other laws and equitable principles, the liquidation distributions by the Company to its shareholders will cause the shareholders to be liable as transferees for unpaid taxes incurred by the Company and its subsidiaries prior to its dissolution to the extent of the value of the distributions they receive. Based on equitable legal principles, a transferee can be jointly and severally liable for the unpaid taxes of the transferor to the extent of the value of the assets received by the transferee. Generally, pursuant to Section 6501 of the Code the statute of limitations relating to the assessment of income tax of the Company and its subsidiaries is three years commencing with the date the return of the Company or its subsidiary, as applicable is filed. The period of limitations may be extended to six years from the date the return is filed, however, if a taxpayer omits from gross income an amount exceeding 25% of the amount stated in the return. Under a special rule set forth in Section 6901(c) of the Code, the period of limitations for assessment for transferee liability against the shareholders relating to unpaid taxes of the Company and its subsidiaries is generally one year after the expiration of the limitation period of the corporation in question. Thus, the shareholders of the Company could remain liable under transferee liability with respect to unpaid taxes of a taxable year of the Company or a subsidiary until four years after the return for such taxable year is filed or, in the case of a 25% or more omission from gross income, seven years after such return is filed. Under certain circumstances, the applicable limitations period could be extended further. Holders of Common Shares are urged to consult with their own tax advisors regarding transferee liability and the extended assessment period under Sections 6501 and 6901 of the Code.



    U.S. TAX POSITIONS ADOPTED BY THE COMPANY. Various U.S. tax risks exist relating to the conduct of the Company's operations, which have been disclosed previously to the shareholders of the Company in its Annual Reports on Form 10-K filed with the Commission. It is the Company's position that it is not engaged in a U.S. trade or business and accordingly is not required to pay U.S. income tax. The Company currently files protective U.S. income tax returns in which it reports no gross income which is effectively connected with a U.S. trade or business. In addition, the Company does not believe it has been a PFIC for any prior year. For a discussion of these specific tax matters, shareholders of the Company are urged to refer to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is enclosed with this Proxy Statement. See "Incorporation of Certain Documents by Reference." There can be no assurance that a taxing authority would agree with any tax reporting position taken by the Company and its subsidiaries or that no assessment would be made by a taxing authority for unpaid taxes. Any of such risks, if it materialized, could potentially subject the shareholders to transferee liability as discussed above.


    BACKUP WITHHOLDING. A shareholder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Common Shares. This withholding generally applies only if the shareholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he, she, or it has failed to report properly payments of interest and dividends and the IRS has notified the Company that he, she, or it is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his, her, or its correct number and that he, she, or it is not subject to backup withholding. Any amount withheld from a payment to a shareholder under the backup withholding rules is allowable as a credit against the shareholder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain shareholders (including, among others, corporations) are not subject to backup withholding. Shareholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                         AND MANAGEMENT OF THE COMPANY


    The following table sets forth as of March 31, 1998 (the "Ownership Date") (unless otherwise indicated) the amount and percentage of shares of Common Shares that are deemed under the rules of the Commission to be "beneficially owned" by (i) each person or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each director of the Company,
(iii) the named executive officers of the Company as of December 31, 1997, and
(iv) all directors and executive officers of the Company as a group:



                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNERSHIP(1)      PERCENTAGE
--------------------------------------------------------------  ------------------  -------------
Khimji Family Partnership II, Ltd.(2) ........................         447,647             9.9%
545 E. John Carpenter Freeway, Suite 1400
Irving, Texas 75062

Royce & Associates, Inc.(3) ..................................         444,812             9.8%
1414 Avenue of the Americas
New York, NY 10019

Munn, Bernhard & Associates(4) ...............................         357,160             7.9%
6 East 43rd Street
New York, NY 10017

TSI Management, Inc.(5) ......................................         252,642             5.6%
1801 16th Avenue, S.W.
Seattle, WA 98134

Robert C. Duvall(6)(7) .......................................         436,143             9.6%
Wampum Hardware Company
New Galilee, PA 16141

Jeffry K. Amsbaugh(8) ........................................         379,687             8.4%
8001 LBJ Freeway, Suite 300
Dallas, TX 75251-1301

Thomas J. O'Shane(9)..........................................          14,800            *

Gregory E. Leonard(9).........................................          14,500            *

Robert B. Sanborn(10).........................................          11,500            *

Roger T. Rankin(10)...........................................          10,500            *

Bryan L. Martin(11)...........................................          28,096            *

Thomas D. Nimmo(12)...........................................          --               --

All directors and executive officers as a group
  (8 persons)(6)(7)(8)(9)(10)(11)(12).........................         895,226            19.4%


------------------------

*   Less than 1% of the outstanding Common Shares.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)


 (1) Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the Ownership Date. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the Common Shares beneficially owned.


 (2) Mahmood Khimji, Mehdi Khmiji, and Jaffer Khimji (all Canadian citizens), as managers of Grosvenor, L.C., the general partner of Khimji Family Partnership II, Ltd., may be deemed the beneficial owners of 447,647 Common Shares as reflected in the Statement of Beneficial Ownership on Schedule 13D filed by such partnership on April 15, 1997.

 (3) Includes 362,312 shares held in the name of Royce & Associates, Inc. (formerly known as Quest Advisory Corporation) and 82,500 shares held in the name of Royce Management Company (formerly known as Quest Management Company) subject to a common Schedule 13G filing. Royce & Associates and Royce Management are each investment advisors registered under Section 203 of the Investment Advisors Act of 1940 as reflected in the amended Statement of Beneficial Ownership on Schedule 13G filed by such investment advisor on February 5, 1998. Mr. Charles M. Royce may be deemed to be a controlling person of Royce & Associates and Royce Management, and, as such, may be deemed to beneficially own the shares owned by such persons.

 (4) Includes 317,260 shares the owners for which Munn, Bernhard & Associates acts as an investment advisor without voting control. In addition to such shares, the following shares are owned individually and subject to a common
     Schedule 13G filing: 5,000 shares held by Mr. Bernhard, individually, 30,400 shares held by Orson D. Munn, individually, 2,000 shares held by Christine Munn, individually, and 2,500 shares held by Henry S. Langworthy, individually, as reflected in the Statement of Beneficial Ownership on
     Schedule 13G filed by such investment advisor on February 7, 1997.

 (5) Includes 245,642 shares held in the name of TSI Management, Inc., 5,000 shares held by a trust for the benefit of Brent Baird (a Director of TSI) and 2,000 shares held by Cinnamon Investments, Ltd., a corporation controlled by Patrick Hodgson, Chairman and CEO of TSI, as reflected in the Statement of Beneficial Ownership on Schedule 13D filed by such company on December 13, 1996.

 (6) Includes 143,364 shares held by Mr. Duvall and 275,779 shares held by Wampum Hardware Company. Mr. Duvall shares the power to vote and dispose of these latter shares.

 (7) Includes 17,000 shares issuable under outstanding stock options currently exercisable or exercisable within 60 days of the Ownership Date.


 (8) Includes 344,681 shares held by Mr. Amsbaugh, 28,000 shares held jointly with his wife, and 7,006 shares beneficially owned by other family members of Mr. Amsbaugh which he has the sole or shared power to dispose of or vote. Excludes 66,618 shares issuable under outstanding stock options, of which options to purchase 59,294 shares are currently exercisable or exercisable within 60 days of the Ownership Date. Mr. Amsbaugh has waived his right to receive cash consideration upon the Liquidation with respect to such options and such options will be converted into RenaissanceRe Options. See "Interests of Certain Persons in Matters to be Acted Upon--Stock Options."


 (9) Includes 14,500 shares issuable under outstanding stock options currently exercisable or exercisable within 60 days of the Ownership Date.

 (10) Includes 10,500 shares issuable under outstanding stock options currently exercisable or exercisable within 60 days of the Ownership Date.


 (11) Excludes 33,000 shares issuable under outstanding stock options, of which options to purchase 29,000 shares are currently exercisable or exercisable within 60 days of the Ownership Date. Mr. Martin has waived his right to receive cash consideration upon the Liquidation with respect to such options and such options will be converted into RenaissanceRe Options. See "Interests of Certain Persons in Matters to be Acted Upon--Stock Options."



 (12) Excludes 9,000 shares issuable under outstanding stock options, of which options to purchase 4,400 shares are currently exercisable or exercisable within 60 days of the Ownership Date. Mr. Nimmo has waived his right to receive cash consideration upon the Liquidation with respect to such options and such options will be converted into RenaissanceRe Options. See "Interests of Certain Persons in Matters to be Acted Upon--Stock Options."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In 1995, Nobel Insurance entered into an excess of loss reinsurance treaty for its low-value dwelling program, which at present is subscribed to by two companies, including Renaissance Reinsurance Ltd., a wholly owned subsidiary of RenaissanceRe, which treaty has subsequently been renewed for a series of one-year terms. RenaissanceRe's participation in such reinsurance treaty represented approximately $427,000 and $320,000 in Nobel Insurance's ceded premiums written in fiscal years 1996 and 1997, respectively, or approximately 1.1% and 1.0%, respectively, of Nobel Insurance's overall ceded premiums for such periods.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON


    In considering the Transactions, the Company's shareholders should be aware that the directors and executive officers of the Company and other persons participating in the negotiation of the Sale on behalf of the Company, as described below, have interests in the Transactions as shareholders of the Company generally and as otherwise discussed herein.



    INTERESTS AS SHAREHOLDERS. The Company's directors and executive officers and other persons participating in the negotiation of the Sale on behalf of the Company will receive cash in the amounts shown in the following table assuming the amount of the Total Distribution is $14.00 per Common Share.



                                                                                     AGGREGATE
                                                                                       AMOUNT
                                                                                         OF
                                                                         COMMON        TOTAL
NAME                                                                    SHARES(1)   DISTRIBUTION
---------------------------------------------------------------------  -----------  ------------
Jeffry K. Amsbaugh...................................................     372,681   $  5,217,534

Douglas C. Caudill...................................................      15,900        222,600

Robert C. Duvall(2)..................................................     160,364      2,085,863

Gregory E. Leonard(2)................................................      14,500         58,467

Bryan L. Martin......................................................      28,096        393,344

Thomas D. Nimmo......................................................      --            --

Thomas J. O'Shane(2).................................................      14,800         62,667

Roger T. Rankin(2)...................................................      10,500         32,967

Robert B. Sanborn(2).................................................      11,500         46,967


------------------------


(1) Reflects Common Shares, as of March 31, 1998, held of record, in street name, or as joint tenants or tenants in common. Does not reflect any other beneficial ownership of Common Shares, except as noted.



(2) Number of Common Shares includes options to purchase Common Shares. Aggregate amount of Total Distribution includes difference between $14.00 per Common Share and the exercise price per share of each such option. See "--Stock Options."


    EMPLOYMENT. Upon the Closing, all of the employees of the Company, including all of the officers of the Company and Nobel Holdings, will become employees of RenaissanceRe. RenaissanceRe has agreed that for a period of one year following the Closing, RenaissanceRe will cause the U.S. Subsidiaries to provide their respective employees, including all officers of the Company, with employee benefit plans, programs, policies, or arrangements substantially equivalent to those maintained by the Company, Nobel Holdings, or the U.S. Subsidiaries. From and after the Closing, RenaissanceRe will assume and perform the severance agreements, dated as of May 9, 1997, among the Company, Nobel Service Corporation, and each of Jeffry K. Amsbaugh, Douglas W. Caudill, Bryan L. Martin, Thomas D. Nimmo, Michael C. Wojcik, and Joel R. Crisalli.


    One of the conditions to RenaissanceRe's obligation to consummate the Sale is that Mr. Amsbaugh, as the President and Chief Executive Officer of Nobel Insurance, shall have entered into employment arrangements satisfactory to RenaissanceRe. Mr. Amsbaugh is expected to continue service under his current employment agreement with the Company, which is expected to be assumed by RenaissanceRe in satisfaction of this condition of the Sale. Mr. Amsbaugh's employment agreement had an original three-year term that expired December 31, 1995, but contains a clause which automatically extends the agreement on each December 31 for an additional one-year period, with the base salary to be adjusted for inflation, unless terminated earlier pursuant to the terms of the agreement. Effective January 1, 1998, Mr. Amsbaugh's employment agreement was renewed automatically for the third consecutive year, with a base salary for 1998 of $310,473. Mr. Amsbaugh is entitled to receive a bonus of up to 100% of base salary depending upon attaining corporate and individual goals agreed to annually with the Board of Directors. Under certain conditions Mr. Amsbaugh would be entitled to severance payments equal to one year's compensation if the employment agreement is terminated.



    STOCK OPTIONS. Pursuant to the Sale Agreement, the Company and Nobel Holdings have delivered to RenaissanceRe copies of waiver letters executed by certain executive officers of the U.S. Subsidiaries consisting of Messrs. Amsbaugh, Caudill, Martin, Nimmo, Wojcik, and Crisalli. Each such executive officer has waived the right to receive cash consideration upon the Liquidation with respect to the executive officers' options to purchase an aggregate of 155,118 Common Shares outstanding under the Company's Employee Stock Option Plan. In exchange, effective upon the Closing, each such executive officer will have his or her outstanding options converted into RenaissanceRe Options. The number of RenaissanceRe Shares subject to the RenaissanceRe Options to be received shall equal the number of Common Shares subject to the options being converted divided by the ratio of the fair market value per share of the RenaissanceRe Shares to the fair market value per share of the Common Shares, in each case calculated immediately prior to the Closing. The exercise price of each Renaissance Option to be received will generally be equal to the exercise price of each option being converted multiplied by the same ratio. All other terms and conditions of such options will remain unchanged, and such conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and the regulations thereunder. As a result of the conversion, these executive officers as a group will have options to purchase an aggregate of less than 1% of the outstanding RenaissanceRe Shares. In addition, former employees of the Company who are employed by RenaissanceRe may, in the ordinary course of RenaissanceRe's operations, participate in RenaissanceRe's incentive-based compensation programs.


    With respect to all other options outstanding under the Company's Employee Stock Option Plan, the Company and RenaissanceRe have agreed that the Company is permitted to accelerate vesting so that the options will be fully vested immediately upon the Closing of the Sale. They also have agreed that the Company can elect to pay cash to non-executive employees equal to the difference between $14.00 and the exercise price per share multiplied by the number of options held by such non-executive employees, in lieu of issuing Common Shares upon exercise of such options. The Company anticipates that non-executive employees holding such other options in respect of 91,955 shares of Common Stock will exercise the options and be paid such difference immediately upon the Closing.

    INDEMNIFICATION. RenaissanceRe, the Company, and Nobel Holdings have agreed that all indemnification rights existing in favor of the present or former directors, officers, employees, fiduciaries, and agents of the Company, Nobel Holdings, and the U.S. Subsidiaries as provided in their respective organizational documents as of the Closing shall survive the Closing. With respect to the Company and Nobel Holdings, the rights will survive until the completion of the Liquidation. For the U.S. Subsidiaries, the rights will continue in full force and effect for six years after the Closing. The parties have excluded from the continuing indemnification protection any liabilities arising with respect to any United States federal taxes incurred by the Company, Nobel Holdings, or the U.S. Subsidiaries prior to the Closing. RenaissanceRe will also cause the U.S. Subsidiaries to maintain in effect for not less than six years from the Closing the same or equivalent directors' and officers' liability coverage as maintained, for the benefit of directors and officers of the Company, Nobel Holdings, and the U.S. Subsidiaries, on the date of the Sale Agreement, provided that neither Renaissance Holdings nor the U.S. Subsidiaries are required to expend in excess of $100,000 in the aggregate for related premiums or to purchase coverage for any United States federal tax liability.

    CONTINUING SERVICE. RenaissanceRe and Renaissance Holdings have agreed that certain officers of the Company (Jeffry K. Amsbaugh, Thomas D. Nimmo, Douglas W. Caudill, and Bryan L. Martin), will be permitted to continue functioning in their respective capacities as directors and/or officers of the Company and Nobel Holdings solely for the purpose of facilitating the liquidation of Nobel Holdings and the Liquidation, including, without limitation compliance with statutory and regulatory requirements to which the Company or Nobel Holdings continues to be or may become subject, but expressly excluding such powers and functions falling within the scope of the Liquidator under the Companies Act. The Company's non-employee directors (Robert C. Duvall, Gregory E. Leonard, Thomas J. O'Shane, Roger T. Rankin, and Robert B. Sanborn) will continue to receive the same level of cash compensation as in effect immediately prior to the Closing, plus a quarterly cash retainer of $2,500 in lieu of stock options having equivalent value and previously granted as part of directors' compensation. Directors who are officers of the Company or Nobel Holdings and were employees of the Company prior to the Closing, as well as all other continuing officers, will receive no additional compensation.


    IRREVOCABLE PROXIES. Pursuant to the Sale Agreement, the Company and Nobel Holdings have delivered irrevocable proxies in favor of RenaissanceRe in respect of all the Common Shares owned by each of Jeffry K. Amsbaugh, Douglas W. Caudill, Robert C. Duvall, Bryan L. Martin, Robert B. Sanborn, and Thomas J. O'Shane, who own an aggregate of 539,111 Common Shares, or 11.9% of the outstanding Common Shares. The irrevocable proxies grant RenaissanceRe a proxy to vote the shares subject to the irrevocable proxies in favor of the Sale or any similar transaction, in favor of the Sale Agreement or any agreement evidencing the Sale, in favor of any related transactions, and against any transaction or matter that conflicts with the Sale. The Company and Nobel Holdings also agreed to use their reasonable best efforts to cause another shareholder, Wampum Hardware Company (which owns 275,779 Common Shares, or 6.1% of the outstanding Common Shares), to execute and deliver an irrevocable proxy in favor of the Sale prior to the Special Meeting, which has been obtained as of the date of this Proxy Statement. Additionally, the irrevocable proxies provide that, until the termination of the Sale Agreement, the parties thereto and their affiliates shall not, directly or indirectly, solicit any proposal or offer from any third party relating to any acquisition proposal in respect of the Company or any of its subsidiaries, or participate in any discussions or negotiations regarding any such proposals.


                              INDEPENDENT AUDITORS

    KPMG Bermuda is the Company's independent auditor and has acted in this capacity in connection with the consolidated financial statements of the Company incorporated herein by reference. Representatives of KPMG Bermuda are expected to attend the Special Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Any proposals that shareholders of the Company desire to have presented at the 1998 annual general meeting of shareholders, if any, must have been received by the Company at its principal executive offices not later than December 29, 1997. No proposals were received by such date.

    If the Plan of Liquidation and the Liquidation are approved by the Company's shareholders, the Liquidator will have the authority to call general meetings of shareholders after the Liquidation has commenced. Accordingly, the Nobel Board has taken no action with respect to calling an annual general meeting for 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


    The information in the following documents filed by the Company with the Commission (File No. 0-10071) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement:



        (a) Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998, a copy of which is being delivered herewith; and



        (b) Current Report on Form 8-K filed with the Commission on January 16, 1998.


    Any statements made herein or in documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed documents which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    The information relating to the Company contained in this Proxy Statement should be read together with the information in the documents incorporated by reference.

    All information contained in this Proxy Statement which relates solely to RenaissanceRe or Renaissance Holdings has been supplied by RenaissanceRe or Renaissance Holdings, respectively. Information regarding the Sale has been supplied by the Company, RenaissanceRe and/or Renaissance Holdings, and all other information has been supplied by the Company.

                                          By Order of the Board of Directors,

                                          Douglas W. Caudill
                                          SECRETARY

Hamilton, Bermuda
          , 1998

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


    The following sets forth unaudited pro forma condensed consolidated information for the Company. The unaudited pro forma condensed consolidated income statement for the year ended December 31, 1997 gives effect to the Sale and the liquidation of Nobel Holdings and the Liquidation as if such events had occurred on January 1, 1997. The gain on sale of U.S. subsidiaries has been evaluated based on the balances for the U.S. subsidiaries included in the Historical Company Balance Sheet as of December 31, 1997. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997, has been prepared as if the Transactions had occurred on December 31, 1997. There can be no assurances that the Transactions will be consummated.


    The unaudited pro forma condensed consolidated financial information does not purport to present the actual results of operations or financial position of the Company had the transactions or events assumed therein in fact occurred on the dates indicated, nor is it necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma condensed consolidated information is based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with the historical consolidated financial statements, including the notes thereto, of the Company.

                            NOBEL INSURANCE LIMITED


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)



                               DECEMBER 31, 1997



                                 (IN THOUSANDS)



                                                                  PRO FORMA                   PRO FORMA
                                                                 ADJUSTMENTS     INTERIM     ADJUSTMENTS     FINAL
                                                    HISTORICAL       FOR        PRO FORMA        FOR       PRO FORMA
                                                     COMPANY        SALE        POST-SALE    LIQUIDATION    COMPANY
                                                    ----------   -----------   -----------   -----------   ---------
ASSETS
Cash and short-term investments...................   $  17,858(1)  $(16,391)(a)                $13,559(h)
                                                                    63,000(b)
                                                                    (1,695)(c)                 (64,813)(i)
                                                                    (4,356)(d)                  (7,655)(j)
                                                                       768(e)
                                                                      (275)(f)   $  58,909                  $ --
Bonds and notes...................................      95,800     (82,357)(a)      13,443     (13,443)(h)    --
Equity securities.................................       4,664      (4,664)(a)     --           --    (h)     --
Other investments.................................          27         (27)(a)     --           --            --
                                                    ----------   -----------   -----------   -----------   ---------
  Total cash and investments......................     118,349     (45,997)         72,352     (72,352)       --
Net premiums receivable...........................      23,003     (21,743)(a)       1,260      (1,260)(h)    --
Reinsurance recoverable on paid and unpaid
  claims..........................................      42,962     (42,962)(a)     --           --            --
Prepaid reinsurance premiums......................      15,141     (15,141)(a)     --           --            --
Other receivables and assets......................      16,269      (6,309)(a)
                                                                        95(c)
                                                                    (3,202)(f)       6,853      (6,853)(h)    --
                                                    ----------   -----------   -----------   -----------   ---------
  Total assets....................................   $ 215,724    $(135,259)     $  80,465     $(80,465)    $ --
                                                    ----------   -----------   -----------   -----------   ---------
                                                    ----------   -----------   -----------   -----------   ---------

LIABILITIES
Reserves for claims and claim expenses............   $  82,948    $(76,003)(a)   $   6,945     $(6,945)(h)  $ --
Unearned premiums.................................      34,834     (34,834)(a)     --           --            --
Reinsurance premiums payable......................      24,997     (24,997)(a)     --           --            --
Accounts payable and accrued liabilities..........      12,558     (11,191)(a)       1,367      (1,367)(h)    --
Other liabilities.................................       4,770(1)      (414)(a)
                                                                     8,894(b)
                                                                    (4,356)(d)       8,894      (8,894)(j)    --
                                                    ----------   -----------   -----------   -----------   ---------
Total liabilities.................................     160,107    (142,901)         17,206     (17,206)       --
Shareholders' equity..............................      55,617       7,642(g)       63,259     (63,259)(k)    --
                                                    ----------   -----------   -----------   -----------   ---------
Total liabilities and shareholders' equity........   $ 215,724    $(135,259)     $  80,465     $(80,465)    $ --
                                                    ----------   -----------   -----------   -----------   ---------
                                                    ----------   -----------   -----------   -----------   ---------


------------------------


(1) The amount of cash and short-term investments at December 31, 1997, is net of cash overdraft of $1,034 at December 31, 1997, and other liabilities excludes cash overdraft.

                            NOBEL INSURANCE LIMITED

                                    NOTES TO


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)



           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



THE SALE:


(a) Eliminates balances included in Historical Company for the U.S.
    Subsidiaries.


(b) RenaissanceRe sale proceeds of $54,106 and Limited Recourse Loan of $8,894.



(c) Transaction expenses, consisting of (i) fees and expenses of DLJ, KPMG Peat Marwick, and Gardere & Wynne and (ii) Directors' and officers' insurance premiums.


(d) Repay Nobel Holdings debt, including intercompany debt of $818.


(e) Stock options:


                                                                                      SHARES      CASH
                                                                                     ---------  ---------
Exercise employee stock options expiring in 1998 prior to closing..................     40,086  $     360
Exercise director stock options....................................................     83,250        787
                                                                                     ---------  ---------
                                                                                       123,336      1,147
                                                                                     ---------
                                                                                     ---------
Vest and pay stock appreciation right value for unexercised non-executive employee
  stock options....................................................................     91,955       (379)
                                                                                     ---------  ---------
                                                                                     ---------
    Net cash.......................................................................             $     768
                                                                                                ---------
                                                                                                ---------


(f) U.S. income tax on Nobel Holdings gain from disposition. Taxable gain is offset by net operating loss and other tax attributes. The current tax payable of $275 is Alternative Minimum Tax. See note (g).


(g) Pro forma change in shareholders' equity:


Proceeds from issuing 123,336 shares for stock options exercised...             $   1,147
Proceeds of sale of U.S. Subsidiaries..............................  $  54,106
Transaction expenses...............................................     (1,600)
Compensation expense for stock appreciation right value for
  non-executive employee stock options.............................       (379)
                                                                     ---------
                                                                        52,127
Net assets of U.S. Subsidiaries....................................     42,155
                                                                     ---------
  Gain on sale of U.S. Subsidiaries--pretax........................      9,972
  Income tax expense...............................................     (3,477)
                                                                     ---------
  Gain on sale of U.S. Subsidiaries--after tax.....................                 6,495
                                                                                ---------
Change in shareholders' equity.....................................             $   7,642
                                                                                ---------
                                                                                ---------



THE LIQUIDATION (INCLUDING DISSOLUTION AND LIQUIDATION OF NOBEL HOLDINGS):



(h) Realize assets and settle (i) reinsurance obligations to Insurance Company of North America reflecting the commutation proposal described below to realize a gain of $435 and (ii) remaining liabilities at face value, less estimated Liquidator fees and expenses of $25 and amortization of prepaid Directors' and officers' insurance premiums of $95.



   The Company intends to assign to one or more reinsurers the Company's remaining obligations under reinsurance and insurance contracts together with associated claim reserves or enter into commutation agreements with ceding insurers terminating the Company's reinsurance obligations and assigning the associated claim reserves, in both cases including the Company's responsibility for claims incurred prior thereto but not reported. The Company has accepted a proposal, subject to execution of a definitive agreement, from Insurance Company of North America to commute its reinsurance obligations covering automobile and workers compensation coverages representing $3,631 of reserves

                            NOBEL INSURANCE LIMITED

                                    NOTES TO


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)



           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



    for claims and claim expenses carried at December 31, 1997, in consideration of payment of $3,196. The Company, subject to necessary approvals, expects to assign the remaining obligations under reinsurance and insurance contracts to Nobel Insurance in consideration for a transfer of assets equivalent to the carrying value of the reserves for claims and claim expenses at December 31, 1997.



    The fair value on a liquidation basis of all remaining assets and liabilities carried in the Interim Pro Forma Post-Sale Balance Sheet at December 31, 1997, approximates the book value thereof.



(i) Total Distribution to shareholders at $14.00 per share. Assumes: (i) Initial Distribution of $13.00 per share; (ii) Final Distribution of $1.00 per share; and (iii) no additional amount paid to shareholders.



                                                                                    SHARES      CASH
                                                                                  ----------  ---------
Shares issued and outstanding...................................................   4,506,156  $  63,086
Shares issued for stock option exercise.........................................     123,336      1,727
                                                                                  ----------  ---------
                                                                                   4,629,492  $  64,813
                                                                                  ----------  ---------
                                                                                  ----------  ---------



    The actual Total Distribution may be less if, during the Liquidation, contingent liabilities for U.S. income taxes emerge or other contingent liabilities emerge in excess of the Company's assets and the amounts available under the Limited Recourse Loan.



    The following table shows (i) the per share Total Distribution and the additional amount to be paid to the Company's shareholders and (ii) the amount of payments to RenaissanceRe under the terms of the Limited Recourse Loan for principal, interest, and additional interest for (x) the Pro Forma Liquidation Basis Net Asset Value (y) a range of possible liquidation basis net asset values less than the pro forma amount, resulting in a Total Distribution ranging from $0 to $14.00 per share and (z) a range of possible liquidation basis net asset values greater than the pro forma amount, resulting in a Total Distribution in excess of $14.00. The actual liquidation basis net asset value would have to be $0 in order for the Total Distribution to be $0. For purposes of the following table, "liquidation basis net asset value" includes the amount of payments to RenaissanceRe under the terms of the Limited Recourse Loan for principal, interest, and additional interest.



                                               COMPANY SHAREHOLDERS             RENAISSANCERE LIMITED
                                             ------------------------               RECOURSE LOAN
                                              AGGREGATE   ADDITIONAL   ---------------------------------------
                                             DISTRIBUTION AMOUNT PER                               ADDITIONAL
LIQUIDATION BASIS NET ASSET VALUE             PER SHARE      SHARE      PRINCIPAL    6% INTEREST    INTEREST
-------------------------------------------  -----------  -----------  -----------  -------------  -----------
Pro Forma:
  72,468                                      $   14.00    $  --        $   7,655     $  --         $  --

Less than Pro Forma:
  64,813                                          14.00       --           --            --            --
  60,184                                          13.00       --           --            --            --
  55,555                                          12.00       --           --            --            --
  50,926                                          11.00       --           --            --            --
  46,297                                          10.00       --           --            --            --
  23,152                                           5.00       --           --            --            --
  4,629                                            1.00       --           --            --            --

Greater than Pro Forma(1):
  73,707                                          14.00       --            8,894        --            --
  74,972                                          14.00         0.09        8,894           847        --
  75,000                                          14.00         0.09        8,894           847           128
  76,000                                          14.00         0.09        8,894           847         1,028

                            NOBEL INSURANCE LIMITED

                                    NOTES TO


           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)



           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


------------------------


    (1) Assumes (i) Closing on June   , 1998; (ii) Initial Distribution of
       $13.00 per Common Share prior to June 30, 1998; (iii) Final Distribution of $1.00 per Common Share on December 31, 1999. The additional amount to be paid to the Company's shareholders is conditioned upon completion of the Liquidation prior to December 31, 1999.



(j) REPAY LIMITED RECOURSE LOAN. The actual amount available for repayment will include investment income earned net of operating expenses incurred during the Liquidation period, as well as any adjustments based on realization of assets and settlement or commutation of liabilities. See note (k) with respect to extinguishment of the Limited Recourse Loan.



(k) Pro forma change in shareholders' equity:
    Total Distribution to shareholders.....................             $ (64,813)
    Gain from commutation of reinsurance obligations.......                   435
    Gain from extinguishment of Limited Recourse Loan......                 1,239
    Pro forma liquidation expenses
    Directors' and officers' insurance.....................  $     (95)
    Liquidator fees and expenses...........................        (25)
                                                                   ---
    Total expenses.........................................                  (120)
                                                                        ---------
    Change in shareholders' equity.........................             $ (63,259)
                                                                        ---------
                                                                        ---------



    Since the Pro Forma Balance Sheet is based on the assumption that the Sale and the Liquidation (including the dissolution and liquidation of Nobel Holdings) occurred on December 31, 1997, and because, on a pro forma liquidation basis, there is insufficient cash to repay the Limited Recourse Loan principal, no provision is made for pro forma liquidation interest expense on the Limited Recourse Loan. See note (i) with respect to the distribution of net assets upon liquidation under various possible scenarios.

                            NOBEL INSURANCE LIMITED


         PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT (UNAUDITED)



                          YEAR ENDED DECEMBER 31, 1997



                                                                                     PRO FORMA
                                                            PRO FORMA     INTERIM    ADJUSTMENTS    FINAL
                                              HISTORICAL   ADJUSTMENTS   PRO FORMA      FOR       PRO FORMA
                                               COMPANY      FOR SALE     POST-SALE   LIQUIDATIONS  COMPANY
                                              ----------   -----------   ---------   ----------   ---------
                                                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Premiums and fees earned..................   $41,458     $(41,307)(a)   $   151    $  (151)(b)   $--
  Investment and other income...............     8,248       (7,155)(a)     1,093     (1,093)(b)    --
                                              ----------   -----------   ---------   ----------   ---------
    Total...................................    49,706      (48,462)        1,244     (1,244)       --
                                              ----------   -----------   ---------   ----------   ---------
Expenses:
  Claims and claims expense.................    24,605      (26,563)(a)    (1,958)     1,958(b)     --
  Operating expenses........................    21,881      (19,094)(a)     2,787     (2,787)(b)    --
                                              ----------   -----------   ---------   ----------   ---------
    Total...................................    46,486      (45,657)          829       (829)       --
                                              ----------   -----------   ---------   ----------   ---------

Net income before income taxes..............     3,220       (2,805)          415       (415)       --
Income tax expense (benefit)................       765         (896)(a)      (131)       131(b)     --
                                              ----------   -----------   ---------   ----------   ---------
Net income..................................   $ 2,455     $ (1,909)      $   546    $  (546)      $--
                                              ----------   -----------   ---------   ----------   ---------
                                              ----------   -----------   ---------   ----------   ---------
Diluted Per Share Data:
  Net income per share......................   $  0.53     $  (0.41)      $  0.12    $ (0.12)      $--
                                              ----------   -----------   ---------   ----------   ---------
                                              ----------   -----------   ---------   ----------   ---------
  Average number of capital shares
    outstanding.............................     4,615        4,629         4,629      4,629        4,629
                                              ----------   -----------   ---------   ----------   ---------
                                              ----------   -----------   ---------   ----------   ---------

                            NOBEL INSURANCE LIMITED



                                    NOTES TO
         PRO FORMA CONSOLIDATED CONDENSED INCOME STATEMENT (UNAUDITED)



                                 (IN THOUSANDS)


THE SALE:


(a) Eliminates balances included in Historical Company for U.S. Subsidiaries being sold to RenaissanceRe. The negative balance for Interim Pro Forma Post-Sale claims and claims expense represents the favorable development of claims reserves for reinsurance assumed by the Company prior to 1993.



THE LIQUIDATION (INCLUDING DISSOLUTION AND LIQUIDATION OF NOBEL HOLDINGS)



(b) Eliminate operating results assuming liquidations occurred January 1, 1997. Actual operating results will include investment income earned net of operating expenses incurred during the Liquidation period, as well as any adjustments based on realization of assets and settlement or commutation of liabilities. The Sale Agreement provides for payment of accrued interest on the Limited Recourse Loan at the rate of 6% per annum from the date of Closing until the payment date to the extent of available funds.

                                                                      APPENDIX A

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG
                          RENAISSANCERE HOLDINGS LTD.
                        RENAISSANCE U.S. HOLDINGS, INC.
                                      AND
                            NOBEL INSURANCE LIMITED
                              NOBEL HOLDINGS, INC.
                        FOR THE PURCHASE AND SALE OF ALL
                        THE OUTSTANDING CAPITAL STOCK OF
                            NOBEL INSURANCE COMPANY,
                          NOBEL INSURANCE AGENCY, INC.
                           NOBEL SERVICE CORPORATION
                          NOBEL MANAGING AGENTS, INC.
                            IAS CLAIM SERVICES, INC.
                                     DATED
                               DECEMBER 19, 1997

                            STOCK PURCHASE AGREEMENT
                               TABLE OF CONTENTS

                                  ARTICLE I. SALE AND PURCHASE

Section 1.1.  Agreement to Sell and to Purchase.......................................        A-4
Section 1.2.  Closing.................................................................        A-4
Section 1.3.  Assignment of NIA Assets................................................        A-5
Section 1.4.  Purchase Price..........................................................        A-5
Section 1.5.  Actions of the Sellers..................................................        A-5
Section 1.6.  Shareholders' Meeting...................................................        A-5
Section 1.7.  Other Transactions; Purchaser Loan......................................        A-6

                    ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Section 2.1.  Representations and Warranties of the Sellers...........................        A-7

             ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

Section 3.1.  Representations and Warranties of Parent and the Purchaser..............       A-17

                                      ARTICLE IV. COVENANTS

Section 4.1.  Conduct of Business of the Companies....................................       A-19
Section 4.2.  Access; Confidentiality.................................................       A-20
Section 4.3.  Reasonable Best Efforts; Notification...................................       A-20
Section 4.4.  No Solicitation.........................................................       A-21
Section 4.5.  Publicity...............................................................       A-22
Section 4.6.  Indemnification.........................................................       A-22
Section 4.7.  Benefits................................................................       A-23
Section 4.8.  Conversion of Options...................................................       A-23
Section 4.9.  Rating Agency and Regulatory Presentations..............................       A-23
Section
4.10.         Certain Tax Matters.....................................................       A-24
Section
4.11.         Intercompany Accounts...................................................       A-24
Section
4.12.         Covenant Not To Compete.................................................       A-25
Section
4.13.         Exchange Act Filings....................................................       A-25
Section
4.14.         INA Commutation.........................................................       A-25
Section
4.15.         Irrevocable Proxies.....................................................       A-25
Section
4.16.         Certain Matters.........................................................       A-25

                                      ARTICLE V. CONDITIONS

Section 5.1.  Conditions to Each Party's Obligations..................................       A-26
Section 5.2.  Conditions to the Obligation of the Sellers.............................       A-26
Section 5.3.  Conditions to the Obligations of Parent and the Purchaser...............       A-27

                                     ARTICLE VI. TERMINATION

Section 6.1.  Termination.............................................................       A-28
Section 6.2.  Effect of Termination...................................................       A-29
Section 6.3.  Termination Fee.........................................................       A-29

                                   ARTICLE VII. MISCELLANEOUS

Section 7.1.  Fees and Expenses.......................................................       A-30
Section 7.2.  Amendment and Modification..............................................       A-30
Section 7.3.  Nonsurvival of Representations and Warranties...........................       A-30
Section 7.4.  Notices.................................................................       A-30
Section 7.5.  Interpretation..........................................................       A-31
Section 7.6.  Counterparts............................................................       A-31
Section 7.7.  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.....       A-31
Section 7.8.  Severability............................................................       A-31
Section 7.9.  Governing Law...........................................................       A-31
Section
7.10.         Assignment..............................................................       A-31
Section
7.11.         Enforcement.............................................................       A-31
Section
7.12.         Extension; Waiver.......................................................       A-31
Section
7.13.         Procedure for Termination, Amendment, Extension or Waiver...............       A-32
Section
7.14.         Fiduciary Duty..........................................................       A-32
Section
7.15.         Definitions.............................................................       A-32

Exhibit A     Form of Bill of Sale, Assignment and Assumption Agreement

Exhibit B     Form of Amended and Restated Trust Agreement

Exhibit C     Form of Promissory Note

Exhibit D     Form of Irrevocable Proxy

                            STOCK PURCHASE AGREEMENT

    STOCK PURCHASE AGREEMENT, dated December 19, 1997 (the "AGREEMENT"), by and among RENAISSANCERE HOLDINGS LTD., an Islands of Bermuda company ("PARENT"), RENAISSANCE U.S. HOLDINGS, INC., a Delaware corporation and a wholly owned subsidiary of Parent (the "PURCHASER"), NOBEL INSURANCE LIMITED, an Islands of Bermuda company ("LIMITED"), and NOBEL HOLDINGS INC., a Delaware corporation ("HOLDINGS" and together with Limited, the "SELLERS"). Parent, the Purchaser, Limited and Holdings are sometimes individually referred to herein as a "Party" and collectively as the "Parties". Capitalized terms used herein but not defined after their use shall have the meaning assigned to them in Section 7.15 hereof.

    WHEREAS, Holdings owns all of the issued and outstanding shares of capital stock (collectively, the "SHARES") of each of Nobel Insurance Company, a Texas corporation ("Nobel Insurance"), Nobel Service Corporation, a Delaware corporation, and IAS Claim Services, Inc., a Delaware corporation; Nobel Insurance owns all of the issued and outstanding shares of common stock of Nobel Managing Agents, Inc., a Texas corporation; and Jeffry K. Amsbaugh holds title to all of the issued and outstanding shares of Nobel Insurance Agency, Inc., a Texas Local Recording Agency ("NIA"), on behalf of Holdings (collectively, the "COMPANIES");

    WHEREAS, the Purchaser desires to purchase the Shares and the NIA Assets (as defined herein) from the Sellers, and the Sellers desire to sell the Shares and the NIA Assets to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, the respective Boards of Directors of each Party have approved this Agreement and the transactions (other than the liquidation of each of Limited and Holdings) contemplated hereby (the "TRANSACTIONS") and (ii) the liquidation of each of Limited and Holdings, upon the terms and subject to the conditions hereinafter set forth, and the Boards of Directors of each of Limited and Holdings have unanimously determined that it is fair to, and in the best interests of, Limited and Holdings and their respective shareholders to sell the Shares and the NIA Assets upon the terms and subject to the conditions hereinafter set forth, and have recommended that the shareholders of each of Limited and Holdings adopt and approve this Agreement and the Transactions; and

    WHEREAS, directors and officers of Limited, who hold in the aggregate 539,311 issued and outstanding shares of Limited, have executed and delivered to Parent Irrevocable Proxy Agreements, dated the date hereof, or have agreed to execute and deliver Irrevocable Proxy Agreements substantially in such form.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.
                               SALE AND PURCHASE

    Section 1.1. AGREEMENT TO SELL AND TO PURCHASE. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Holdings shall sell, assign, transfer, convey and deliver all of the Shares and the NIA Assets to the Purchaser, and the Purchaser shall purchase and accept all of the Shares and the NIA Assets from Holdings.

    Section 1.2. CLOSING. The closing of such sale and purchase (the "CLOSING") shall take place at 10:00 a.m., local time, on a date (the "CLOSING DATE") following the earlier of the last or first day of the month immediately following satisfaction or waiver of all the conditions set forth in Article V hereof (provided that such date is more than five Business Days after such satisfaction or waiver). The Closing shall take place at the offices of Appleby, Spurling & Kempe, Hamilton, Bermuda, unless another date or place is agreed to in writing by the parties hereto. At the Closing, the Sellers shall deliver to the Purchaser or its designees stock certificates representing all of the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank, with all taxes, direct or indirect, attributable to the transfer of such Shares paid or provided for in full. Additionally, Holdings shall sell, assign, transfer, convey and deliver to Purchaser or its designees, and Purchaser shall purchase and accept from Holdings, all of the assets and rights of Holdings of every nature, kind and description, tangible and intangible, wherever located, in or to NIA (the "NIA ASSETS"). At the Closing (i) in full consideration and exchange for the Shares and the NIA Assets, the Purchaser shall pay to the Sellers the Purchase Price as provided in Section 1.4 hereof and (ii) Parent shall make the loan described in
Section 1.7 hereof.

    SECTION 1.3. ASSIGNMENT OF NIA ASSETS. The sale, transfer, assignment and delivery by Holdings of all of its rights, title and interest in the NIA Assets to the Purchaser, as herein provided, shall be effected on the Closing Date by deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance satisfactory in form and substance to counsel for the Purchaser.

    Section 1.4. PURCHASE PRICE. The aggregate purchase price for the Shares and the NIA Assets (the "PURCHASE PRICE") shall be $54,106,000. The Purchaser shall on the Closing Date pay to Holdings the Purchase Price by bank wire transfer of immediately available funds to such account as Holdings shall designate in writing not less than five Business Days prior to the Closing Date.

    Section 1.5. ACTIONS OF THE SELLERS. The Sellers hereby approve of and consent to the Transactions and represent and warrant that the Board of Directors of each Seller, at a meeting duly called and held, has (i) determined that this Agreement and the Transactions are fair to and in the best interests of the shareholders of Limited and Holdings, as applicable, (ii) received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), financial advisor to Limited, to the effect that the amount of the proceeds to be received by the holders of Limited Shares from a Liquidating Dividend or other distribution in the amount of not more than $14.00 per Limited Share is fair to the shareholders of Limited from a financial point of view, (iii) approved this Agreement and the Transactions and (iv) resolved, subject to the fiduciary duties of the Board of Directors of Limited, to recommend that the shareholders of Limited and Holdings approve and adopt this Agreement and the Transactions.

    Section 1.6.  SHAREHOLDERS' MEETING.

    (a) In order to consummate the Transactions, and to the extent required by applicable law, Limited, acting through its Board of Directors, shall, in accordance with applicable law:

        (i) duly call, give notice of, convene and hold a special general meeting of its shareholders (the "SPECIAL MEETING") as promptly as practicable following the date hereof for the purpose of considering and taking action upon the approval of the Transactions and the adoption of this Agreement, and the adoption of a resolution of liquidation of Limited in accordance with applicable law; PROVIDED, HOWEVER, that Limited may delay the Liquidation and subsequently hold a separate special general meeting of its shareholders for the purpose of considering such a resolution if the Board of Directors of Limited determines in good faith that it is not in the best interest of Limited and its shareholders to commence immediately the Liquidation of Limited;

        (ii) prepare and file with the Securities Exchange Commission (the "SEC") a preliminary proxy or information statement in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") relating to the Transactions and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the Exchange Act and the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "PROXY STATEMENT") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Sellers or on behalf of any of them without prior consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Transactions and this Agreement and the Liquidation by its shareholders; and

       (iii) include in the Proxy Statement, subject to its fiduciary duties, the recommendation of the Boards of each of Holdings and Limited that the respective shareholders of each of Holdings and Limited vote in favor of the approval of the Transactions and the adoption of this Agreement.

    (b) Parent will provide Limited with any information regarding Parent and the Purchaser required by applicable law to be included in the Proxy Statement. Parent and each incurred by Seller shall vote, or cause to be voted, all of the Shares then owned by it, or any of their respective subsidiaries and Affiliates, in favor of the approval of the Transactions and the adoption of this Agreement.

    Section 1.7.  OTHER TRANSACTIONS; PURCHASER LOAN.

    (a) From and after the date hereof, the Sellers shall take all reasonable measures and actions in furtherance of the Liquidation of the Sellers. Immediately following approval by the holders of Limited Shares at the Special Meeting of the Liquidation, or at a subsequent special general meeting of holders of Limited Shares called for such purpose, each of Holdings and Limited shall commence liquidation proceedings in accordance with applicable law and shall use their reasonable best efforts to consummate the Liquidation as promptly as possible and to effectuate a distribution or distributions to holders of Limited Shares which shall aggregate, together with all other funds or assets received by holders of Limited Shares after the date hereof through any dividends, distributions, repurchases, tenders or otherwise, including, without limitation, the Liquidating Dividend, not more than $14.00 in respect of each Limited Share outstanding as of the date hereof (or issued in exchange for the exercise of any employee options outstanding on the date hereof) (the "TOTAL DISTRIBUTION"). In the event that Limited shall repurchase, by tender offer, public purchase, private purchase or otherwise, any outstanding Limited Share, the purchase price for each such share, together with all transaction costs related thereto, shall not exceed $14.00 per Limited Share. The final distribution to holders of Limited Shares as part of the liquidation of Limited is referred to herein as the "LIQUIDATING DIVIDEND".

    (b) On the Closing Date, Parent shall loan to Limited an amount equal to $8,894,000 in exchange for the execution and delivery by Limited of a participating promissory note of Limited substantially in the form of Exhibit C hereto (the "NOTE"), which shall bear interest at the rate of 6.0% per annum, shall mature on the date of, and immediately after, the payment of the Liquidating Dividend or, in any event, not later than December 31, 1999, and shall be entitled to receive as additional interest a participating payment as described below (the "PARTICIPATING PAYMENT"). The proceeds of the Note shall be available to Limited, together with the other assets of Limited, to pay the actual expenses incurred by Limited in connection with the Transactions contemplated hereby and the Liquidation as well as to pay generally other liabilities of Limited; PROVIDED, HOWEVER, that in no event shall any payments from the proceeds of the Note be permitted in respect of any U.S. Federal Taxes. After payment of all such permitted expenses and liabilities, and immediately after payment of the Liquidating Dividend, Limited shall apply all remaining assets of Limited (the "REMAINING AMOUNT") to the payment of principal of, interest on and the Participating Payment with respect to the Note and if applicable, the Dividend Accrual (as defined in the Note). In the event that the Remaining Amount is less than the principal of and interest on the Note and if applicable, the Dividend Accrual, Parent shall be entitled to receive only the Remaining Amount (less any required payment of the Dividend Accrual) as full payment of the Note and Limited, upon such payment, shall have no further obligation to Parent with respect to the Note. Prior to maturity thereof, the Note shall not restrict, and payment on the Note shall be subordinate to distributions by Limited for, repurchases by Limited of Limited Shares at a price not in excess of $14.00 per Limited Share (including all other funds or assets received by holders of Limited Shares) through any dividends, distributions, repurchases, tenders or otherwise, or any combination thereof.

                                  ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

    Section 2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Limited and Holdings, jointly and severally, represent and warrant to each of Parent and the Purchaser as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Limited is a company, and Holdings and each of the Companies is a corporation, duly organized, validly existing and in good standing under the applicable Laws of the jurisdiction in which each is organized and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Sellers and the Companies is duly qualified as a foreign corporation or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have or reasonably be expected to have a Material Adverse Effect. Schedule 2.1(a) sets forth the jurisdiction and kind of each such license and qualification held by each of the Companies. The Sellers have made available to Parent complete and correct copies of the Organizational Documents of each of the Sellers and each of the Companies, in each case as amended to the date of this Agreement. The respective Organizational Documents of the Sellers and the Companies are in full force and effect. The Sellers have made available to Parent complete and correct copies of the minute books of each of the Sellers and the Companies. Such minute books include copies of minutes of all meetings of the directors or shareholders of each of the Sellers and the Companies held on or after January 1, 1993 and complete and accurate copies of all resolutions passed by the directors or actions by written consent of the shareholders on or after January 1, 1993.

    (b) SUBSIDIARIES. Except as set forth in Schedule 2.1(b) of the Sellers Disclosure Schedule, the list of subsidiaries of the Sellers filed by Limited (including by incorporation by reference) with the most recent Report on Form 10-K of Limited is a true and accurate list of all the subsidiaries of the Sellers. All the outstanding shares of capital stock of each of the Companies (except NIA) are owned of record, and with respect to NIA, beneficially, by Holdings or by another wholly owned subsidiary of Holdings, in each case free and clear of all Liens, except as set forth in Schedule 2.1(b) of the Sellers Disclosure Schedule. There are no other Persons in which the Sellers or the Companies has a direct or indirect ownership interest. Except as set forth in
Schedule 2.1(b) of the Sellers Disclosure Schedule, there are no agreements or understandings pursuant to which either Sellers or any of the Companies may be obligated or required, under any circumstance, to make contributions to the capital of any subsidiaries of the Sellers or the Companies.

    (c) CAPITAL STRUCTURE. The authorized capital stock of each of the Companies and the number of shares of capital stock of each of the Companies issued and outstanding as of the date hereof are as set forth as Schedule 2.1(c) of the Sellers Disclosure Schedule, and except as set forth in such Schedule 2.1(c): (i) no shares of capital stock or other voting securities of any of the Companies are issued, reserved for issuance or outstanding; (ii) there were no stock appreciation rights, restricted stock grants or contingent stock grants and there are no other outstanding contractual rights to which any of the Companies is a party the value of which is based on the value of the Shares;
(iii) all of the outstanding Shares are, and any Shares which may be issued pursuant to options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights; and (iv) there are no bonds, debentures, notes or other indebtedness of either Seller or any of the Companies having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of either Seller or any of the Companies may vote. Except as set forth above, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Companies is a party or by which any of them is bound obligating any of the Companies to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any of the Companies or obligating any of the Companies to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not outstanding any contractual obligations of any of the Companies to repurchase, redeem or otherwise acquire any shares of capital stock of either Seller or any of the Companies.

    (d) AUTHORITY; AUTHORIZATION; BINDING AGREEMENT. Each of the Sellers has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of Limited voting at the Special Meeting, to consummate the Transactions contemplated by this Agreement and the Liquidation. The execution and delivery of this Agreement by each of the Sellers and the consummation by each of the Sellers of the Transactions contemplated hereby and the Liquidation have been duly authorized by all necessary corporate action on the part of the Sellers, subject to any necessary approval of this Agreement by the shareholders of Limited voting at the Special Meeting. This Agreement has been duly executed and delivered by the Sellers and, assuming this Agreement constitutes the valid and binding obligation of Parent and the Purchaser, constitutes the valid and binding obligation of each of the Sellers, enforceable against the Sellers in accordance with its terms.

    (e) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY") or any other Party, is required by either Seller or any of the Companies in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the Transactions contemplated hereby or the Liquidation, except for (i) the filing of a premerger notification and report form by the Sellers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing with the SEC of the Proxy Statement, (iii) any notices, consents or other filings which may be required under the Companies Act (the "BERMUDA FILINGS AND CONSENTS"), (iv) as may be required by any applicable state securities or "blue sky" Laws, (v) the filings to be made with, notifications to be given to, and the approvals to be obtained from, the Governmental Entities identified on Schedule 2.1(e) of the Sellers Disclosure Schedule pursuant to insurance and other Laws (the "REQUIRED FILINGS AND APPROVALS") and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

    (f) NON-CONTRAVENTION. Except as set forth in Schedule 2.1(f) of the Sellers Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated hereby and the Liquidation and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien or other encumbrance upon any of the properties or assets of either Seller or any of the Companies under (i) the Organizational Documents of either Seller or any of the Companies, (ii) provided the Required Filings and Approvals are made or obtained, any material contract or loan or credit agreement, note, bond, mortgage, indenture or other instrument of, or document governing, indebtedness for money borrowed or any permit, concession, franchise or license applicable to the Companies or their respective properties or assets or (iii) provided that any required filings under the HSR Act are made and any required Bermuda Filings and Consents and Required Filings and Approvals are made or obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to either Seller or any of the Companies or their respective properties or assets.

    (g) PROXY STATEMENT. The Proxy Statement will not, on the date the Proxy Statement is first mailed to Limited's shareholders and, as it may be amended or supplemented from time to time, at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Sellers with respect to statements made or incorporated by reference therein based on information supplied by Parent or the Purchaser in writing for the express purpose of inclusion or incorporation by reference therein.

    (h) SEC DOCUMENTS; FINANCIAL STATEMENTS OF LIMITED; UNDISCLOSED LIABILITIES. Limited has filed all reports, proxy statements, forms, and other documents required to be filed with the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act since January 1, 1995 (the "SEC DOCUMENTS"). As of their respective dates, (i) the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Limited included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods involved and fairly present in accordance with GAAP the consolidated financial position of Limited and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, shareholders, equity and cash flows for the periods then ended and, in the opinion of management, reflect all adjustments necessary for a fair presentation for such periods, including unaudited interim periods. Except as set forth in Schedule 2.1(h) of the Sellers Disclosure Schedule and except as set forth in the SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents and the consolidating balance sheet delivered to Parent prior to the date of this Agreement, neither Seller nor any of the Companies has any liabilities or obligations, of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Limited and its consolidated subsidiaries or in the notes thereto.

    (i) STATUTORY STATEMENTS. Schedule 2.1(i) of the Sellers Disclosure Schedule contains true and complete copies of the Annual Statements of Nobel Insurance for each of the years ended December 31, 1993, 1994, 1995 and 1996 and Quarterly Statements of Nobel Insurance for the three-month, six-month and nine-month periods ended March 31, 1997, June 30, 1997 and September 30, 1997. The Annual Statements and the Quarterly Statements of Nobel Insurance have been prepared in accordance with SAP throughout the periods involved and in accordance with the books and records of Nobel Insurance. Each of the statutory financial statements contained in the Annual Statements and the Quarterly Statements fairly presents the assets, liabilities and capital and surplus, of Nobel Insurance as of the dates thereof in accordance with SAP, subject, in the case of the Quarterly Statements, to the absence of footnote disclosure and any other adjustments described therein, and were correct in all material respects when filed and there were no material omissions therefrom.

    (j) FINANCIAL STATEMENTS OF THE COMPANIES. The Companies' GAAP Financial Statements, as included in the Proxy Statement, if any, will be based on the books and records of the Sellers and the Companies, will fairly present in all material respects the financial condition and consolidated and consolidating results of operations of the Companies, as of the dates and for the periods indicated therein, will have been prepared in accordance with GAAP and Regulation S-X (as in effect at the time of the respective financial statements) consistently applied, and will have been (to the extent required by the Regulation S-X or otherwise by the SEC) audited by KPMG Peat Marwick LLP.

    (k) INSURANCE RESERVES. The aggregate Loss Reserves of each of Limited and Nobel Insurance as recorded in their respective Annual Statements and Quarterly Statements, and the aggregate reserves for claims and claims expenses reflected on the consolidated balance sheets of Limited at, December 31, 1995, December 31, 1996, March 31, 1997, June 30, 1997, and September 30, 1997, make a good and sufficient provision, in the aggregate, before any consideration of the discount for the time value of money for all unpaid losses and loss adjustment expenses, gross and net as to reinsurance ceded under the terms of policies and agreements of the Companies, computed in accordance with standards and principles established by the Actuarial Standards Board, consistently applied (except as otherwise noted therein), and meet the requirements of the insurance laws of applicable insurance authorities.

    (l) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 2.1(l) of the Sellers Disclosure Schedule and except as set forth in the SEC Documents filed prior to the date of this Agreement, since September 30, 1997 each of the Companies has conducted its respective businesses in all material respects only in the ordinary course, and there has not been any:

        (i) change in the business, condition (financial or otherwise), permits, assets, liabilities, working capital, earnings or operations of any of the Companies, except for changes which have not or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

        (ii) acquisition of assets or properties material to the Companies taken as a whole or of securities or business of any other Person by any of the Companies (in each case, other than acquisitions in the ordinary course of business consistent with past practice) or any merger, consolidation or amalgamation involving any of the Companies;

       (iii) sale, assignment, lease or transfer of any material assets (including any portion of the investment portfolio) of any of the Companies, other than in the ordinary course of business consistent with past practices;

        (iv) incurrence by any of the Companies of any indebtedness for borrowed money or incurrence, assumption or guarantee of, or any other act to become responsible for, any obligations of any other Person, or making of loans or advances by any of the Companies to any Person (including, without limitation, any broker or agent), except the issuance of insurance policies in the ordinary course of business consistent with past practice;

        (v) cancellation of any indebtedness or waiver or compromise of any rights (including agent balances) having a value to any of the Companies of $50,000 or more, whether or not in the ordinary course of business (other than settlements in the ordinary course of business of claims and salvage and subrogation rights arising under contracts of insurance underwritten, assumed or ceded by Nobel Insurance which settlements have not had nor would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect);

        (vi) failure of any of the Companies to pay any credit or any amount owed to such creditor (in excess of $50,000 in the aggregate for all such creditors) when due, except where the amount due is being disputed in good faith;

       (vii) payment by any of the Companies of any liability material to the Companies taken as a whole before the same became due in accordance with its terms other than in the ordinary course of business consistent with past practice;

      (viii) material change in the underwriting, reinsurance, marketing, claim processing and payment, financial or accounting practices or policies of any of the Companies, except as required by law, generally accepted accounting principles or SAP;

        (ix) (A) entry into or modification of any reinsurance or retrocession agreement by any of the Companies other than in the ordinary course of business consistent with past practice, except for those which have not had nor are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (B) termination or commutation of any reinsurance or retrocession agreement with annual premium at the time of such termination or commutation of $500,000 or more;

        (x) entry into, termination or modification by any of the Companies of any contract, agreement, commitment, transaction or instrument with any Affiliate of any of the Companies, or any other contract, agreement, commitment, transaction, or instrument material to the Companies taken as a whole (including, without limitation, relating to any borrowing, lending, capital expenditure, capital contribution or capital financing), except entry into, terminating or modifying contracts, agreements, commitments, transactions, or instruments in the ordinary course of business;

        (xi) any capital expenditure or execution of any lease or commitment for the foregoing by any of the Companies involving annual payments in excess of $50,000;

       (xii) lapse or termination or failure to renew any Permit (as defined below) of any of the Companies, in each case other than with respect to Permits the failure of which to be in effect would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

      (xiii) (A) declaration, setting aside for payment of any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of either Seller or any of the Companies or (B) any redemption, purchase or other acquisition of any of the capital stock of either Seller or any of the Companies;

       (xiv) issuance by any of the Companies of, or commitment of any of the Companies to issue, any shares of capital stock or obligators or securities convertible into or exchangeable for shares of capital stock;

       (xv) purchase or disposition of any securities or investment assets otherwise than in compliance with the written investment guidelines of the Companies furnished to Parent and the Purchaser; or

       (xvi) agreement by either Seller or any of the Companies to do any of the foregoing.

    (m) LITIGATION. Except as set forth in Schedule 2.1(m) of the Sellers Disclosure Schedule or in the SEC Documents, there are (i) no suits, actions or proceedings pending or, to the knowledge of the Sellers, threatened against either Seller or any of the Companies, other than those relating to insurance claims and, (ii) no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against any of the Companies, except for any such judgments, decrees, injunctions or orders that would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (n)  EMPLOYEES.

        (i) Schedule 2.1(n) of the Sellers Disclosure Schedule lists (x) all Employee Benefit Plans, (y) all employment contracts and similar arrangements between either Seller or any of the Companies and any of the employees of any of the Companies and (z) all plans and arrangements pursuant to which either Seller or any of the Companies is, or may be or become, obligated to make any payment to confer any benefit upon or accelerate the vesting or exercise of any benefit for any officer, director, employee or agent of either Seller or any of the Companies as a result of or in connection with any of the Transactions contemplated by this Agreement or any transaction or transactions resulting in a change of control of any of the Companies. No officer, director, executive or key employee of either Seller or any of the Companies has any plans to terminate his, her or their employment. Except as set forth in Schedule 2.1(n) of the Sellers Disclosure Schedule, (A) each Seller and each of the Companies have complied with all Laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and collective bargaining, except where the failure to so comply would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (B) no labor dispute with employees of any of the Companies exists or, to the knowledge of the Sellers, is threatened, except for such disputes which would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, (C) each Employee Benefit Plan conforms in all material respects to, and its administration is in conformity in all material respects with, all applicable laws, no material liability has been or is expected to be incurred by any of the Companies with respect to any Employee Benefit Plan in excess of amounts accrued except for benefits payable or contributions due under the terms of such plans with respect to future services, and full payment has been made of all amounts that any of the Companies is required to have paid as contributions to each Employee Benefit Plan, (D) the Sellers have provided Parent with a true and correct copy of each of the Employee Benefit Plans and all contracts relating thereto, or to the funding thereof, and copies of all required filings with respect thereto for the past three fiscal years, (E) all Employee Benefit Plans intended to satisfy applicable tax qualification requirements or other requirements necessary to secure favorable tax or other legal treatment comply in all material respects with such requirements, and (F) adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of Limited and in the respective financial statements of the Companies, to the extent they are responsible for such obligations. Neither Seller nor any of the Companies nor any of their ERISA Affiliates has incurred or expect to incur any liability under Title IV of ERISA. Neither Seller nor any of the Companies nor any of their ERISA Affiliates has ever maintained, contributed to or had any liability with respect to an employee benefit plan subject to Title IV of ERISA. All contributions to Employee Benefit Plans required to be made by either Seller or any of the Companies or any of their respective ERISA Affiliates in accordance with the terms of the plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

        (ii) There are no pending or, to the knowledge of the Sellers, threatened claims for indemnification against either Seller or any of the Companies by directors, officers, employees and agents of either Seller or any of the Companies.

       (iii) Schedule 2.1(n) of the Sellers Disclosure Schedule, which shall be delivered to Parent within ten Business Days after the date hereof, shall contain true, correct and complete copies of waiver letters, executed and delivered by certain executives of the Companies (the "EXECUTIVES"), wherein each such Executive will have fully waived the right to receive cash consideration upon a liquidation, dissolution or similar transaction involving either Seller in respect of such Executive's options to purchase Limited Shares (each, an "OPTION"), such waiver being given in exchange for the right of each such Executive to receive options to purchase common shares, par value $1.00 per share, of Parent as described in Section 4.8. Each of such waiver letters will be in full force and effect on the date of such delivery.

    (o)  TAXES.

        (i) Limited has filed all income Tax Returns required to be filed by the Islands of Bermuda, and Holdings and each of the Companies has filed all Federal and all material state, local and foreign income Tax Returns and all other material Tax Returns required to be filed by it. Limited is not required to file income Tax Returns in the United States because it is a foreign corporation not engaged in a trade or business within the United States; Limited has filed protective Federal income Tax Returns which report that it has no gross income which is effectively connected with a United States trade or business. All such Tax Returns are complete and correct in all material respects; and each Seller or any of the Companies has paid in full or has had paid on its behalf all Taxes shown as due on such Tax Returns or otherwise due (except for Taxes as are being contested in good faith by appropriate proceedings) or has provided adequate reserves in its most recent financial statements contained in the SEC Documents and otherwise on the books of the Companies (including for Taxes being contested) for all Taxes payable by either Seller or by any of the Companies for all taxable periods and portions thereof through the date of such financial statements.

        (ii) Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, no deficiencies for any Taxes have been asserted or assessed against either Seller or any of the Companies, for which Limited and the Companies have not provided adequate reserves fully reflected in the Companies'

    GAAP Financial Statements delivered to Parent. No Governmental Entity is presently conducting a Tax audit or investigation with respect to either Seller or any of the Companies, or has asked for an extension or waiver of an applicable statute of limitations. The Federal income Tax Returns of Holdings and the Companies consolidated in such Tax Returns, including Nobel Insurance, have been examined by the Internal Revenue Service and no change letter issued for all years through December 31, 1992 and all Tax Returns thereafter are open and subject to examination. Neither Seller nor any of the Companies within the past five years has filed Tax Returns on a consolidated, combined or unitary basis with any group of entities except the group with which it presently files Tax Returns. With respect to Taxes or any Tax Return, no power of attorney has been executed by either Seller or any of the Companies.

       (iii) Except as disclosed on Schedule 2.1(o) of the Sellers Disclosure Schedule, no amounts payable as a result of the Transactions contemplated by this Agreement under the Benefit Plans or any other plans or arrangements will constitute a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (iv) LIENS FOR TAXES. Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, there are no Liens or other Encumbrances on any of the assets of either Seller or any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

        (v) AUDIT HISTORY. Except as set forth in Schedule 2.1(o) of the Sellers Disclosure Schedule, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of either Seller, proposed against or with respect to either Seller or any of the Companies or any affiliated group of which either Seller and any of the Companies is or has been a member that relates to Tax liabilities attributable to items of income, gain, deduction, loss or credits of either Seller or any of the Companies.

        (vi) WITHHOLDING. Each Seller and each of the Companies have withheld and paid all Federal, state and local Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

    (p)  COMPLIANCE WITH APPLICABLE LAWS.

        (i) Except as set forth in Schedule 2.1(p) of the Sellers Disclosure Schedule, (x) each of the Sellers and each of the Companies and, to the knowledge of the Sellers, any independent agents acting on behalf of the Sellers or the Companies (the "AGENTS"), have at all times complied and are presently complying in all material respects with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (Federal, state, local or otherwise) (collectively, "LAWS"), and (y) neither Seller nor any of the Companies, nor to the knowledge of the Sellers, any Agent, has received notification of any asserted present or past failure to so comply.

        (ii) Except as set forth on Schedule 2.1(p) of the Sellers Disclosure Schedule, the Companies hold all Permits necessary for the ownership and conduct of the respective businesses of the Companies in each of the jurisdictions in which the Companies conduct or operate their respective businesses in the manner now conducted, and each of such Permits is in full force and effect except where the failure to hold any Permit or the failure of any Permit to be in full force and effect would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The consummation of the Transactions contemplated by this Agreement will not result in any revocation, cancellation or suspension of any such Permit, and, there are no pending or, to the knowledge of the Sellers, threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal thereof, and no event has occurred which

    (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof, in any such case except where such a revocation, cancellation, suspension or non-renewal would not have or would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect;

    (q)  INSURANCE BUSINESS; COMPLIANCE WITH INSURANCE LAWS

        (i) Except as set forth on Schedule 2.1(q) of the Sellers Disclosure Schedule, the business and operations of Nobel Insurance have been conducted in compliance with all applicable federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

        (ii) All insurance policies issued by Nobel Insurance are in a form acceptable to applicable regulatory authorities or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection, except where the failure to issue policies in an acceptable form would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance. None of the Companies other than Nobel Insurance has issued any insurance policies.

       (iii) Except as set forth on Schedule 2.1(q) of the Sellers Disclosures Schedule, (X) all material reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied in all material respects with applicable law in effect when filed and (Y) no material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied or that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

        (iv) Except as set forth on Schedule 2.1(q) of the Sellers Disclosure Schedule, all premium rates established by Nobel Insurance that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform to the premiums so filed or approved and comply (or complied at the relevant time) with the Insurance Laws applicable thereto, except where such failures to comply would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

        (v) In addition, (X) there is no pending or, to the knowledge of either Seller or Nobel Insurance, threatened, charge by any insurance regulatory authority that Nobel Insurance has violated, nor any pending or, to the knowledge of either Seller or Nobel Insurance, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws, except where such violations would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance and (Y) Nobel Insurance is not subject to any order or decree of any insurance regulatory authority relating specifically to Nobel Insurance (as opposed to insurance companies generally), except for any such order or decree that would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nobel Insurance.

        (vi) Nobel Insurance and its Agents have marketed, sold and issued insurance products in compliance, in all material respects, with all Insurance Laws applicable to the business of Nobel Insurance and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against "redlining" and (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance except where any such failure to comply would not or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

       (vii) Prior to the date hereof, the Sellers have delivered to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to Nobel Insurance since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "ACTUARIAL ANALYSES"). To the knowledge of the Sellers, the information and data furnished by or on behalf of Nobel Insurance to its independent actuaries in connection with the preparation of the Actuarial Analyses were accurate in all material respects. Furthermore, each Actuarial Analysis was based upon an accurate inventory of policies in force for Nobel Insurance at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

      (viii) Prior to the date hereof, the Sellers have delivered to Parent a true and correct list on an aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by Nobel Insurance since December 31, 1995.

    (r) BROKERS. No broker, investment banker, financial advisor or other Person, other than DLJ, is entitled to any broker's, finder's, financial advisor's consultant or other intermediary or other similar fee or commission in connection with the Transactions contemplated by this Agreement or the Liquidation based upon arrangements made by or on behalf of either Seller. Limited and/or Holdings is solely responsible for any such payment, fee or commission that may be due DLJ.

    (s) OPINION OF FINANCIAL ADVISOR. Limited has received an opinion of DLJ, to the effect that, as of the date of this Agreement, the amount of the proceeds to be received by the holders of the Limited Shares from a Liquidating Dividend or other distribution in the amount of not more than $14.00 per Limited Share is fair to Limited's shareholders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered to Parent.

    (t) TITLE TO ASSETS. Schedule 2.1(t) of the Sellers Disclosure Schedule sets forth a complete list of all real property and material interests in real property owned in fee by the Companies (the "OWNED REAL PROPERTY") and sets forth all material real property and interests in real property leased by any of the Companies as of the date hereof (the "LEASED REAL PROPERTIES"). Each of the Companies has (i) good, valid, marketable and fee simple title to all the Owned Real Property owned by them, free and clear of all Liens, except for such Liens as shown on Schedule 2.1(t) of the Sellers Disclosure Schedule and (ii) a valid leasehold interest in the Leased Real Property leased by them. Each of the Companies has sufficiently good and valid title to, or an adequate leasehold interest in, all of their other material tangible properties and assets (the "OTHER ASSETS") in order to allow them to conduct, and continue to conduct, their respective businesses as currently conducted, except where the failure to have such title or interest would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    (u)  CONTRACTS.

        (i) Except as set forth in Schedule 2.1(u) of the Sellers Disclosure Schedule, none of the Companies, nor any of their respective assets, businesses or operations, is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under any contract, agreement, undertaking or treaty or amendment thereto, that

        (a) would be required to be filed as an exhibit to an Annual Report on Form 10-K of Limited as of the date of this Agreement that has not been filed as an exhibit to an SEC Document filed prior to the date hereof;

        (b) except as listed on Schedule 2.1(u) of the Sellers Disclosure Schedule, contains any undertakings or commitments to, any governmental or regulatory authority materially affecting the business of the Companies taken as a whole and not made in the ordinary course of business;

        (c) except as described in Schedule 2.1(u) of the Sellers Disclosure Schedule, contains covenants limiting the freedom of the Companies to engage in any line of business in any geographic area or to compete with any Person or to incur indebtedness for borrowed money;

        (d) except as described in Schedule 2.1(u) of the Sellers Disclosure Schedule, contains any "change in control" or similar provisions; or

        (e) provides for the indemnification by either Seller or any of the Companies of any Person except for contracts entered into in the ordinary course of business consistent with past practice.

        (ii) Except as set forth on Schedule 2.1(u) of the Sellers Disclosure Schedule, neither Seller nor any of the Companies is (and, to the knowledge of the Seller, no other party is) (x) in material breach of or materially in default under, any of the Contracts or (y) in breach or default under any of the Contracts (with or without notice or lapse of time or both) if any breach or default would permit a party other than one or more of the Companies to terminate such Contract. Neither Seller nor any of the Companies has sent or received any notice of an intention to terminate any Contract, except as described on Schedule 2.1(u). Except as set forth on
    Schedule 2.1(u) of the Sellers Disclosure Schedule, one or more of the Companies is a party to each contract material to the conduct of the business of any of the Companies, and, except as disclosed in such Schedule 2.1(u), each such Company will retain all of the benefits to which such party is entitled under each such Contract after consummation of the Transactions contemplated hereby.

    (v) NO OTHER AGREEMENTS TO SELL THE COMPANIES OR THE ASSETS OF THE COMPANIES. Except as set forth in Schedule 2.1(v) of the Sellers Disclosure Schedule, neither Seller nor any of the Companies has any agreement, absolute or contingent, with any other Person to sell the capital stock, assets or business of either Seller or any of the Companies or to effect any merger, amalgamation, consolidation or other reorganization of either or any of the Companies or to enter into any agreement with respect thereto.

    (w) PROPRIETARY RIGHTS. Except as set forth in Schedule 2.1(w) of the Sellers Disclosure Schedule, the Companies do not possess any rights or title to or interest in the trademarks, service marks, copyrights, secrets, software or other proprietary rights that are material to the business of any of the Companies.

    (x) YEAR 2000. None of the custom-made software or hardware designed or purchased or licensed by either Seller or any of the Companies from third parties and, to the knowledge of the Sellers, none of the commercially available software purchased by either Seller or any of the Companies and used by any of the Companies in the course of the operation or management of, or the compiling, reporting or generation of data relating to, the Companies contains any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after December 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

    (y) TRANSACTIONS WITH CERTAIN PERSONS. Other than as disclosed in the SEC Documents, (1) neither any officer, director nor employee of either Seller, nor any of the Companies nor any member of any such Person's immediate family is presently a party to any material transaction with any of the Companies, including, without limitation, any Contract, or other binding arrangement (x) providing for the furnishing of material services (except in such Person's capacity as an officer, director, employee or consultant) by such Person, (y) providing for the rental of material real or personal property from, or (z) otherwise requiring material payments to (other than for services as officers, directors or employees of either Seller or any of the Companies) any such Person.

    (z) REINSURANCE AND RETROCESSIONS. Schedule 2.1(z) of the Sellers Disclosure Schedule contains a list as of the date of this Agreement of all treaty reinsurance or retrocession treaties, facultative agreements, and agreements (each, for purposes of this paragraph, a "treaty" or "agreement") in force to which Nobel Insurance is a party (including any terminated or expired treaty or agreement under which there remains any outstanding recoverables with respect to paid or unpaid case reserves in excess of $50,000), any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $50,000 and any treaty or agreement with any Affiliate of Nobel Insurance, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date. Nobel Insurance is not in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement, nor has it failed to meet the underwriting standards required for any business reinsured thereunder except for defaults which would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 2.1(z) of the Sellers Disclosure Schedule, since January 1, 1995, Nobel Insurance has not entered into any reinsurance transactions with Limited of any kind whatsoever, and no reinsurance balances between Nobel Insurance and Limited were outstanding as of the date hereof.

    (aa) INTERCOMPANY ACCOUNTS. Schedule 2.1(aa) of the Sellers Disclosure Schedule (x) fully describes all arrangements with respect to any intercompany transactions involving any of the Companies (collectively, "INTERCOMPANY ARRANGEMENTS") and includes all supporting documentation and/or descriptive information reasonably necessary to evaluate such Intercompany Arrangements, and
(y) contains a complete list of all intercompany balances as of a recent date between any Affiliate of any of the Companies, on the one hand, and any of the Companies, on the other. Since the date as to which information is given in such
Schedule 2.1(aa), there has not been any incurrence or accrual of liability (as a result of allocations or otherwise) by any of the Companies to any Affiliate of any of the Companies or other transaction between any of the Companies and any Affiliates of any of the Companies.

                                  ARTICLE III.
           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER

    Section 3.1. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Parent and the Purchaser represent and warrant to the Sellers as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent is a company, and the Purchaser is a corporation, duly organized, validly existing and in good standing under the Laws of Bermuda and Delaware, respectively, and each has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and the Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Purchaser is a wholly owned subsidiary of Parent.

    (b) AUTHORITY; AUTHORIZATION; BINDING AGREEMENT. Parent and the Purchaser have the requisite corporate power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the Transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser, as applicable. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming this Agreement constitutes the valid and binding obligation of the Sellers, constitutes a valid and binding obligation of Parent and the Purchaser.

    (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or the Purchaser in connection with the execution and delivery of this Agreement or the consummation by Parent or the Purchaser, as the case may be, of any of the Transactions contemplated hereby; except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) filing and obtaining of any required Bermuda Filings and Consents, (iii) as may be required by an applicable state securities or "blue sky" Laws, (iv) the filing and obtaining of the Required Filings and Approvals and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

    (d) NONCONTRAVENTION. The execution and delivery of this Agreement do not, and the consummation of the Transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (i) the Organizational Documents of Parent or the Purchaser or (ii) provided that any required filings under the HSR Act are made and any required Bermuda Filings and Consents and the Required Filings or Approvals are made or obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or the Purchaser or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have or reasonably be expected to have a Material Adverse Effect.

    (e) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement will, on the date the Proxy Statement is first mailed to Limited's shareholders and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (f) FINANCING. Parent presently has, and at all times up to and including the Closing Date will have, sufficient funds available to it to provide the financing for the purchase of the Shares and the NIA Assets, and shall provide the Purchaser with the funds necessary to consummate the Transactions contemplated hereby in accordance with the terms hereof.

    (g) INTERIM OPERATIONS OF THE PURCHASER. The Purchaser was formed solely for the purpose of engaging in the Transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the Transactions contemplated hereby. Parent shall cause the Purchaser to fulfill the Purchaser's covenants, agreements and obligations under this Agreement.

    (h) OWNERSHIP OF SHARES. As of the date of this Agreement, and at all times prior to the Closing Date, none of the Parent, the Purchaser nor any of their Affiliates shall own, directly or indirectly, any Shares.

    (i) INVESTMENT INTENT. The Shares will be acquired hereunder solely for the account of the Purchaser and its specified designees, for investment, and not with a view to the resale or distribution thereof, subject to the right of the Purchaser and any such designees to sell, assign, transfer or distribute any or all of the Shares to any corporation which is an Affiliate of the Purchaser.

                                  ARTICLE IV.
                                   COVENANTS

    Section 4.1. CONDUCT OF BUSINESS OF THE COMPANIES. Until the Closing Date, except as specifically contemplated by this Agreement, the Sellers shall cause each of the Companies to carry on their respective businesses in the ordinary course of business consistent with past practice and shall use their commercially reasonable best efforts consistent with good business judgment to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships consistent with past practice with producers, brokers, insureds, suppliers, distributors, customers and others having business dealings with them. Without limiting the generality of the foregoing, each Seller covenants and agrees that, except (x) as expressly contemplated by this Agreement or (y) as previously consented to in writing by Parent, which consent shall not be unreasonably withheld, the Sellers will not, and will not permit any of the Companies, to:

        (i) amend the Organizational Documents of any of the Companies;

        (ii) (x)(A) declare, set aside for payment or pay any dividend or other distribution payable in cash, stock or property with respect to the capital stock of any of the Companies or (B) redeem, purchase or otherwise acquire directly or indirectly any of the capital stock of any of the Companies; (y) issue, sell, deliver or authorize the issuance of any shares of capital stock or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any of the Companies or (z) split, combine or reclassify the outstanding capital stock of any of the Companies;

       (iii) (a) create, incur, assume, maintain or permit to exist any long-term debt or any short-term debt for borrowed money, except pursuant to existing credit agreements in the ordinary course of business, (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person except in the ordinary course of its insurance and reinsurance business, consistent with past practices (except customary letters of credit issued in the ordinary course of business consistent with past practices), or (c) make any loans, advances or capital contributions to, or investments in, any person;

        (iv) except as required by this Agreement, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or, enter into, any agreement in principle or any agreement with respect to any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of any assets or securities or any change in the capitalization of any of the Companies, or except for insurance and reinsurance agreements entered into in the ordinary course of business, consistent with past practice, (x) any other material agreements, commitments or contracts, (y) any amendment or modification thereof or (z) any release or relinquishment of any material rights thereunder;

        (v) (x) enter into any employment or severance agreement with or, except in accordance with the normal practices of the Sellers and the Companies set forth in Schedule 2.1(m) of the Sellers Disclosure Schedule, grant any severance or termination pay to any officer, director or key employee of any of the Companies; (y) hire or agree to hire any new or additional key employees or officers at an annual salary in excess of $100,000 or (z) terminate an executive officer of any of the Companies (other than for good or just cause) or diminish the duties or responsibilities of such officer;

        (vi) except as required to comply with applicable law or provided in this Agreement, (A) adopt, enter into, terminate or amend any Employee Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, except to the extent necessary to coordinate any such Employee Benefit Plans with the terms of this Agreement, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice to employees other than directors, officers or senior management personnel and that, in the aggregate, do not result in a significant increase in benefits or compensation expense to any of the Companies relative to the level in effect prior to such action (but in no event shall the aggregate amount of all such increases exceed 10% of the aggregate annualized compensation expense of Limited and its subsidiaries reported in the most recent audited financial statements of Limited included in the SEC Documents)), (C) pay any benefit not provided for under any Employee Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Benefit Plans or agreements or awards made thereunder) or (E) except as required by the current terms thereof take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Benefit Plan;

       (vii) change any accounting method, practice or policy used by it unless required by a concurrent change in GAAP;

      (viii) change the method of determining the GAAP reserves for any guaranty fund assessment, second injury fund assessment, special insurance assessment or similar assessment or Tax;

        (ix) fail to pay any Tax when due or make any material Tax election or settle or compromise any material Tax liability;

        (x) knowingly undertake any act, or suffer to exist any condition, causing any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated;

        (xi) take any action which causes any representation or warranty of the Sellers in this Agreement to become untrue or which would result in a material breach of any covenant made by the Sellers in this Agreement;

       (xii) (A) make any investment other than in accordance with the written investment guidelines previously provided to Parent or (B) invest in any derivative securities;

      (xiii) enter into any Intercompany Arrangements other than those disclosed in Schedule 2.1(aa) of the Sellers Disclosure Schedule; or

       (xiv) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

    Section 4.2. ACCESS; CONFIDENTIALITY. Upon reasonable notice and subject to applicable Law and any confidentiality provisions to which any of the Companies may be subject, each of the Companies shall, and the Sellers shall cause the Companies to, afford to the officers, employees, accountants, counsel, financing and reinsurance sources and other representatives of Parent, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records. Except as otherwise agreed to in writing by the Sellers, until Parent and the Purchaser shall have purchased the Shares pursuant to this Agreement, Parent will be bound by the terms of the Confidentiality Agreement.

    Section 4.3.  REASONABLE BEST EFFORTS; NOTIFICATION.

    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions contemplated by this Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from any Governmental Entity and the making of all necessary registrations and filings (including filings with any Governmental Entity, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement; PROVIDED, HOWEVER, that in connection with any filing or submission or other action required to be made or taken by any Party to effect the Transactions contemplated hereby, neither Seller nor any of the Companies shall without the prior written consent of Parent commit to any divestiture transaction and Parent shall not be required to divest or hold separate or otherwise take or commence to take any action that, in the reasonable discretion of Parent, materially limits its ability to conduct the business of the Companies or its ability to retain any material portion of the assets of the Companies.

    (b) The Sellers shall give prompt notice to Parent of (i) any representation or warranty made by either of them contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

    Section 4.4.  NO SOLICITATION.

    (a) Neither Seller shall, nor shall either Seller permit any of the Companies to, nor shall either Seller independently authorize or permit any of the Companies to authorize (and shall use their respective best efforts not to permit) any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Sellers or any of the Companies to, solicit or initiate, or knowingly encourage the submission of, any Takeover Proposal (as defined below). Notwithstanding the foregoing, and subject to compliance with Section 4.4(c) hereof, if prior to the Closing Date, the Board of Directors of Limited, after consultation with and based upon advice received from outside legal counsel to Limited experienced in such matters, determines that a failure to act with respect to any such Takeover Proposal would be inconsistent with its fiduciary duties to Limited's shareholders under applicable Law, Limited may (A) furnish information with respect to the Sellers or the Companies to any Person in response to an unsolicited request pursuant to a confidentiality agreement with terms and conditions similar to the Confidentiality Agreement and (B) participate in discussions and negotiations regarding any potential Takeover Proposal. For purposes of this Agreement, "TAKEOVER PROPOSAL" means (x) any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Companies or of any class of equity securities of either of the Sellers or any of the Companies or any tender offer or exchange offer that if consummated would result in any Person beneficially owning shares of any class of equity securities of either of the Sellers or any of the Companies, or any merger, consolidation business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving either of the Sellers or any of the Companies other than the Transactions contemplated by this Agreement, or (y) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Transactions contemplated by this Agreement.

    (b) Subject to compliance by the directors of Limited with their fiduciary duties, neither the Board of Directors of Limited nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by Limited's Board of Directors or any such committee of this Agreement or the Transactions,
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any definitive agreement to consummate any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to consummation of the Transactions Limited's Board of Directors determines, after consultation with and based upon advice received from outside legal counsel to Limited experienced in such matters, that failure to act with respect to any Takeover Proposal would be inconsistent with its fiduciary duties to Limited's shareholders under applicable law, Limited's Board of Directors may (subject to the terms of this and the following sentences) withdraw or modify its approval or recommendation of the offer, this Agreement or the Transactions, approve or recommend, or propose to approve or recommend, a Takeover Proposal, or enter into an agreement with respect to a Takeover Proposal, in each case at any time after 11:59 P.M. on the next Business Day following Parent's receipt of written notice (a "NOTICE OF TAKEOVER PROPOSAL") advising Parent that Limited's Board of Directors has received a Takeover Proposal, specifying the material terms and conditions of such Takeover Proposal, identifying the Person making such Takeover Proposal and delivering a copy of any documentation delivered in connection therewith; PROVIDED that Limited shall not enter into a definitive agreement to consummate a Takeover Proposal unless Limited shall have furnished Parent with a Notice of Takeover Proposal within the time frame provided in the immediately preceding clause in advance of any date that it intends to enter into such agreement. In addition, if Limited enters into a definitive agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Termination Fee (as defined in Section 6.3).

    (c) In addition to the obligations of the Sellers set forth in Section 4.4(b), the Sellers shall advise Parent of any Takeover Proposal, or any proposal with respect to any Takeover Proposal and the material terms and conditions of such Takeover Proposal.

    (d) Limited shall be entitled, in the exercise of the fiduciary duties of its Board of Directors, to notify any Person that has made a Takeover Proposal of the material terms and conditions of any change or modification to the terms and conditions of this Agreement, or of any alternative transaction that may be proposed by Parent, the Purchaser or any of their Affiliates (a "RESPONSIVE OFFER"). Parent and Purchaser agree that all such Responsive Offers shall remain open for at least two full Business Days after receipt by the Sellers.

    Section 4.5. PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and Limited. Thereafter, so long as this Agreement is in effect and except in respect of releases and announcements by Limited in connection with a Takeover Proposal, neither Limited, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transactions contemplated hereby without the prior consultation of the other Party.

    Section 4.6.  INDEMNIFICATION.

    (a) Parent and the Sellers agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of Limited, Holdings and the Companies (collectively, the "INDEMNIFIED PARTIES") as provided in the Organizational Documents of Limited and the Companies as in effect as of the Closing Date shall survive, in the case of Limited and Holdings until the Liquidation, and in the case of the Companies shall continue in full force and effect for six years after the Closing Date (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law; PROVIDED, HOWEVER, that none of Parent, the Purchaser or any of the Companies shall have any obligations under this Section
4.6 in favor of any Indemnified Party with respect to liabilities arising with respect to any U.S. Federal Taxes incurred by either Seller, or by any of the Companies prior to the Closing Date. Parent shall cause the Companies to maintain in effect for not less than six years from the Closing Date the current policies of the directors' and officers' liability insurance maintained by the Companies, and shall cause the Companies to maintain in effect coverage equivalent to the directors' and officers' liability insurance maintained on the date hereof by Limited (provided that Parent may substitute therefor polices of at least equivalent coverage containing terms and conditions which are no less advantageous than the policies of the Companies and Limited presently in place) with respect to matters occurring prior to the Closing Date; PROVIDED, however, that in no event shall Purchaser or the Companies be required to expend any amount in excess of $100,000 aggregate premiums to maintain or procure insurance coverage pursuant to this Section 4.6; and PROVIDED, further, that none of the Parent, Purchaser or any of the Companies shall be required to purchase coverage for any Indemnified Party in respect of any liability of such person arising from any potential U.S. Federal Tax liability incurred by either Seller, or incurred by any of the Companies prior to the Closing Date. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, Parent shall cause the Companies to purchase as much insurance as may be purchased for the amount indicated.

    (b) This Section 4.6 shall survive the consummation and closing of the Transactions contemplated hereby and is intended for the benefit of the Indemnified Parties, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

    (c) If any of the Companies or any of their respective successors or assigns
(i) reorganizes, amalgamates or consolidates with or merges into any other Person and is not the resulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any Person or Persons, then, and in such case, proper provision will be made so that the successors and assigns of the Companies assumes all of the obligations of the Companies, as the case may be, set forth in this Section 4.6.

    Section 4.7. BENEFITS. For a period of one year following the Closing Date, Parent shall cause the Companies to provide the employees of the Companies with employee benefit plans, programs, policies or arrangements (the "SUCCESSOR BENEFIT PLAN") as are substantially equivalent, in the aggregate, as those currently provided by the Sellers or the Companies (the "CURRENT BENEFIT PLANS"). Except to the extent that benefits may be duplicated, each Successor Benefit Plan shall give full credit for each employee's period of service with the Sellers or the Companies prior to the Closing for all purposes for which such service was recognized under the Current Benefit Plans prior to the Closing Date, including, but not limited to, recognition of service for vesting, amount of benefits, eligibility to participate, and eligibility for disability and early retirement benefits (including subsidies relating to such benefits) and full credit for deductibles satisfied under the benefit plans toward any deductibles for the same period following the Closing Date, and shall waive any pre-existing condition limitation for any employee covered under a Current Benefit Plan immediately prior to the Closing.

    Section 4.8. CONVERSION OF OPTIONS. On the Closing Date, all Options held by the Executives identified in Schedule 2.1(n) of the Sellers Disclosure Schedule shall be converted into options to purchase common shares of the Parent (the "PARENT OPTIONS") as follows: (a) the number of common shares of Parent subject to each Parent Option to be received by each such Executive shall be equal to (i) the number of Limited Shares subject to each Option held by the Executive divided by (ii) the ratio of the fair market value of the common shares of Parent to the fair market value of the Limited Shares, calculated in each case immediately prior to the Closing Date (the "CONVERSION RATIO"); and
(b) the exercise price of each such Parent Option to be received by each Executive shall be equal to (i) the exercise price of each such Option held by the Executive multiplied by (ii) the Conversion Ratio; PROVIDED, HOWEVER that the aggregate spread value of the Parent Options to be received by each Executive shall equal the aggregate spread value of the Options to be surrendered for conversion by such Executive, determined in each case immediately prior to the Closing Date. All other terms and conditions of such Options shall remain unchanged, and such conversion shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and the regulations promulgated thereunder.

    Section 4.9. RATING AGENCY AND REGULATORY PRESENTATIONS. The Sellers shall give Parent prior reasonable notice of any meetings prior to the Closing Date with A.M. Best or any insurance regulatory authority, and shall use its reasonable best efforts to permit Parent to have a representative at such meetings.

    Section 4.10.  CERTAIN TAX MATTERS

        (i) Tax Sharing Agreements. The Sellers will cause any tax sharing agreement between either or both of Sellers and any of the Companies to be terminated as of the Closing Date and to have no further effect for any taxable year (whether the current year, a future year, or a prior year). Any amounts due under any such agreement as of the Closing Date will be appropriately accounted for in the individual balance sheets.

        (ii) SECTION 338(H)(10) ELECTION. At the Purchaser's option, Holdings will join with the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of the any or all of the Companies hereunder. Sellers will pay any Tax attributable to the making of the Section 338(h)(10) Election. If the Purchaser chooses to make a Section 338(h)(10) Election, the Purchaser shall prepare an allocation of the Purchase Price, as adjusted for indebtedness and any other relevant items, among the various assets of the Companies. Such allocation will be binding on each Seller, except to the extent it is manifestly unreasonable. Each of Parent, the Purchaser, Limited and Holdings agrees to file all federal, state and other Tax Returns consistent with such allocation.

       (iii) GAIN FROM SALE. Any Tax attributable to the sale of the Companies will be paid in full by the Sellers, who will be responsible for the preparation and filing of the Tax Returns on which the gain, if any, from the sale of the Companies is included. Seller shall furnish to Purchaser for its review and comment a draft of such Tax Returns at as soon as practicable after such draft first becomes available, but in any event at least 10 Business Days prior to the filing of such Tax Return.

    Section 4.11.  INTERCOMPANY ACCOUNTS.

        (i) All intercompany accounts (other than the NSC Receivable) between the Companies and the Sellers as of the Closing shall be settled at fair value as of the last month-end prior to the Closing Date (irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. Subject to the procedure described in subsection (ii) below for resolving disagreements, the net amount of such intercompany balance shall be paid in cash at Closing (x) by the Companies, if such net amount is owed to Holdings or Limited or (y) by Holdings or Limited, respectively, if such net amount is owed by Holdings or Limited to one or more of the Companies. As promptly as practicable after the date hereof, Sellers shall prepare and deliver to Parent a statement setting out in reasonable detail the calculation of the intercompany account balances set forth on Schedule 2.1(aa) of the Sellers Disclosure Schedule based upon the latest available financial information as of such date and, to the extent reasonably requested by Parent, provide Parent with supporting documentation to verify the underlying intercompany charges and transactions.

        (ii) At least 15 Business Days prior to the Closing Date, the Sellers shall deliver to Parent a statement setting out in reasonable detail the calculation of such intercompany account to be settled pursuant to subsection (i) above. Parent and the Seller shall cooperate in the preparation of any such calculation including the provision of supporting documentation to verify the underlying intercompany charges, transactions and payments. If Parent disagrees with calculation of such intercompany balances Parent may, within 15 days after the Closing Date, deliver a notice to the Seller disagreeing with such calculation and setting forth Parent's calculation of such amount. If Parent and Sellers are unable to resolve such disagreement within 15 days thereafter, such disagreement shall be resolved by independent accountants of nationally recognized standing reasonably satisfactory to Parent and Sellers. The net amount of any such intercompany balance shall be paid in cash promptly thereafter.

       (iii) Within 10 Business Days of the Closing Date, Parent shall cause NSC to settle in full the NSC Receivable; PROVIDED, HOWEVER, that in no event shall the amount owed in respect of the NSC Receivable exceed $5.1 million.

    Section 4.12.  COVENANT NOT TO COMPETE.

    (a) Each of the Sellers agrees that, for a period of six years after the Closing Date, it shall not compete with the Companies in the Restricted Area (as hereinafter defined) and shall not engage or participate, directly or indirectly, in the Restricted Area in the business or businesses which are engaged in by the Companies as of the Closing Date. For purposes of this Agreement, the term "Restricted Area" shall mean any state of the United States in which the Companies have had annual sales during the 12-month period ending December 31, 1997 in excess of $500,000;

    (b) The Sellers agree that a monetary remedy for a breach of the agreement set forth in Section 4.13(a) hereof will be inadequate and impracticable and further agree that such a breach would cause Parent and the Purchaser irreparable harm, and that Parent and the Purchaser shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Sellers agree that Parent and the Purchaser shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine; and

    (c) If any provision of this Section 4.13 is held invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity and shall be binding and enforceable with respect to the Sellers as so curtailed.

    Section 4.13. EXCHANGE ACT FILINGS. The Sellers shall, as may be reasonably requested, assist Parent in making all necessary filings under the Exchange Act and the rules and regulations thereunder or required by the New York Stock Exchange, Inc., including the provision of such financial information concerning the Companies as may be required in any such filings.

    Section 4.14. INA COMMUTATION. The Sellers shall use their reasonable best efforts, in consultation with Parent, fully and completely to commute and novate all of the obligations of the Sellers or any of the Companies to Insurance Company of North America, a subsidiary of CIGNA, on terms reasonably acceptable to each of Parent and Limited.

    Section 4.15. IRREVOCABLE PROXIES. Contemporaneously with the execution of this Agreement, the Sellers have delivered Irrevocable Proxies in favor of Parent in respect of all the Limited Shares owned by each of Messrs. Jeffry K. Amsbaugh, Robert C. Duvall, Bryan L. Martin and Douglas W. Caudill. Within five Business Days of the date hereof, the Sellers shall deliver Irrevocable Proxies in favor of Parent substantially in the form of Exhibit D hereto in respect of all of the Limited Shares owned by each of Messrs. Thomas J. O'Shane and Robert
B. Sanborn and shall use their reasonable best efforts to cause Wampum Hardware Company to execute and deliver an Irrevocable Proxy in favor of Parent in respect of all of the Limited Shares owned by it prior to the Shareholders Meeting.

    Section 4.16.  CERTAIN MATTERS.

        (i) Parent and Purchaser acknowledge that certain of the officers and directors of Limited and Holdings (who shall be identified within 10 Business Days of the Closing and who shall be reasonably acceptable to each of Parent and Limited) who shall be employees of Parent or a Subsidiary thereof following the Closing shall be permitted to continue functioning in their respective capacities as officers and/or directors of Limited and Holdings solely for the purpose of facilitating the Liquidation of Limited and Holdings and the event or events, if any, following the Closing and prior to the commencement of such Liquidation. Parent and Purchaser further acknowledge and recognize that the exercise of such officers' and directors' duties in such capacities will not be deemed to be a conflict of interest with their respective duties and responsibilities as employees of Parent or a Subsidiary thereof.

        (ii) From and after the Closing, Parent agrees to assume and perform each of the Severance Agreements dated as of May 9, 1997, and more particularly described on Schedule 2.1(n) to the Sellers Disclosure Schedule, in the same manner as Limited was obligated to perform thereunder.

       (iii) From and after the Closing, Parent shall perform any indemnification obligations of Limited and shall cause the Companies to perform any indemnification obligations of the Companies under the agreements listed in Schedule 4.6 of the Sellers Disclosure Schedule, but only to the extent such obligations exist as of the date hereof.

                                   ARTICLE V.
                                   CONDITIONS

    Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligation of each Party hereunder to consummate the Transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any one or more of which may be waived by the mutual consent of the parties:

    (a) SHAREHOLDER APPROVAL. This Agreement and the Transactions shall have been approved and adopted by the requisite vote of the shareholders of Limited required by applicable law and the Organizational Documents of Limited.

    (b) STATUTES. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Government Entity of competent jurisdiction which prohibits the consummation of the Transactions;

    (c) INJUNCTIONS. There shall be no order or injunction of a Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of this Agreement and the Transactions; and

    (d) REQUIRED FILINGS AND APPROVALS. All Required Filings and Approvals shall have been made and obtained.

    Section 5.2. CONDITIONS TO THE OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the Transactions shall also be subject to the satisfaction, or waiver by the Sellers, of the following conditions:

    (a)  REPRESENTATIONS AND WARRANTIES.

        (i) All representations and warranties of the Purchaser and Parent contained in this Agreement (considered collectively) and each of the representations and warranties of the Purchaser and Parent contained in this Agreement (considered individually) which is not qualified by its terms as to materiality shall have been true and correct in all material respects at the time of this Agreement, and shall be true and correct in all material respects at the Closing Date as though made on and as of such time.

        (ii) Each representation and warranty of the Purchaser and the Parent contained in this Agreement which is by its terms qualified as to materiality shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as if made on and as of such time.

    (b) PRIOR PERFORMANCE. The Purchaser and Parent shall have performed in all material respects their respective obligations under this Agreement required to be performed by it prior to the Closing Date.

        Parent and the Purchaser will furnish the Sellers with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.2 as the Sellers may reasonably request.

    Section 5.3.  CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE
PURCHASER. The obligation of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement shall also be subject to the satisfaction, or waiver by the Parent, of the following conditions:

    (a)  REPRESENTATIONS AND WARRANTIES.

        (i) All representations and warranties of the Sellers (considered collectively) and each of the representations and warranties of the Sellers contained in this Agreement (considered individually) which is not qualified by its terms as to materiality contained in this Agreement shall have been true and correct in all material respects at the time of this Agreement, and shall be true and correct in all material respects on the Closing Date as though made on and as of such time; and

        (ii) Each representation and warranty of the Sellers contained in this agreement which is qualified by its terms as to materiality shall have been true and correct in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as if made on and as of such time.

    (b) PRIOR PERFORMANCE. Each of the Sellers and the Companies shall have performed in all material respects its respective obligations under this Agreement required to be performed by such Person prior to the Closing Date.

    (c)  NO MATERIAL ADVERSE CHANGE.  Other than as expressly disclosed in
Schedule 2.1(l) of the Sellers Disclosure Schedule, since September 30, 1997 there shall not have occurred any event, change, or development (including, without limitation, the suspension, revocation or other termination of any Permit) which individually or in the aggregate has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; PROVIDED, HOWEVER, that for purposes of this Section 5.3(c) no event, change or development shall be deemed a Material Adverse Effect to the extent that such event, change or development arises solely from (A) any actions taken by the Sellers or the Companies in compliance with the express provisions of this Agreement or (B) general economic conditions generally affecting the industries in which the Companies conduct their respective businesses.

    (d) TRANSFER TAXES. The Sellers shall have caused all appropriate stock transfer tax stamps to be affixed to the certificates representing the Shares.

    (e) EMPLOYMENT ARRANGEMENTS. The President and Chief Executive Officer of Nobel Insurance shall have entered into employment arrangements satisfactory to Parent.

    (f) CONSENTS AND APPROVALS. Parent shall have received evidence satisfactory to it that all consents and approvals required for the consummation of the Transactions contemplated hereby or the ownership and operation by Parent of the Companies and its business have been obtained and all required filings have been made.

    (g) FINANCIAL STATEMENTS. The unaudited financial statements of the Companies as of and for the latest three-month period for which unaudited financial statements are available and the unaudited financial statements of the Companies as of and for the latest monthly period ended prior to the Closing Date for which unaudited financial statements of the Companies are available, true, correct and complete copies of which shall have been delivered to Parent, shall (except as expressly disclosed in Schedule 2.1(l) of the Sellers Disclosure Schedule) each reflect no material change from the September 30, 1997 financial statements of the Companies previously delivered to Parent.

    (h) ASSIGNMENT OF ALL INTERESTS IN NIA. Holdings shall have executed and delivered a Bill of Sale, Assignment and Assumption Agreement satisfactory to Parent and its counsel in their sole discretion, substantially in the form of Exhibit A hereto, together with any other instruments reasonably requested by Parent, assigning to the Purchaser all of the rights, title and interest of Holdings in NIA.

    (i) Jeffry K. Amsbaugh shall have executed an Amended and Restated Trust Agreement, substantially in the form attached hereto as Exhibit B and satisfactory to Parent and its counsel, in respect of the shares of capital stock of NIA held of record by Mr. Amsbaugh for the benefit of Holdings.

    (j) All reinsurance arrangements of any kind whatsoever between Nobel Insurance and Limited shall have been commuted at the face value of the related reserves as of the Closing Date, on terms satisfactory to Parent.

    (k) The Sellers will furnish Parent and the Purchaser with such certificates and other documents to evidence the fulfillment of the conditions set forth in this Section 5.3 as Parent may reasonably request.

                                  ARTICLE VI.
                                  TERMINATION

    Section 6.1. TERMINATION. This Agreement may be terminated by written notice and the Transactions contemplated herein may be abandoned at any time prior to the Closing Date:

    (a) By the mutual written consent of Parent and the Sellers.

    (b) By either of Parent or the Sellers: (i) if any Governmental Entity having competent jurisdiction shall have enacted a law or regulation or issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement and such law, regulation, order, decree, ruling or other action shall have become final and non-appealable; PROVIDED, HOWEVER, that the Party seeking to terminate this Agreement under this paragraph (b) shall have used reasonable best efforts to remove or lift any such law, regulation, order, decree or ruling; or (ii) if the conditions to closing contained in Section 5.1 hereof are not satisfied by June 30, 1998, unless such failure of satisfaction or failure to close is due to the failure or refusal of the terminating party to perform or observe the covenants and agreements contained herein to be performed or observed by it on or before the Closing.

    (c) By the Sellers:

        (i) Subject to payment to Parent of the Termination Fee described in
    Section 6.3 below, if the Sellers shall, in compliance with Section 4.4(b) hereof, enter into a definitive agreement with respect to a Takeover Proposal; or

        (ii) if (a) there shall have been a breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) on the part of Parent or the Purchaser having a Material Adverse Effect on Parent or the Purchaser or (b) there shall have been a breach of any covenant or agreement on the part of Parent or the Purchaser resulting in a Material Adverse Effect on Parent or the Purchaser, which breach shall not have been cured within 10 days following written notice to Parent and the Purchaser of such breach; PROVIDED that it has complied with all provisions thereof, including the notice provision therein.

    (d) By Parent:

        (i) (a) if, the Board of Directors of Limited or of Holdings shall have withdrawn, or modified or changed in a manner adverse to Parent or the Purchaser such Board's approval or recommendation of this Agreement or the Transactions or shall have entered into a definitive agreement for the consummation of a Takeover Proposal in accordance with Section 4.4(b), (b) the Board of Directors of Limited shall have recommended any proposal other than by Parent or the Purchaser in respect of a Takeover Proposal, (c) the Sellers shall have exercised a right with respect to a Takeover Proposal referenced in Section 4.4(b) and shall, directly or through any of their representatives, continue discussions with any third party concerning a Takeover Proposal for more than twenty (20) days after the date of receipt of such Takeover Proposal, (d) a Takeover Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to either Seller or any of the Companies which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Sellers shall not have rejected such proposal within twenty
    (20) days of its receipt or, if sooner, the date its existence first becomes publicly disclosed, or (e) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent or the Purchaser or any of their respective Affiliates shall have become the beneficial owner of more than 15% of the outstanding shares of either Seller;

        (ii) if (a) there shall have been a breach of any representation or warranty (without giving effect to any materiality or similar qualifications contained therein) on the part of the Sellers having a Material Adverse Effect, or (b) there shall have been a breach of any covenant or agreement on the part of the Sellers resulting in a Material Adverse Effect, which breach shall not have been cured within 10 days following written notice to the Sellers of such breach, which breach shall not have been cured within 10 days following written notice to the Sellers of such breach; PROVIDED that it has complied with all provisions thereof, including the notice provision therein; provided, however, that for purposes of this clause (ii), no event, change or development shall be deemed a Material Adverse Effect to the extent that such event, change or development arises solely from (A) any actions taken by the Sellers or the Companies in compliance with the express provisions of this Agreement or (B) general economic conditions or matters generally affecting the industries in which the Companies conduct their respective businesses.

    Section 6.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either of the Sellers or Parent as provided in Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, the Purchaser or the Sellers, other than the last sentence of Section 4.2 hereof, this Section 6.2 and Sections 7.1, 7.4, 7.5, 7.7, 7.8, 7.9, 7.11, 7.12 and 7.15 hereof. Nothing contained in this Section 6.2 shall relieve a Party of its breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    Section 6.3.  TERMINATION FEE.

    If: (I) Parent shall have terminated this Agreement pursuant to Section 6.1(d)(i)(a) or (b); or (II) (A) Parent shall have terminated this Agreement pursuant to Section 6.1(d)(i)(c), (d) or (e) or the Sellers shall have terminated this Agreement pursuant to Section 6.1(c)(ii) and (B) within twelve
(12) months of any such termination either Seller or any of the Companies shall have entered into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal with respect to either Seller or any of the Companies shall have been consummated; or (III) the Sellers shall have terminated this Agreement pursuant to Section 6.1(c)(i); then, in any such case, the Sellers shall pay to Parent a termination fee of $3,000,000 PLUS an amount equal to the reasonably documented out-of-pocket expenses incurred by Parent and the Purchaser in connection with this Agreement and the Transactions contemplated hereby (including attorneys' fees and expenses) (but not to exceed $400,000) (collectively, the "TERMINATION FEE"), which amount shall be payable by wire transfer of immediately available funds to such account as Parent may designate in writing to the Sellers. The Sellers shall pay the Termination Fee simultaneously with any termination pursuant to Section 6.1(c)(i) and promptly, but in no event later than two Business Days, after the date of any other such termination or event.

                                  ARTICLE VII.
                                 MISCELLANEOUS

    Section 7.1.  FEES AND EXPENSES.

    Except as provided elsewhere in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Transactions are consummated.

    Section 7.2. AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of Limited contemplated hereby, by written agreement of the Parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

    Section 7.3. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date. This Section 7.3 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing Date of the Transactions.

    Section 7.4. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by express courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with confirmation of receipt to the Parties at the addresses specified below (or at such other address for a Party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the mail, first class postage prepaid.

    (a) if to Parent or the Purchaser, to:
      RenaissanceRe Holdings Ltd.
      Renaissance House
      8-12 East Broadway
      Pembroke HM 19 Bermuda
      Attn: Keith S. Hynes, Senior Vice President

with a copy to:

Willkie Farr & Gallagher
      One Citicorp Center
      153 East 53rd Street
      New York, NY 10022
      Attn: John S. D'Alimonte, Esq.

    (b) if to the Sellers, to:
      Nobel Insurance Limited
      108 Pitts Bay Road
      Hamilton, Bermuda HMAX
      Attention: President

with a copy to:

Nobel Insurance Group
      8001 LBJ Freeway, Suite 300
      Dallas, Texas 75251-1301
      Attention: Jeffry K. Amsbaugh
with a copy to:

Gardere & Wynne, L.L.P.
      3000 Thanksgiving Tower
      1601 Elm Street
      Dallas, Texas 75201
      Attn: John K. Sterling, Esq.

    Section 7.5. INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation".

    Section 7.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties.

    Section 7.7. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 4.6 hereof is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

    Section 7.8. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    Section 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

    Section 7.10. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    Section 7.11. ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of Delaware.

    Section 7.12. EXTENSION; WAIVER. At any time prior to the Closing Date, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    Section 7.13. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 6.1 hereof, an amendment of this Agreement pursuant to Section 7.2 hereof or an extension or waiver pursuant to Section 7.12 hereof shall, in order to be effective, require in the case of Parent, the Purchaser or the Sellers, action by its Board of Directors or the duly authorized designee of its Board of Directors.

    Section 7.14. FIDUCIARY DUTY. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall be construed to prevent the exercise by any director of Limited (or Limited's actions thereon) of his or her fiduciary duties as contemplated to be exercised by Section 4.4 hereof.

    Section 7.15.  DEFINITIONS.  For purposes of this Agreement:

    "Actuarial Analyses" has the meaning assigned thereto in Section 2.1(q).

    "Affiliate" of any Person means any other Person that controls (as such term is defined in the Exchange Act), is controlled by or is under common control with such Person.

    "Agents" has the meaning assigned thereto in Section 2.1(p).

    "Annual Statements" shall mean the annual statements filed pursuant to state insurance laws, in conformity with SAP, in an insurer's domiciliary state.

    "Bermuda Filings and Consents" has the meaning assigned thereto in Section 2.1(e).

    "Business Day" means any day other than a Saturday, Sunday, United States federal holiday or a holiday in Bermuda.

    "Closing" has the meaning assigned thereto in Section 1.2.

    "Closing Date" has the meaning assigned thereto in Section 1.2.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Companies" has the meaning assigned to it in the recitals hereto.

    "Companies Act" shall mean the Bermuda Companies Act 1981, as amended.

    "Companies' GAAP Financial Statements" shall mean the audited Consolidated Balance Sheet of each of the Companies and the Consolidated Statement of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of each such Subsidiary as of and for the periods indicated therein as may be included in the Proxy Statement, if any, prepared in accordance with GAAP together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

    "Confidentiality Agreement" means the confidentiality agreement, dated June 3, 1997, between Limited and Parent.

    "Contracts" means all agreements, contracts, commitments and undertakings (other than contracts of insurance or reinsurance or retrocession agreements) to which either Seller or any of the Companies is a party, an obligor or a beneficiary and (i) the performance or non-performance of which is individually or, with respect to any related series of agreements, in the aggregate, material to the Companies, taken as a whole, or (ii) which provide for an aggregate purchase price or payments of more than $100,000 under any agreement during any two-year period (or $100,100 in the aggregate, during any two-year period, in the case of any related series of agreements.

    "Conversion Ratio" has the meaning assigned thereto in Section 4.8.

    "Current Benefit Plans" has the meaning assigned in Section 4.7.

    "Employee Benefit Plan" shall mean each benefit plan maintained or contributed to by either Seller or any of the Companies or with respect to which either Seller or any of the Companies may have any liability which provides (or is intended to provide) benefits to the employees of either Seller or any of the Companies (or other service providers to either Seller or any of the Companies), including each pension, retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance, medical or hospitalization program, sickness, accident, disability or death benefit program or any other fringe benefit.

    "Encumbrance" means any claim, Lien (statutory or other), pledge, option, charge, easement, security interest, right-of-way, encroachment, encumbrance, mortgage, or other rights of third parties.

    "Environmental Law" means any and all applicable Federal, state or local laws or regulations relating to the protection of the environment or of human health as it may be affected by the environment.

    "Environmental Permits" means any license, permit, order, consent, approval, registration, authorization, qualification or filing required under any Environmental Law.

    "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including either Seller or any of the Companies, as applicable.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

    "Exchange Act" has the meaning assigned thereto in Section 1.6.

    "Executives" has the meaning assigned thereto in Section 2.1(n).

    "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

    "Governmental Entity" has the meaning assigned thereto in Section 2.1(e).

    "Holdings" means Nobel Holdings, Inc., a Delaware corporation, wholly owned by Limited.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indemnified Parties" has the meaning assigned thereto in Section 4.6.

    "Insurance Laws" has the meaning assigned thereto in Section 2.1(q).

    "Intercompany Arrangements" has the meaning assigned thereto in Section 2.1(aa).

    "Laws" has the meaning assigned thereto in Section 2.1(p).

    "Leased Real Properties" has the meaning assigned thereto in Section 2.1(r).

    "Lien" means any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; PROVIDED, HOWEVER, that the term "Lien" shall not include:

        (i) liens for Taxes, assessments and governmental charges not yet due and payable or being contested in good faith;

        (ii) mechanics', carriers', workers', repairers', materialmens', warehousemens', and other similar liens arising or incurred in the ordinary course of business;

       (iii) any interest or title of a lessor (or its creditors) or lessee under any lease (including any lien granted by such lessor or lessee and any lien arising under Article 2 of the Uniform Commercial Code or the filing of any Uniform Commercial Code financing statement with respect to any such lease); or

        (iv) liens shown on the financial statements included in the SEC Documents; and

        (v) to the extent the following do not, individually or in the aggregate, materially detract from the value or use of real property for its current purposes, (x) survey exceptions or encroachments, (y) reciprocal easements and (z) other non-monetary encumbrances or defects in title.

    "Limited" means Nobel Insurance Limited, an Islands of Bermuda corporation.

    "Limited Shares" shall mean the common shares, par value $1.00 per share, of Limited.

    "Liquidation" shall mean any liquidation, winding-up, dissolution, self-tender, redemption or other similar transaction of Limited, to be consummated in accordance with applicable law after the Closing Date.

    "Liquidating Dividend" has the meaning assigned thereto in Section 1.7.

    "Loss Reserves" means all reserves customarily established by property and casualty insurance companies under SAP for incurred losses including, without limitation, case reserves, reserves for incurred but not reported losses and reserves for loss adjustment expenses, both allocated and unallocated.

    "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with (i) the Companies, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that has a material adverse effect on the business, properties, assets, financial condition or results of operations of the Companies taken as a whole and (ii) with respect to the Sellers, the Parent or the Purchaser, the ability of any of them to perform its obligations hereunder.

    "NIA" has the meaning assigned to it in the recitals hereto.

    "NIA Assets" shall have the meaning ascribed thereto in Section 1.2.

    "Nobel Insurance" means Nobel Insurance Company, a Texas insurance company.

    "Note" has the meaning assigned thereto in Section 1.7.

    "Notice of Takeover Proposal" has the meaning assigned thereto in Section 4.4(b).

    "NSC" means Nobel Service Corporation.

    "NSC Receivable" means the receivable of not more than $5.1 million due from NSC to Limited, as fully described and set forth in Schedule 2.1(aa) of the Sellers Disclosure Schedule.

    "Options" has the meaning assigned thereto in Section 2.1(n).

    "Organizational Documents" means, with respect to any Person, the articles of association, memorandum of association, certificate of incorporation, by-laws and similar documents (including any shareholders and similar agreement) of such Person.

    "Other Assets" has the meaning assigned thereto in Section 2.1(t).

    "Owned Real Property" has the meaning assigned thereto in Section 2.1(r).

    "Parent" means RenaissanceRe Holdings Ltd., a Bermuda company.

    "Parent Options" has the meaning assigned thereto in Section 4.8.

    "Participating Payment" has the meaning assigned thereto in Section 1.7.

    "Permits" shall mean all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations (including, without limitation, Environmental Permits).

    "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

    "Proxy Statement" has the meaning assigned thereto in Section 1.6(a).

    "Purchaser" means Renaissance U.S. Holdings, Inc., a Delaware corporation.

    "Quarterly Statements" shall mean the quarterly statements filed pursuant to state insurance laws, in conformity with SAP, in an insurer's domiciliary state.

    "Registrar" has the meaning assigned thereto in Section 2.5.

    "Remaining Amount" has the meaning assigned thereto in Section 1.7.

    "Required Filings and Approvals" has the meaning assigned thereto in Section 2.1(e).

    "Responsive Offer" has the meaning assigned thereto in Section 5.4(d).

    "Restricted Area" has the meaning assigned thereto in Section 4.13(a).

    "SAP" shall mean statutory accounting principles and practices required or permitted by applicable insurance Governmental Entities in an insurer's domiciliary state applied on a consistent basis through the periods involved.

    "SEC Documents" has the meaning assigned thereto in Section 2.1(h).

    "SEC" has the meaning assigned thereto in Section 1.6(a).

    "Securities Act" has the meaning assigned thereto in Section 1.7(a).

    "Shares" has the meaning assigned thereto in the recitals.

    "Special Meeting" has the meaning assigned thereto in Section 1.6(a)(i).

    "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is entitled to elect at least a majority of the Board of Directors or similar governing body, or (iii) is a general partner.

    "Successor Benefit Plans" has the meaning assigned thereto in Section 4.7.

    "Takeover Proposal" has the meaning assigned thereto in Section 4.4(a).

    "Tax Returns" means all returns, reports, or similar statements required to be filed with respect to any tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

    "Taxes" means all Federal, state, local and foreign income, payroll, franchise, property, sales, excise and any and all other Taxes, tariffs, duties, fees, assessments or governmental charges of any nature whatsoever, including interest, additions and penalties.

    "Termination Fee" has the meaning assigned thereto in Section 6.3.

    "Total Distribution" has the meaning assigned thereto in Section 1.7.

    "Transactions" has the meaning assigned thereto in Section 1.2(a).

    IN WITNESS WHEREOF, Parent and the Purchaser and Limited and Holdings have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                RENAISSANCECERE HOLDINGS LTD.

                                By:  /s/ KEITH S. HYNES
                                     -----------------------------------------
                                     Name: Keith S. Hynes
                                     Title: Executive Vice President

                                RENAISSANCE U.S. HOLDINGS, INC.

                                By:  /s/ KEITH S. HYNES
                                     -----------------------------------------
                                     Name: Keith S. Hynes
                                     Title: President and Chief Executive
                                     Officer

                                NOBEL INSURANCE LIMITED

                                By:  /s/ JEFFRY K. AMSBAUGH
                                     -----------------------------------------
                                     Name: Jeffry K. Amsbaugh
                                     Title: President

                                NOBEL HOLDINGS, INC.

                                By:  /s/ JEFFRY K. AMSBAUGH
                                     -----------------------------------------
                                     Name: Jeffry K. Amsbaugh
                                     Title: President

                                                                      APPENDIX B

                              PLAN OF LIQUIDATION
                                       OF
                            NOBEL INSURANCE LIMITED

    This Plan of Liquidation is adopted as of           , 1998, by Nobel
Insurance Limited, a Bermuda exempted company (the "Company").

    WHEREAS, Nobel has entered into that certain Stock Purchase Agreement dated December 19, 1997 (the "Sale Agreement"), by and among RenaissanceRe Holdings Ltd. ("RenaissanceRe"), Renaissance U.S. Holdings, Inc., ("Renaissance Holdings"), the Company and Nobel Holdings, Inc. ("Nobel Holdings"), which provides for the sale of the Company's United States operating subsidiaries (the "Sale") to Renaissance Holdings; and

    WHEREAS, subject to approval and adoption of the Sale Agreement by the shareholders of the Company, the Company has determined that it is in the best interests of the Company and its shareholders to voluntarily wind up the Company; and

    WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to adopt a plan of liquidation with respect to the voluntary winding up of the Company upon the terms and conditions set forth herein;

    NOW, THEREFORE, the Company hereby sets forth the following Plan of
Liquidation:

     1. Subject to compliance by the Company with the applicable provisions of The Companies Act 1981 (the "Companies Act") and the Insurance Act 1978 (the "Insurance Act"), effective immediately upon approval and adoption by the shareholders of the Company, at a special general meeting of shareholders ("Special Meeting") duly called and held for such purpose, of this Plan of Liquidation, (a) the Company's share capital account shall be reduced by decreasing the par value of the capital shares of the Company ("Common Shares") from $1.00 per share to $0.05 per share and (b) the amount of such reduction (equal to the number of Common Shares outstanding on such effective date multiplied by $0.95 per share) shall be transferred to the Company's contributed surplus account. The Board of Directors of the Company hereby authorizes any two directors to swear the affidavit required in accordance with the applicable provisions of the Companies Act and authorizes the Secretary of the Company to sign and file all appropriate documents and forms with respect to such reduction of capital with the Registrar of Companies of Bermuda.

     2. Subject to compliance by the Company with the applicable provisions of the Companies Act and the Insurance Act, effective immediately upon approval and adoption by the shareholders of the Company at the Special Meeting of this Plan of Liquidation, (a) the Company's premium share account as of such effective date shall be reduced to zero and (b) the amount of such reduction shall be transferred to the Company's contributed surplus account. The Board of Directors of the Company hereby authorizes any two directors to swear the affidavit required in accordance with the applicable provisions of the Companies Act that the Company is solvent or that all creditors of the Company on that date have expressed in writing their concurrence in the reduction. In addition, the Board of Directors of the Company authorizes the Secretary of the Company to sign and file all appropriate documents and forms with respect to such reduction of capital with the Registrar of Companies of Bermuda.

     3. Upon approval and adoption by the shareholders of the Company at the Special Meeting of this Plan of Liquidation, the Special Meeting shall be temporarily adjourned for the purpose of implementing this Plan of Liquidation
until the later of           , 1998, or that date which is five business days
following the last to occur of the consummation of the Sale, the dissolution and liquidation of Nobel Holdings, the payment of an initial liquidating distribution to the shareholders of the Company (or the determination by the Board of Directors of the Company that the Company cannot pay an initial liquidating distribution), and the 60-day anniversary of the Special Meeting.

     4. During the period the Special Meeting is temporarily adjourned, the Company shall consummate the Sale pursuant to the Sale Agreement.

     5. As promptly as practicable following the consummation of the Sale, the Company, as the sole stockholder of Nobel Holdings, shall cause Nobel Holdings to file a Certificate of Dissolution with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law ("DGCL").

     6. Pursuant to the provisions of the DGCL, the Company shall cause Nobel Holdings to, and the Company as the sole stockholder of Nobel Holdings shall, adopt, or shall have adopted subject to adoption by the shareholders of the Company of this Plan of Liquidation and the filing of a Certificate of Dissolution, a plan of distribution, pursuant to which (a) Nobel Holdings shall pay all of its known claims and obligations, matured or unmatured, (b) the Company shall assume the obligation of, or make, or cause Nobel Holdings to make, other reasonable provision for, full payment of (i) any known claim or obligation of Nobel Holdings that cannot be paid promptly, (ii) any contingent or conditional claim or obligation known to Nobel Holdings, (iii) any claim or obligation that is the subject of a pending action against Nobel Holdings, and
(iv) any claim or obligation that has not been made known to Nobel Holdings or that has not arisen, but, based upon facts known to Nobel Holdings, is likely to arise within ten years after the date of Nobel Holdings' dissolution, and (c) Nobel Holdings shall distribute all the remaining property of Nobel Holdings to the Company. Such plan of distribution shall be implemented and the distribution of remaining property to the Company shall be completed as promptly as practicable following the filing of the Certificate of Dissolution.

     7. As promptly as practicable following the distribution to the Company of all the remaining property of Nobel Holdings, the Company shall make an initial liquidating distribution to the shareholders of the Company in an amount up to $13.00 in cash per Common Share, subject to compliance with applicable restrictions and consent requirements under Bermuda law, including, without limitation, the provisions of the Companies Act and the Insurance Act. The determination of the amount of an initial liquidating distribution, if any, shall be made by the Board of Directors of the Company as promptly as practicable following the temporary adjournment of the Special Meeting.

     8. As promptly as practicable following the payment of the initial liquidating distribution to shareholders of the Company (or the determination by the Board of Directors of the Company that the Company cannot pay an initial liquidating distribution), and subject to the time periods set forth in Section 3 hereof, the Company shall reconvene the Special Meeting, at which reconvened Special Meeting the Company shall present to the shareholders of the Company a proposal to (a) voluntarily wind up the Company (the "Liquidation") in accordance with the laws of Bermuda, including the Companies Act and The Companies (Winding-Up) Rules 1982 (the "Winding-Up Rules"), (b) appoint a liquidator of the Company with full power and authority to conduct the Liquidation of the Company under the Companies Act and the Winding-Up Rules, (c) set the compensation of such liquidator, and (d) authorize the directors and officers of the Company to continue their respective authority subject to such limitations as may be determined by the Board of Directors of the Company and set forth in such proposal.

     9. This Plan of Liquidation is intended to comply with the requirements of
Section 331(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted and applied in a manner consistent with such provisions. Accordingly, the distributions made by the Company to its shareholders as contemplated by this Plan of Liquidation, specifically including the distribution to shareholders set forth in Section 7 above, are intended to be distributions in complete liquidation of the Company pursuant to Section 331(a) of the Code.

    10. This Plan of Liquidation is subject to approval and adoption by the shareholders of the Company and shall have no force and effect until such approval and adoption shall have been obtained.

                [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]

    IN WITNESS WHEREOF, the Company has hereby approved and adopted this Plan of Liquidation as of the date first above written.

                                NOBEL INSURANCE LIMITED

                                By:
                                     -----------------------------------------
                                     Jeffry K. Amsbaugh
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      CERTIFICATE OF APPROVAL AND ADOPTION
                             BY THE SHAREHOLDERS OF
                            NOBEL INSURANCE LIMITED

    The undersigned, being the duly elected, qualified, and acting Secretary of Nobel Insurance Limited, does hereby certify that the foregoing Plan of Liquidation of Nobel Insurance Limited was duly adopted by the requisite affirmative vote of the shareholders of the Company at a special general meeting of the shareholders of the Company duly called and held for such purpose on
          , 1998.

                                          --------------------------------------
                                          Douglas W. Caudill
                                          SECRETARY

                                                                      APPENDIX C

                                                               December 18, 1997

Board of Directors
Nobel Insurance Limited
108 Pitts Bay Road
Hamilton HM08, Bermuda

Dear Sirs:

    You have requested our opinion as to the fairness from a financial point of view to the holders of common shares, par value $1.00 per share ("Company Common Shares") of Nobel Insurance Limited (the "Company") of the proceeds to be received by such holders from the distribution of $14.00 per share (the "Distribution") pursuant to the liquidation of the Company (the "Liquidation"). In connection with the Liquidation, the Company has entered into the Stock Purchase Agreement, dated as of December 18, 1997 (the "Agreement"), by and among RenaissanceRe Holdings Ltd. ("RenaissanceRe"), Renaissance U.S. Holdings, Inc., a wholly owned subsidiary of RenaissanceRe ("Renaissance Holdings"), the Company and Nobel Holdings, Inc., a wholly owned subsidiary of the Company ("Holdings"), pursuant to which the Company and Holdings will sell (the "Sale") all of the outstanding capital stock of Nobel Insurance Company, Nobel Insurance Agency, Inc., Nobel Service Corporation and IAS Claim Services, Inc. (collectively, the "Subsidiaries"). The Agreement contemplates that promptly following approval by the holders of Company Common Shares of the transactions contemplated in the Agreement (the "Transactions"), the Company and Holdings shall commence liquidation proceedings and use their reasonable best efforts to consummate the Liquidation as promptly as possible and to effectuate a distribution to holders of Company Common Shares of not more than $14.00 per share.

    We understand that promptly following consummation of the Sale, Holdings shall liquidate, distributing all of its proceeds from such liquidation, including the proceeds from such sale (net of appropriate satisfaction of its remaining liabilities) to the Company, which, in turn, will liquidate and distribute to holders of Company Common Shares the net proceeds of such liquidation after appropriate satisfaction of its remaining liabilities. For purposes of our opinion, we have assumed that the amount of such distribution will be $14.00 per share, or approximately $63 million in the aggregate.

    In arriving at our opinion, we have reviewed the drafts dated December 16, 1997 of the Agreement, including exhibits thereto, and the Form of Irrevocable Proxy of certain holders of Company Common Shares relating to approval of the Transactions. We understand that no draft resolutions or other documentation with respect to the liquidation are available and as a result we have not reviewed any such resolutions or documentation. We also have reviewed financial and other information that was publicly available or furnished to us by the Company, including information provided during discussions with management. Included in the information provided during discussions with management were certain financial projections of the Company for the period beginning January 1, 1997 and ending December 31, 1998, prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Shares, reviewed prices and premiums paid in certain business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility

Board of Directors
Nobel Insurance Limited

Page 2                                                         December 18, 1997

for making an independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

    Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Liquidation or related transactions or any other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Liquidation or related transactions. Our opinion also does not address the anticipated satisfaction of those liabilities of the Company which will remain following the Sale. As discussed above, we have assumed that the full distribution of $14.00 per share will be made to holders of Company Common Shares in the Liquidation. Our opinion does not constitute a recommendation to any such holder as to how such holder should vote on the proposed Transactions.

    Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the amount of the proceeds to be received by the holders of Company Common Shares from the Distribution is fair to such holders from a financial point of view.

                                Very truly yours,
                                DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                                By:  /s/ ROBERT S. FLEISCHER
                                     -----------------------------------------
                                     Robert S. Fleischer
                                     MANAGING DIRECTOR

                                                                      APPENDIX D

                            FORM OF PROMISSORY NOTE
                            NOBEL INSURANCE LIMITED
           6.0% SUBORDINATED PARTICIPATING NOTE DUE DECEMBER 31, 1999

$8,894,000                                                             , 1998(1)

    NOBEL INSURANCE LIMITED, a company duly organized and existing under the laws of the Islands of Bermuda (hereinafter called the "Company"), for value received, hereby promises to pay to RENAISSANCERE HOLDINGS LTD. or order, on the Maturity Date (as defined herein), the principal sum of EIGHT MILLION EIGHT HUNDRED AND NINETY-FOUR THOUSAND DOLLARS ($8,894,000) (or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the principal office of the Company in Hamilton, Bermuda (or at such other place as the Company and the holder of this Note may agree upon in writing), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office (or such other place as aforesaid), in like coin or currency, on the unpaid portion of said principal sum from the date hereof, at maturity, at the rate of six percent (6.0%) per annum until such unpaid portion of such principal amount shall be paid, together with additional interest, if any, as provided in Section 3 below.

    1. Stock Purchase Agreement. This Note has been issued pursuant to the provisions of the Stock Purchase Agreement, dated December 19, 1997, by and among RenaissanceRe Holdings Ltd. and Renaissance U.S. Holdings, Inc. and Nobel Insurance Limited and Nobel Holdings, Inc. ("Nobel Holdings") (the "Agreement"). Terms used in this Note which are defined in the Agreement are used herein as so defined.

    2. Subordination. The holder of this Note (by its acceptance of this Note) acknowledges that it is intended that this Note shall be admitted for the purpose of calculating the Company's solvency for the purposes of the Insurance Act 1978 of Bermuda, and accordingly hereby agrees with and for the benefit of each obligee and holder, respectively, of the obligations and indebtedness of the Company, except as expressly limited by this Section 2, and notwithstanding any contrary provision of any law, rule or regulation, or instrument, contract or agreement to which the Company is party or by which its property is bound, that the obligations and indebtedness evidenced by this Note are junior and subordinate in all respects first, to the policy claims of insurance or reinsurance policyholders of the Company, second, to all other obligations and indebtedness of the Company, except for obligations and indebtedness of the Company in respect of any U.S. Federal Taxes, the obligee or holder of which shall not benefit from this Section 2, and third, to the payment of the Liquidating Dividend. Prior to maturity hereof, this Note shall not restrict, and payment on this Note shall be subordinate to distributions by Limited for, repurchases by Limited of Limited Shares at a price not in excess of $14.00 per Limited Share (including all other funds or assets received by holders of Limited Shares) through any dividends, distributions, repurchases, tenders or otherwise, or any combination thereof.

    3. Maturity; Additional Interest. This Note shall become due and payable (without any requirement for any notice or demand from the holder hereof) on (the "Maturity Date") the earlier of (i) the date of the payment of the Liquidating Dividend as provided in the Agreement (the "Liquidation Date") and
(ii) December 31, 1999 (the "Outside Payment Date"), as follows:

            i. In the event this Note becomes due and payable on the Liquidation Date, the total amount due and payable under this Note shall be the Remaining Amount, regardless of whether the Remaining

------------------------

(1)Closing.

Amount is less than or greater than the sum of the principal amount hereof and accrued interest hereon to the date of payment. The Company shall apply the Remaining Amount (x) first, to the payment of the principal amount hereof, (y) second, to accrued interest hereon through the date of payment, and (z) third, as additional interest on this Note.

            ii. Notwithstanding the foregoing, if the Liquidation Date is after June 30, 1998 but prior to the Outside Payment Date, then the Company shall apply the Remaining Amount (x) first, to the payment of the principal amount hereof, (y) second, to the payment to the holder of this Note of the accrued interest hereon through the date of payment and, as a distribution in addition to the Total Distribution, to the payment to the holders of the then outstanding Limited Shares of the Dividend Accrual (as defined herein), which payments shall be made on a PARI PASSU basis and, if the balance of the Remaining Amount shall be insufficient to satisfy the full amounts thereof, such remaining balance shall be paid on a pro rata basis with respect to such interest amount and the Dividend Accrual, and (z) third, to the holder hereof as additional interest on this Note. "Dividend Accrual" shall mean an amount calculated as interest each day during the applicable period at a rate equal to 6.0% per annum on the difference between $14.00 and the portion of the Total Distribution theretofore paid, multiplied by the number of the outstanding Limited Shares on the day as to which such calculation is being made.

            iii. In the event this Note becomes due and payable on the Outside Payment Date, the total amount due and payable on this Note shall be an amount equal to all of the assets of the Company in excess of (a) such reserves as the liquidator of the Company appointed pursuant to the Bermuda Companies Act 1981 shall determine is necessary to be retained for the payment of all (1) remaining liabilities of the Company other than this Note and any U.S. Federal Taxes and
(2) expenses of the Company to be incurred to complete the Liquidation plus (b) the aggregate amount of the Total Distribution then remaining unpaid with respect to all then outstanding Limited Shares. The Company shall apply such payment (x) first, to the payment of the principal amount hereof, (y) second, to accrued interest hereon through the date of payment, and (z) third, as additional interest on this Note.

            iv. Payment of the amounts to the holder herof pursuant to the applicable provision of this Section 3 shall constitute full and complete payment of this Note.

    4. Liquidating Dividend. To the extent that the Liquidating Dividend is made, the holder of this Note will make no claim to the assets comprising the same.

    5. Prepayment. This Note is not subject to prepayment at the option of the Company.

    6. Default. Subject to Section 2 above, if either the Company or Nobel Holdings shall breach any covenant to be performed by them or shall default in the performance of any of its obligations under the Agreement to be performed by them after the date hereof, the holder of this Note may, at its sole option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or further notice, all of which are hereby waived.

    7. Enforcement. In case of the acceleration of the maturity hereof, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. The Company agrees to pay, and save the holder hereof harmless against, any cost or liability for any expense (including without limitation reasonable attorneys' fees) arising in connection with the enforcement by the holder of its rights under this Note or the Agreement.

    8. Governing Law. This Note shall be construed in accordance with the laws of the Islands of Bermuda.

    9. Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

    10. Course of Dealings not a Waiver. No course of dealings between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

    IN WITNESS WHEREOF, NOBEL INSURANCE LIMITED has caused this Note to be signed in its corporate name and its common seal to be hereunto affixed by one of its officers thereunto duly authorized.

                                          NOBEL INSURANCE LIMITED
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

[Common Seal]

                                     PROXY
                            NOBEL INSURANCE LIMITED
                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

    The undersigned hereby (1) acknowledges receipt of the Notice dated
            , 1998, of the special meeting of shareholders of Nobel Insurance Limited (the "Company") to be held at the Marriott Castle Harbour Hotel in
Tuckers Town, Bermuda, on             , 1998, at 10:00 a.m., local time, and the
Proxy Statement in connection therewith, and (2) appoints Robert C. Duvall and Jeffry K. Amsbaugh, and each of them, as proxies with full power of substitution and revocation, for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the Common Shares of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting and at any postponements or adjournments thereof, and the undersigned directs that this proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person or by substitute at such meeting or at any postponements or adjournments thereof, that proxy so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them may lawfully do by virtue hereof. Capitalized terms used but not defined shall have the meanings attributed to such terms in the Proxy Statement.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS
  PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

1. Approval and adoption of the Stock Purchase Agreement, dated December 19, 1997, by and among the Company, Nobel Holdings, Inc., RenaissanceRe Holdings, Ltd., and Renaissance U.S. Holdings, Inc., and the transactions (other than the winding up of Nobel Holdings and the Company) contemplated thereby, as described and set forth in the Proxy Statement.

            / / FOR             / / AGAINST             / / ABSTAIN

2.  If Proposal 1 is approved, approval and adoption of the Plan of Liquidation
    dated as of          , 1998, as described and set forth in the Proxy
    Statement.
            / / FOR             / / AGAINST             / / ABSTAIN

                  (Continued and to be signed on reverse side)

3.  Upon reconvening of the Special Meeting, approval of the following items:

    (a) Voluntarily wind up the Company in accordance with the laws of Bermuda, including The Companies Act 1981 and The Companies (Winding-Up) Rules 1982.

    (b) Appoint Malcolm Butterfield of KPMG Bermuda as the Liquidator of the Company (in such capacity, the "Liquidator") to act as liquidator to carry out the Liquidation under The Companies Act 1981 and The Companies (Winding-Up) Rules 1982.

    (c) Compensate the Liquidator with a fee of not more than $325 per hour with a minimum fee of $5,000, plus reimbursement of out-of-pocket expenses.

    (d) Notwithstanding the appointment of the Liquidator, continue the authority of the directors (Jeffry K. Amsbaugh, Robert C. Duvall, Gregory
       E. Leonard, Thomas J. O'Shane, Roger T. Rankin, and Robert B. Sanborn) and officers (Jeffry K. Amsbaugh, Thomas D. Nimmo, Douglas W. Caudill, and Bryan L. Martin) of the Company to exercise such powers as directors and officers, respectively, of the Company as may be necessary or appropriate to facilitate the Liquidation, including without limitation compliance with statutory and regulatory requirements to which the Company continues to be or may become subject, but expressly excluding such powers and functions falling within the scope of the Liquidator under the Companies Act.

         / / FOR                / / AGAINST                / / ABSTAIN

4. In the discretion of the proxies on any other matter that may properly come before the meeting or any postponements or adjournments thereof.

/X/ Please mark votes as in this example

                                                      Please date this proxy and sign your name exactly as it appears hereon. Where there is more then one owner, each should sign. When signing as an attorney,
MARK HERE FOR                                         administrator, executor, guardian, or trustee, please add your title as such
ADDRESS CHANGE / /                                    if executed by a corporation, the proxy should be signed by a duly authorized
AND NOTE BELOW                                        officer.
                                                      Please sign this proxy and return it promptly whether or not you expect to
ATTEND MEETING / /                                    attend the meeting. You may nevertheless vote in person if you do attend.
                                                      Signature                                            Date:
                                                      Signature                                            Date: